Exhibit 10.1

Execution Version

INVESTMENT AGREEMENT

by and among

GOHEALTH, INC.

and

the PURCHASERS identified on Schedule 1 attached hereto

Dated as of September 23, 2022

i

Section 5.12	Non-Recourse	35
Section 5.13	Waiver of Law Firm Conflict.	36
Section 5.14	Purchaser Independent Obligations	36

Schedule 1: List of Purchasers

Exhibit A: Form of Certificate of Designations

Exhibit B: Form of Series A-1 Certificate of Designations

Exhibit C: Form of Joinder

Exhibit D: Purchaser Registration Rights Agreement

Exhibit E: Form of Form 8-K

ii

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of September 23, 2022, is by and among (i) GoHealth, Inc., a Delaware corporation (together with any successor or assign pursuant to Section 5.07, the “Company”) and (ii) the purchasers identified on Schedule 1 attached hereto (together with any of their respective successors and any Affiliate that becomes a Purchaser party hereto in accordance with Section 4.02 and Section 5.07, each a “Purchaser”, and collectively, the “Purchasers”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

WHEREAS, each Purchaser desires to purchase from the Company, and the Company desires to issue and sell to each such Purchaser, an aggregate number of shares (“Shares”) of the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share, having the powers, designations, preferences, rights, qualifications, limitations and restrictions, as specified in the form of Certificate of Designations attached hereto as Exhibit A (the “Certificate of Designations”) opposite such Purchaser’s name on Schedule 1, and to be issued in accordance with the terms and conditions of the Certificate of Designations and this Agreement;

WHEREAS, the Company intends to use the proceeds from the issuance of the Shares to pay the Company’s fees and expenses associated with the transaction contemplated by this Agreement and contribute any remaining proceeds to GoHealth Holdings, LLC, a Delaware limited liability company (the “LLC”), and the LLC will use such proceeds for general corporate purposes; and

WHEREAS, the Company and each of the Purchasers desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Activist” shall mean, as of any date of determination: (i) any Person identified on the most recently available “SharkWatch 50” list (or, if “SharkWatch 50” is no longer available, then the prevailing comparable list as reasonably determined by the Company); (ii) any Person that (A) is a financial investor and (B) has publicly taken any of the following actions with respect to any publicly traded company in the preceding three-year period prior to the date of determination: (1) called a meeting of the stockholders or other equityholders of any publicly traded company not publicly approved (at the time of the first such action) by the board of directors or similar governing body of such Person, (2) publicly sought election to, or to place a director or representative on, the board of directors or similar governing body of a publicly traded company, or publicly sought the removal of a director or other representative from such board of directors or similar governing body, in each case which election or removal was not recommended or approved publicly (at the time such election or removal is first sought) by the board of directors or governing body of such Person or (3) publicly disclosed any intention, plan or arrangement to do any of the foregoing; or (iii) any Person who, to the knowledge of the applicable Purchaser, is an Affiliate of any Person identified in the foregoing clauses (i) and/or (ii). For the avoidance of doubt, no Affiliate of any of the Purchasers shall be deemed an Activist.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, the Company and the Company’s Subsidiaries shall not be considered Affiliates of any Purchaser or any of such Purchaser’s Affiliates (and vice versa). As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” shall have the meaning set forth in the preamble hereto.

“Beneficially Own”, “Beneficially Owned”, “Beneficial Ownership” or “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act; provided, however, for purposes of this Agreement, the Purchaser or any of its Affiliates or any other person who Beneficially Owns Shares shall at all times be deemed to have Beneficial Ownership of shares of Class A Common Stock and Series A-1 Preferred Stock issuable upon conversion of the Shares Beneficially Owned by them, irrespective of any restrictions on transfer or voting contained in this Agreement.

“Board of Directors” shall mean the board of directors of the Company.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to remain closed.

“Centerview” shall mean Centerview Partners LLC.

“Centerview Persons” shall mean Centerview and its affiliates, their respective members, directors, officers, employees and controlling persons, and each of their respective successors and assigns.

“Certificate of Designations” shall mean a certificate of designations in the form attached hereto as Exhibit A.

“Change of Control” shall have the meaning set forth in the Certificate of Designations, excluding clause (d) thereof; provided, that, notwithstanding the foregoing, the transactions contemplated by the Transaction Agreements, including the acquisition of the Shares, any disposition of such Shares upon the conversion thereof, any acquisition of Class A Common Stock or Series A-1 Preferred Stock upon conversion of the Shares, any deemed acquisition or disposition in connection therewith, and all transactions with the Company related thereto, shall not be deemed to constitute a Change of Control hereunder.

2

“Class A Common Stock” shall have the meaning set forth in Section 3.01(b).

“Class B Common Stock” shall have the meaning set forth in Section 3.01(b).

“Closing” shall have the meaning set forth in Section 2.02(a).

“Closing Date” shall have the meaning set forth in Section 2.02(a).

“Code” shall have the meaning set forth in Section 3.01(m)(ii).

“Company” shall have the meaning set forth in the preamble hereto.

“Company Preferred Stock” shall have the meaning set forth in Section 3.01(b).

“Company Reports” shall have the meaning set forth in Section 3.01(g)(i).

“Competitors” shall mean any Person that is primarily engaged in business related to the sale of regulated health insurance products in North America. For the avoidance of doubt, neither of the Purchasers nor any Affiliate of any of the Purchasers shall be deemed a Competitor.

“Confidentiality Agreements” shall mean each of the mutual nondisclosure agreements between the Company and each of the Purchasers (or one of such Purchaser’s Affiliates), dated as of January 14, 2022 (with respect to the Specified Purchaser), and dated as of February 23, 2022 (with respect to the other Purchaser).

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.

“COVID-19 Action” means an inaction or action taken by the Company or any of its Subsidiaries in their reasonable business judgment, including the establishment of any policy, procedure or protocol, in response to, or that relates to, or arises out of, COVID-19 or any COVID-19 Measures.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other law, order, action, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(c).

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” shall have the meaning set forth in Section 3.01(j)(i).

3

“Federal Health Care Program” means any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, Medicaid, the Children’s Health Insurance Program (CHIP), TRICARE, health care services provided through the U.S. Department of Veterans Affairs and similar or successor programs with or for the benefit of any Governmental Authority.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Form 8-K” shall mean the Form 8-K attached hereto as Exhibit E, which shall be filed by the Company with the SEC after Closing.

“GAAP” shall mean U.S. generally accepted accounting principles.

“Governmental Authority” means (i) the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, (ii) any agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, whether federal, state, local or foreign, and (iii) any applicable industry self- regulatory organization.

“Health Care Laws” means all laws and regulations relating to the marketing, promotion, provision, administration, sale, reimbursement, management or coverage, payment of healthcare items and services or functions, including all laws relating to coding and claims submission and processing, auditing, and recovery or otherwise related to insurance fraud, waste or abuse, including, but not limited to, and to the extent applicable: (A) the Patient Protection and Affordable Care Act (Pub. L. No. 111-48) and Health Care and Education Reconciliation Act (Pub. L. No. 111-152) and regulations promulgated thereunder relating to the provision of insurance and market exchanges; (B) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, and all applicable rules and regulations promulgated thereunder (collectively, “HIPAA”); (C) the federal False Claims Act, 31 U.S.C. §§ 3729-3733 (as amended); (D) the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)); (E) the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b including the Federal Beneficiary Inducement Prohibition, 42 U.S.C. § 1320a-7a(a)(5); (F) the exclusion laws (42 U.S.C. § 1320a-7); (G) the Medicare Statute (Title XVIII of the Social Security Act) including, without limitation, the Ethics in Patient Referrals Act, as amended, 42 U.S.C. § 1395nn, the regulations adopted under 42 U.S.C. §§ 1395 et seq., including 42 C.F.R. Part 422, and guidance interpreting these regulations, including the Centers for Medicare and Medicaid Services guidance found in the Medicare Managed Care Manual, the Medicaid Statute (Title XIX of the Social Security Act), laws implementing the TRICARE program (10 U.S.C. § 1071 et seq.), the CHIP Statute (Title XXI of the Social Security Act); (H) the Federal Criminal False Claims Act, 18 U.S.C. § 287; (I) the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; (J) the Anti-Kickback Enforcement Act of 1986, 41 U.S.C. §§ 51-58; (K) Criminal Penalties for Acts Involving Federal Health Care Programs, 42 U.S.C. § 1320a-7b; (L) Mail and Wire Fraud and Other Fraud Offenses, 18 U.S.C. §§ 1341-1351; (M) False Statements Relating to Health Care Matters, 18 U.S.C. § 1035; (N) the HIPAA All Payor Health Care Fraud Statutes, 18 U.S.C. §§ 1347 and 1349; (O) the Medicare Secondary Payer provisions of the Social Security Act, 42 U.S.C. § 1395y(b), any and all amendments to the foregoing and all implementing regulations, rules, guidelines, ordinances, judgments, and orders and any similar state and local statutes, regulations, rules, guidelines, ordinances, judgments, and orders of the foregoing.

4

“Intellectual Property” shall have the meaning set forth in Section 3.01(p).

“IRS” shall mean the Internal Revenue Service.

“Joinder” shall mean, with respect to any Person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such Person, providing such Person to have all or a portion of the rights and obligations of a Purchaser under this Agreement, in the applicable form and substance as described and set forth on Exhibit C attached hereto or such other form as may be agreed to by the Company and any applicable Purchaser.

“Knowledge” of the Company shall mean the actual knowledge, after reasonable inquiry of their respective direct reports, of the Company’s Chief Executive Officer, Chief Legal Officer and Chief Financial Officer.

“LLC” shall have the meaning set forth in the preamble hereto.

“LLC Agreement” shall have the meaning set forth in Section 3.01(b).

“Material Adverse Effect” means an effect, event, change, occurrence or circumstance (each of the foregoing, an “Effect”) that, individually or in the aggregate, (x) has a material adverse effect on the business, results of operations or financial condition of the Company and the Company’s Subsidiaries, taken as a whole or (y) prevents the Company from being able to consummate the transactions contemplated by this Agreement; provided, however, that, with respect to clause (x) only, no effect, event, change, occurrence or circumstance arising or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been a Material Adverse Effect: (A) general operating, business, regulatory or other conditions in the industry in which the Company and/or the Company’s Subsidiaries operate; (B) general economic conditions, including changes in the credit, debt, financial, currency or capital markets (including changes in interest or exchange rates), or political, legislative or regulatory conditions, in each case, in the United States or anywhere else in the world; (C) any effect, event, change, occurrence or circumstance related to weather, meteorological conditions or climate, pandemics, storms, earthquakes, floods, hurricanes, tornadoes, volcanic eruptions, wildfires, natural disasters or other acts of nature; (D) COVID-19 or any law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such law, directive, pronouncement or guideline following the date of this Agreement or the Company’s or any of its Subsidiaries’ compliance therewith; (E) global, national or regional political or geopolitical conditions, including hostilities, acts of war, sabotage or terrorism (including cyberattacks) or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway; (F) the negotiation, execution, announcement or pendency of this Agreement (including compliance with the covenants and any action required to be taken by the Company or any of its

5

Subsidiaries hereunder or taken at the written request of any Purchaser), including the impact thereof on relationships, contractual or otherwise with, or actual or potential loss or impairment of, clients, customers, suppliers, distributors, partners, financing sources, employees and/or independent contractors or consultants and on revenue, profitability and/or cash flows (it being understood that this clause (F) shall not exclude any impact resulting from a breach of Section 3.01(f)); (G) any change in the cost or availability or other terms of any financing necessary for any Purchaser to consummate the transactions contemplated hereby; (H) any change in laws, regulatory policies or GAAP or other applicable accounting rules, or any guidance relating to or the interpretation of the foregoing; and (I) any failure by the Company or any of the Company’s Subsidiaries to meet any (x) public projections, forecasts or estimates or (y) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (provided, however, that any effect, event, change, occurrence or circumstance that caused or contributed to such failure shall not be excluded under this clause (I) so long as it is not otherwise excluded by this definition); (J) any changes in the price or trading volume of the Company’s Class A Common Stock, in each case in and of itself (provided, however, that any effect, event, change, occurrence or circumstance that caused or contributed to such change shall not be excluded under this clause (J) so long as it is not otherwise excluded by this definition); and (K) any matters disclosed on the Disclosure Schedule; provided, however, that any effect, event, change, occurrence or circumstance referred to in clauses (A), (B), (C), (D), (E), or (H) may constitute or may be taken into account in determining whether there has been a Material Adverse Effect to the extent that such effect, event, change, occurrence or circumstance adversely affects the Company and the Company’s Subsidiaries, taken as a whole, in a disproportionate manner relative to the Company’s and/or its Subsidiaries’ competitors, in which case solely the incremental disproportionate adverse impact may be taken into account in determining whether there has been a Material Adverse Effect).

“Minimum Ownership Threshold Test” shall mean that, at the time of determination, such Purchaser and/or any of its Affiliates collectively own at least a majority of the Shares initially purchased by such Purchaser at the Closing.

“NASDAQ” shall mean The NASDAQ Global Market, The NASDAQ Global Select Market or The Nasdaq Capital Market (or any of their respective successors).

“NASDAQ Shares Notification” shall have the meaning set forth in Section 4.03.

“New Security” shall have the meaning set forth in Section 4.09(a).

“Notification Fundamental Change” shall mean an event specified in clauses (a) or (b) of the definition of “Change of Control” in the Certificate of Designations without giving effect to the proviso immediately after clause (d) of such definition.

“OFAC” shall have the meaning set forth in Section 3.01(j)(i).

“Permits” shall mean such certificates, licenses, approvals, registrations, clearances, authorizations or permits, and all supplements or amendments thereto, required by any Governmental Authority to conduct the Company and its Subsidiaries respective businesses as currently conducted.

6

“Permitted Transfers” shall have the meaning set forth in Section 4.02(b)(i).

“Permitted Transferee” shall have the meaning set forth in Section 4.02(b)(ii).

“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Personal Data” shall have the meaning set forth in Section 3.01(p)(ii).

“Preemptive Rights Portion” shall have the meaning set forth in Section 4.09(b).

“Preemptive Securities” shall have the meaning set forth in Section 4.09(a).

“Prohibited Transfers” shall have the meaning set forth in Section 4.02(a).

“Purchase Price” shall mean, with respect to any Purchaser, the amount in United States dollars opposite such Purchaser’s name on Schedule 1 attached hereto under the heading “Purchase Price”. Notwithstanding anything herein to the contrary, in no event shall the aggregate Purchase Price of all Purchasers hereunder exceed an amount equal to fifty million dollars ($50,000,000).

“Purchaser” shall have the meaning set forth in the preamble hereto.

“Purchaser Registration Rights Agreement” means that certain Purchaser Registration Rights Agreement to be entered into by the Company and the Purchasers on the Closing Date, the form of which is set forth as Exhibit D hereto, as it may be amended, supplemented or otherwise modified.

“Registration Rights Agreement” means the Registration Rights Agreement, dated July 15, 2020, among the Company and the Persons named therein.

“Restricted Period” shall mean the period commencing on the Closing Date and ending on the earlier of (i) the date that is eighteen (18) months following the Closing Date and (ii) the consummation of any Change of Control.

“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

7

“Series A-1 Preferred Stock” shall mean the Company’s Series A-1 Convertible Non-Voting Perpetual Preferred Stock, par value $0.0001 per share, into which the Shares may be converted.

“Series A-1 Certificate of Designations” shall mean a certificate of designations in the form attached hereto as Exhibit B.

“Specified Purchaser” means Anthem Insurance Companies, Inc., an Indiana corporation.

“Sidley Austin” shall have the meaning set forth in Section 5.13.

“Subsidiary” shall mean, with respect to any Person, (a) any other Person of which more than fifty percent (50%) of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries, or (b) any other Person of which such Person or any Subsidiary of such Person is a managing member or general partner.

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Authority, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” shall mean a report, return, statement, election or other document (including any amendments thereto) supplied or required to be supplied to a Governmental Authority with respect to Taxes.

“Third Party” shall mean a Person other than any Purchaser or any of its Affiliates.

“Third Party Tender/Exchange Offer” shall have the meaning set forth in Section 4.02(b)(iii).

“Transaction Agreements” shall have the meaning set forth in Section 3.01(c).

“Transactions” shall have the meaning set forth in Section 3.01(c).

“Transfer Agent” shall mean the Person acting as transfer agent, registrar and paying agent for the Shares, and its successors and assigns.

(a) Other Definitional and Interpretive Matters. Unless otherwise expressly provided herein, for purposes of this Agreement, the following rules of interpretation shall apply:

(i) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

8

(ii) Dollars. Any reference in this Agreement to Dollars or $ shall mean U.S. dollars.

(iii) Exhibits/Schedules. The Annexes, Exhibits and Schedules to this Agreement and the Disclosure Schedule are hereby incorporated and made a part hereof and are an integral part of this Agreement. The Company may, at its option, include in the Disclosure Schedule items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any matter set forth in any section of any Disclosure Schedule shall be deemed to be referred to and incorporated in any section to which it is specifically referenced or cross-referenced, and also in all other sections of the Disclosure Schedule to which such matter’s application or relevance is reasonably apparent. Reference to any contract set forth in the Disclosure Schedule shall be deemed to include all amendments, purchase orders and schedules thereto from time to time through the date of this Agreement to the extent made available to the Purchasers. Nothing contained in the Disclosure Schedule shall be construed as an admission of liability or responsibility of any party to any third party in connection with any pending or threatened legal proceeding or otherwise. Any capitalized terms used in any Annex, Exhibit, Schedule or Disclosure Schedule but not otherwise defined therein shall be defined as set forth in this Agreement.

(iv) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(v) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

(vi) Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(vii) Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(viii) Or. The word “or” is not exclusive, unless the context otherwise requires.

(ix) Reflected On or Set Forth In. An item arising with respect to a specific representation or warranty shall be deemed to be “reflected on” or “set forth in” a

9

balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, (A) to the extent there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that related to the subject matter of such representation or (B) if such item is otherwise set forth or reflected on the balance sheet or financial statements.

(x) Made Available or Provided. All documents or items which have been made available to the Purchasers in the electronic data room maintained by or on behalf of Company on or before 5:00 p.m. Central Time on the day immediately prior to the date of this Agreement shall be deemed “made available”, “delivered”, “furnished”, “provided” and “disclosed” to the Purchasers pursuant to this Agreement.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

SALE AND PURCHASE OF THE SHARES

Section 2.01 Sale and Purchase of the Shares.

(a) Subject to the terms and conditions of this Agreement, at the Closing, the Company will issue and sell to each Purchaser, and each Purchaser will purchase and acquire from the Company for the Purchase Price opposite such Purchaser’s name on Schedule 1 attached hereto, an aggregate number of Shares opposite such Purchaser’s name on Schedule 1 attached hereto.

Section 2.02 Closing; Deliverables.

(a) Closing. Prior to the Closing, the Company shall duly adopt and file with the Secretary of State of the State of Delaware the Certificate of Designations and the Series A-1 Certificate of Designations in the form attached hereto as Exhibit A and Exhibit B, respectively. The closing (the “Closing”) of the purchase and sale of the Shares hereunder shall take place on September 23, 2022 at the offices of Sidley Austin LLP located at One South Dearborn., Chicago, Illinois 60603(the “Closing Date”).

(b) Deliverables. To effect the purchase and sale of the Shares, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(i) The Company will issue and deliver to the applicable Purchasers the Shares such Purchasers are acquiring at such Closing in book-entry form, registered in the name of the applicable Purchaser, and is delivering (or causing to be delivered) evidence of issuance of such Shares to the Purchasers, credited to book-entry accounts maintained by the transfer agent of the Company and bearing a restrictive notation meeting the requirements of the Securities Act, free and clear of any liens, other than transfer restrictions under this Agreement and applicable federal and state securities laws and those created by the applicable Purchasers;

10

(ii) Each applicable Purchaser will cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to such Purchaser in an amount equal to the Purchase Price opposite such Purchaser’s name on Schedule 1 for the Shares;

(iii) Each applicable Purchaser will deliver to the Company a duly completed and executed IRS Form W-9 or applicable IRS Form W-8 (or any successor form) satisfying the requirements of Section 4.05(a), if applicable; and

(iv) Each applicable Purchaser and the Company, will deliver to one another, a duly executed signature page to the Purchaser Registration Rights Agreement.

Section 2.03 Use of Proceeds. The Company shall use the proceeds from the Purchase Price to pay the Company’s fees and expenses associated with the Transactions and contribute any remaining proceeds to the LLC and the LLC shall use such proceeds for general corporate purposes. For the avoidance of doubt, none of the proceeds received by the Company from the Purchase Price shall be earmarked for use by the Company in connection with commercial arrangements with the Purchasers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. Except (a) as disclosed in the Company Reports filed with or furnished to the SEC and publicly available prior to the date hereof (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports, and any other disclosures included therein to the extent they are predictive or forward-looking in nature) or (b) as set forth in the Disclosure Schedule, the Company represents and warrants to the Purchasers, as follows:

(a) Existence and Power.

(i) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or other applicable power and authority to enter into each Transaction Agreement to which it is party and to consummate the Transactions. The Company has all requisite corporate or other applicable power and authority to own, operate and lease its properties, rights and assets and to carry on its business in all material respects as it is being conducted on the date of this Agreement.

(ii) Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, the Company has been duly qualified as a foreign corporation or other entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, rights and assets or conducts any business so as to require such qualification. Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, each Subsidiary of the Company that is a “significant subsidiary” (as defined in Rule 1.02(w) of the SEC’s Regulation S-X) has been duly organized and is validly existing in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization.

11

(b) Capitalization. The authorized share capital of the Company consists of 1,810,000,000 shares, consisting of (x) 1,100,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), (y) 690,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) and (z) 20,000,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock”). As of September 6, 2022, (i) there were 132,396,324 shares of Class A Common Stock issued and outstanding, 197,070,952 shares of Class B Common Stock issued and outstanding and no shares of Company Preferred Stock issued and outstanding, (ii) the aggregate number of shares of Class A Common Stock reserved for issuance under the Company’s 2020 Incentive Award Plan, 2021 Inducement Award Plan and 2020 Employee Stock Purchase Plan, in each case as amended through the date hereof, was 18,273,371 shares, 9,666,667 shares and zero shares, respectively, and (iii) the aggregate number of shares of Class A Common Stock available for grant under the Company’s 2020 Incentive Award Plan, 2021 Inducement Award Plan and 2020 Employee Stock Purchase Plan, in each case as amended through the date hereof, was 7,476,551 shares, 7,666,666 shares and 1,933,990 shares, respectively. Since September 6, 2022, (A) the Company has only issued stock awards, restricted stock unit awards, performance stock unit awards, stock options or other rights to acquire shares of Class A Common Stock and (B) the only shares of capital stock issued by the Company were pursuant to outstanding stock awards, restricted stock unit awards, performance stock unit awards, stock options and/or other compensatory rights to acquire shares of Class A Common Stock granted to employees, directors or other service providers and capital stock of the Company issued pursuant to the terms of the Second Amended and Restated Limited Liability Company Agreement of the LLC, dated as of July 15, 2020, as amended (the “LLC Agreement”). All outstanding shares of Class A Common Stock and Class B Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth above in this Section 3.01(b), the Company has not issued any securities, the holders of which have the right to vote with the stockholders of the Company on any matter. Except as provided in this Agreement, the Certificate of Designations and the Series A-1 Certificate of Designations and except as set forth in or contemplated by this Section 3.01(b), including as provided in the Company’s 2020 Incentive Award Plan, 2021 Inducement Award Plan, 2020 Employee Stock Purchase Plan and the LLC Agreement, in each case as amended through the date hereof, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock, except with respect to the acquisition of shares of Class A Common Stock by the Company to satisfy the payment of the applicable exercise price or withholding taxes for equity awards and pursuant to the LLC Agreement.

12

(c) Authorization. The execution, delivery and performance of this Agreement, the Certificate of Designations, the Series A-1 Certificate of Designations, the Purchaser Registration Rights Agreement and any and all other agreements or instruments executed and delivered to the Purchaser by the Company hereunder or thereunder, as applicable (the “Transaction Agreements”) and the consummation of the transactions contemplated herein and therein (collectively, the “Transactions”) have been duly authorized by the Board of Directors and all other necessary corporate actions on the part of the Company have been taken. Assuming this Agreement constitutes the valid and binding obligation of each Purchaser, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). The Purchaser Registration Rights Agreement will be, when executed and delivered by the applicable Purchasers, a valid and binding obligation of the Company and each other signatory thereto, enforceable against each such party in accordance with its terms, subject to the Enforceability Exceptions.

(d) General Solicitation; No Integration. Other than with respect to the Purchasers and its Affiliates, neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Shares. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its Knowledge, is or will be integrated with the Shares sold pursuant to this Agreement.

(e) Valid Issuance. The Shares have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Shares will be validly issued, fully paid and nonassessable, and shall be free and clear of all liens and restrictions on transfer, except for restrictions on transfer set forth in the Transaction Agreements or imposed by applicable securities laws. The Company has available for issuance the maximum number of shares of Class A Common Stock and Series A-1 Preferred Stock initially issuable upon conversion of the Shares if such conversion were to occur immediately following Closing. The Class A Common Stock or Series A-1 Preferred Stock to be issued upon conversion of the Shares or Series A-1 Preferred Stock, as the case may be, in accordance with the terms of the Shares (such shares of Class A Common Stock and Series A-1 Preferred Stock, the “Underlying Shares”) has been duly authorized, and when issued upon conversion of the Shares, all such Class A Common Stock and Series A-1 Preferred Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.

(f) Non-Contravention/No Consents. Except as set forth in Section 3.01(f) of the Disclosure Schedule, the execution, delivery and performance of the Transaction Agreements, the issuance of the shares of Class A Common Stock or Series A-1 Preferred Stock upon conversion of the Shares in accordance with their terms and the consummation by the Company of the Transactions do not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the amended and restated certificate of incorporation or amended and restated bylaws of the Company, (ii) any credit

13

agreement, mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Company or (iii) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, constitute a Material Adverse Effect. Assuming the accuracy of the representations of the Purchaser set forth herein, other than (A) the filing of the NASDAQ Shares Notification, (B) any required filings pursuant to the Exchange Act or the rules of the SEC or NASDAQ or (C) as have been obtained, completed or provided prior to the date of this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Authority is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions, except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made would not, individually or in the aggregate, constitute a Material Adverse Effect.

(g) Reports; Financial Statements.

(i) The Company has filed or furnished, as applicable, (A) its annual report on Form 10-K for the fiscal year ended December 31, 2021 and (B) all other forms, reports, schedules, prospectuses, registration statements and other statements and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since January 1, 2022 and through the date hereof (collectively, the “Company Reports”). As of its respective date, or, if amended, as of the date of the last such amendment prior to the date hereof, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, or, if amended, as of the date of the last such amendment prior to the date hereof, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii) Each of the consolidated balance sheets, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’/members’ equity and cash flows, included in the Company Reports filed with the SEC under the Exchange Act: (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries; (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’/members’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, (C) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto, and in the case of unaudited financial statements except for the absence of footnote disclosure, and (D) otherwise comply in all material respects with the requirements of the SEC.

14

(h) Absence of Certain Changes. Since June 30, 2022, until the date hereof, (i) except as set forth in Section 3.01(h)(i) of the Disclosure Schedule, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business and (ii) no events, changes or developments have occurred that would, individually or in the aggregate, constitute a Material Adverse Effect.

(i) No Undisclosed Liabilities, etc. As of the date hereof, there are no liabilities of the Company or any of its Subsidiaries that would be required by GAAP to be reflected on the face of the balance sheet, except (i) liabilities reflected or reserved against in the financial statements contained in the Company Reports, (ii) liabilities incurred since June 30, 2022 in the ordinary course of business and (iii) liabilities that would not, individually or in the aggregate, constitute a Material Adverse Effect.

(j) Compliance with Applicable Law.

(i) Since January 1, 2019, each of the Company and each of its Subsidiaries has complied in all respects with, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local Governmental Authority, including Health Care Laws, applicable to the Company or such Subsidiary, other than such non-compliance, defaults or violations that, individually or in the aggregate, have not had and would not, individually or in the aggregate, constitute a Material Adverse Effect. Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, since January 1, 2019, none of the Company, any of its Subsidiaries or, to the Company’s Knowledge, any of their respective directors, officers, agents or employees has directly or indirectly taken any action in violation of any Health Care Laws. Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, since January 1, 2019, none of the Company, any of its Subsidiaries or, to the Company’s Knowledge, any of their respective directors, officers, agents or employees have (A) used any corporate, Company (and/or Subsidiary) funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official, in each case in violation of, or (B) otherwise violated, any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, and any rules or regulations promulgated thereunder (the “FCPA”). Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, since January 1, 2019, neither the Company, any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective directors, officers, agents or employees has directly or indirectly taken any action in violation of any export restrictions, anti-boycott regulations, embargo regulations or other similar applicable United States law. Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, to the Company’s Knowledge, (A) none of the Company’s or any of its Subsidiaries’ directors, officers, agents or employees is a “specially designated national” or blocked person under United States sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and (B) since January 1, 2019, neither the Company nor any of its Subsidiaries has engaged in any business with any person with whom, or in any country in which, it is prohibited for a United States person to engage under applicable United States sanctions administered by OFAC. Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, the Company and its Subsidiaries have instituted policies

15

and procedures reasonably designed to ensure compliance with the Health Care Laws, and have maintained such policies and procedures in force. Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, since January 1, 2019, none of the Company, any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective directors, officers, agents or employees: (A) have been convicted of any criminal offense for any violation of Health Care Laws; (B) have been the subject of administrative sanctions or have been excluded, suspended or debarred from participation, or are otherwise ineligible to participate, in any Federal Health Care Program; (C) have had a civil monetary penalty assessed against such Person under Section 1128A of the Social Security Act (42 U.S.C. ch. 7); or (D) are currently listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs.

(ii) The Company and each of its Subsidiaries (A) possesses all Permits necessary or required to entitle it to own or lease, operate and use its assets or properties and to carry on and conduct its businesses or operations in each of the jurisdictions in which such entity conducts its business as conducted as of the date of this Agreement, and (B) since January 1, 2019 has possessed all Permits necessary or required to entitle it to own or lease, operate and use its assets or properties and to carry on and conduct its businesses or operations in each of the jurisdictions in which each entity conducts its business as then conducted, except in each case, where the failure to possess such Permits would not, individually or in the aggregate, constitute a Material Adverse Effect. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, constitute a Material Adverse Effect. None of the Company nor any of its Subsidiaries is the subject of any action seeking the revocation, suspension, nonrenewal, impairment or limitation of any Permit, nor, to the Knowledge of the Company, is any such action threatened, which, in each case, would, individually or in the aggregate, constitute a Material Adverse Effect. The Company and each of its Subsidiaries is in compliance with the terms, provisions and conditions of, and maintains in good standing and in full force and effect, each Permit except, in each case, as would not, individually or in the aggregate, constitute a Material Adverse Effect, and there are no written notices of noncompliance, judgments, consent decrees, orders or judicial or administrative actions or any pending, outstanding or, to the Knowledge of the Company, threatened violations or investigations adversely affecting any of such Permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would constitute a Material Adverse Effect.

(iii) Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, since January 1, 2019, none of the Company, any of its Subsidiaries or, to the Company’s Knowledge, any of their respective directors, officers, agents or employees directly or indirectly, knowingly made or offered to make, or solicited or received, any remuneration, whether in money, property or services, to any Person or entered into any financial arrangement, regardless of form, including any fee-splitting arrangement with, any actual or potential patient, payor, provider, supplier, government employee, Federal Health Care Program beneficiary or other actual or potential insured, or other Person in a position to assist or hinder the Company or its Subsidiaries in connection with any actual or proposed transaction or to any political party, political party official or candidate for federal, state or local public office in violation of the federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b) or the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), or any analogous state or federal laws.

16

(iv) None of the Company or any of its Subsidiaries conducts or has conducted the business of insurance or reinsurance in any respect that would subject such entity to a requirement to obtain a Permit.

(k) Legal Proceedings and Liabilities. Except as set forth in Section 3.01(k) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending, or to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its Subsidiaries (i) that would, individually or in the aggregate, constitute a Material Adverse Effect or (ii) that, as of the date hereof, challenge the validity of or seek to prevent the Transactions. Except as set forth in Section 3.01(k) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Authority that would, individually or in the aggregate, constitute a Material Adverse Effect. Except as set forth in Section 3.01(k) of the Disclosure Schedule and as would not, individually or in the aggregate, constitute a Material Adverse Effect, to the Knowledge of the Company, there is no investigation or review pending or threatened by any Governmental Authority with respect to the Company or any of its Subsidiaries.

(l) Investment Company Act. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m) Taxes and Tax Returns.

(i) Except as would not, individually or in the aggregate, constitute a Material Adverse Effect:

(A) the Company and each of its Subsidiaries has timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete, and the Company and each of its Subsidiaries has timely paid (or has had timely paid on its behalf) to the appropriate Governmental Authority all Taxes that are required to be paid by it (whether or not shown on any Tax Return), except, in each case, with respect to matters contested in good faith and for which adequate reserves have been established in accordance with GAAP;

(B) the Company and each of its Subsidiaries have timely complied with all applicable laws (including information reporting requirements) relating to the deduction, collection or withholding of Taxes from amounts owing to or from any employee, creditor, customer, stockholder or other third party and the payment of such amounts to the appropriate Governmental Authority;

(C) there are no disputes pending, or claims asserted in writing, in respect of Taxes or Tax Returns of the Company or any of its Subsidiaries;

(D) there are no liens for any Taxes on any assets of the Company or any of its Subsidiaries, except for Taxes not yet due and payable;

17

(E) none of the Company or any of its Subsidiaries (i) is or has been a member of an affiliated, combined, consolidated, unitary or similar tax group (other than a group the common parent of which is or was the Company) or (ii) has liability for Taxes of any other Person (other than the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of state, local or foreign law), as a transferee or successor, or by contract (other than provisions in commercial agreements entered into in the ordinary course of business and not primarily relating to Taxes);

(F) none of the Company or any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (or any analogous or similar provision of state, local or foreign law); and

(G) in the last two (2) years, none of the Company or any of its Subsidiaries was a “controlled corporation” or a “distributing corporation” (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in any distribution intended or purported to be governed by Section 355(a) of the Code.

(ii) The Company is not and has not been a United States real property holding company within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) during the period specified in Section 897(c)(1)(A)(ii) of the Code.

(n) No Piggyback or Preemptive Rights. Other than as provided in this Agreement, the Registration Rights Agreement and the Purchaser Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to (i) require the Company to include in any registration statement filed pursuant the Registration Rights Agreement or the Purchaser Registration Rights Agreement any securities other than as described therein or (ii) preemptive rights to subscribe for the Class A Common Stock or Series A-1 Preferred Stock issuable upon conversion of the Shares, except in each case of (i) and (ii), as may have been duly waived.

(o) Brokers and Finders. The Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees any Purchaser would be required to pay.

(p) Intellectual Property.

(i) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own or possess sufficient rights to use all patents, patent applications, inventions, copyrights, know-how, trade secrets, trademarks, service marks and trade names and other technology and intellectual property rights (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses as currently conducted. (A) The conduct of the respective businesses of the Company and its Subsidiaries does not infringe the Intellectual Property of others, and (B) to the Company’s Knowledge, no third party is infringing any Intellectual Property owned by the Company or any of its Subsidiaries except, in the case of (A) or (B), as would not, individually or in the aggregate, constitute a Material Adverse Effect.

18

(ii) The Company and its Subsidiaries have established policies and procedures with respect to the collection, use, and protection of all personally identifiable information (“Personal Data”). Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, (A) since January 1, 2019, the Company and its Subsidiaries have complied with all applicable laws, regulations and contractual obligations regarding the protection of Personal Data, (B) neither the Company nor any of its Subsidiaries has received any written inquiry from or been subject to any audit or other proceeding by any Governmental Authority regarding its collection, use or processing of Personal Data and (C) the Company and its Subsidiaries have complied with their policies and procedures regarding the collection, use and protection of Personal Data. Since January 1, 2019, to the Knowledge of the Company, as of the date hereof, neither the Company nor any of its Subsidiaries has (i) suffered a data breach that would require notification to any person or Governmental Authority under applicable law, and (ii) been subject to any litigation or regulatory enforcement actions brought by any person or Governmental Authority alleging noncompliance with any laws regarding the protection of Personal Data.

(q) Employee Matters.

(i) During the preceding three (3) years, (x) no allegations of sexual harassment or sexual misconduct have been made against (A) an officer of the Company, (B) a member of the Board of Directors of the Company or (C) an employee of the Company or any of its Subsidiaries classified at or above the level of a member of the executive leadership team of the Company (collectively, the “Covered Individuals”), (y) there are no actions pending or, to the Knowledge of the Company, threatened related to any allegations of sexual harassment or other sexual misconduct by a Covered Individual and (z) neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment or sexual misconduct by a Covered Individual, except in the case of each of the foregoing clauses (x), (y) and/or (z), for immaterial matters.

(ii) Except as set forth in Section 3.01(q)(ii) of the Disclosure Schedule, to the Company’s Knowledge as of the date hereof, no member of the executive leadership team of the Company has indicated an intention in writing to terminate employment with the Company.

(r) Health Care Laws Compliance.

(i) Except for regularly scheduled audits and reviews conducted within the ordinary course of business and except as would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, since January 1, 2019, to the Knowledge of the Company, no Governmental Authority or Federal Health Care Program has conducted any material audits or program integrity review, and no material audits or reviews have been conducted by any entity, commission, board or agency in connection with any plan offered by Company or its Subsidiaries.

19

(ii) Since January 1, 2019, the Company has filed all Company statutory filings, required by Company or any of its Subsidiaries, and all other material filings (including filings with respect to bids, premium rates, medical loss ratios, direct & indirect remuneration, rating plans, policy terms and other terms established or used by the Company or its Subsidiaries), together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Authority, including the Centers for Medicare and Medicaid Services, state insurance departments, state departments of health, other applicable state Medicaid authorities, and any other agencies with jurisdiction over the Federal Health Care Programs and including filings that it was required to file under the Affordable Care Act (Pub. L. 111-148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152), except where the failure to make such Company statutory filings and other filings has not had and would not reasonably be expected to have, individually or in the aggregate, constituted a Material Adverse Effect.

(s) No Additional Representations.

(i) The Company acknowledges that each Purchaser makes no representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.02 and in any certificate delivered by such Purchaser pursuant to this Agreement, and the Company has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.02 and in any certificate delivered by any Purchaser pursuant to this Agreement.

(ii) The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.02 and in any certificate delivered by each Purchaser pursuant to this Agreement, (i) no person has been authorized by any Purchaser to make any representation, warranty or statement relating to such Purchaser or otherwise in connection with the transactions contemplated hereby, and if made, such representation, warranty or statement must not be relied upon by the Company as having been authorized by such Purchaser, and (ii) any materials or information provided or addressed to the Company or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of any Purchaser unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.02 of this Agreement and in any certificate delivered by such Purchaser pursuant to this Agreement.

Section 3.02 Representations and Warranties of the Purchasers. Each Purchaser represents and warrants to, and agrees with, the Company, as of the date hereof, severally and not jointly, as follows:

(a) Organization; Ownership. Such Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and has all requisite power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.

20

(b) Authorization; Sufficient Funds; No Conflicts.

(i) Such Purchaser has full power and authority to execute and deliver this Agreement and to consummate the Transactions to which it is a party. The execution, delivery and performance by such Purchaser of this Agreement and the consummation of the Transactions to which it is a party have been duly authorized by all necessary action on behalf of such Purchaser. No other proceedings on the part of such Purchaser are necessary to authorize the execution, delivery and performance by such Purchaser of this Agreement and consummation of the Transactions. This Agreement has been duly and validly executed and delivered by such Purchaser. Assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement is a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.

(ii) As of the date hereof, each Purchaser has or has available to them, and such Purchaser will have cash in immediately available funds sufficient to pay the Purchase Price opposite such Purchaser’s name on Schedule 1 attached hereto.

(iii) The execution, delivery and performance of this Agreement by such Purchaser, the consummation by such Purchaser of the Transactions to which it is a party and the compliance by such Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of such Purchaser’s organizational documents, (B) any credit agreement, mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon such Purchaser or (C) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to such Purchaser or any of its Affiliates, other than in the cases of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions to which it is a party by such Purchaser.

(c) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Authority is required on the part of such Purchaser in connection with the execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the Transactions to which it is a party, except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions to which it is a party by such Purchaser.

(d) Securities Act Representations.

(i) Such Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the sale of the Shares is being made in reliance on a private placement exemption from registration under the Securities Act. Such Purchaser is acquiring the Shares (and any shares of Class A Common Stock or Series A-1 Preferred Stock issuable upon conversion of the Shares) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Shares (or any shares of

21

Class A Common Stock or Series A-1 Preferred Stock issuable upon conversion of the Shares) and agrees not to reoffer or resell the Shares (or any shares of Class A Common Stock or Series A-1 Preferred Stock issuable upon conversion of the Shares) in violation of the Securities Act. Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Shares (and any shares of Class A Common Stock or Series A-1 Preferred Stock issuable upon conversion of the Shares) and is capable of bearing the economic risks of such investment. Such Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation, has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with its decision to purchase the Shares, has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.

(ii) Neither such Purchaser nor any of its Affiliates is acting in concert, and neither such Purchaser nor any of its Affiliates has any agreement or understanding, with any Person that is not an Affiliate of such Purchaser, and is not otherwise a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act), with respect to the Company or its securities, in each case, other than in connection with the Transactions or with respect to any bona fide loan from one or more financial institutions.

(iii) Such Purchaser understands that, until such time as the Shares or the Underlying Shares have been sold pursuant to an effective registration statement under the Securities Act, or the Shares or Underlying Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares or the Underlying Shares (as applicable) will bear a restrictive legend substantially as follows: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.” Additionally, if required by the authorities of any state in connection with the issuance or sale of the Shares or Underlying Shares, such Shares or Underlying Shares (as applicable) shall bear the legend required by such state authority.

(iv) Such Purchaser acknowledges that: (A) neither Centerview nor any other Centerview Person has made and independent investigation with respect to the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to Centerview by the Company; (B) in connection with the issue and purchase of the Shares, Centerview has not acted as such Purchaser’s financial advisor or fiduciary; and (C) such Purchaser: (i) understands that the Transaction meets the exemptions from filing under FINRA Rule 5123(b)(1)(A) or (J); (ii) is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, an “institutional account” as defined in FINRA Rule 4512(c)

22

and a qualified institutional buyer; (iii) is a sophisticated investor, experienced in investing in similar transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (iv) has exercised independent judgment in evaluating its participation in the purchase of the Shares; and (v) understands that the Transaction meets the institutional customer exemption under FINRA Rule 2111(b).

(e) Other Legends. Such Purchaser understands that, until such time as the Shares or the Underlying Shares are no longer subject to the restrictions on transfer as described herein, such Shares or Underlying Shares will bear a restrictive legend substantially as follows: “IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN INVESTMENT AGREEMENT, DATED AS OF SEPTEMBER 23, 2022 (AS MAY BE AMENDED FROM TIME TO TIME), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT.”

(f) Brokers and Finders. Such Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

(g) Ownership of Shares. Except for any shares of Class A Common Stock that the Purchasers and/or their respective Affiliates Beneficially Own through a mutual fund and/or other pooled investment vehicles, none of the Purchasers nor any of their respective Affiliates Beneficially Own any shares of Class A Common Stock or Series A-1 Preferred Stock (without giving effect to the issuance of the Shares hereunder).

(h) No Additional Representations.

(i) Such Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to (A) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to such Purchaser (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (C) the future business and operations of the Company and its Subsidiaries, and such Purchaser has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement.

23

(ii) Such Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges such Purchaser has been provided with sufficient access for such purposes. Such Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, (i) no person has been authorized by the Company to make any representation, warranty or statement relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation, warranty or statement must not be relied upon by such Purchaser as having been authorized by the Company, and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to such Purchaser or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.01 of this Agreement and in any certificate delivered by the Company pursuant to this Agreement.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.01 Taking of Necessary Action. Each of the parties hereto agrees to use its reasonable best efforts promptly to take or cause to be taken all action, and promptly to do or cause to be done all things necessary, proper or advisable, in each case, under applicable laws and regulations (other than waive such party’s rights hereunder) to consummate and make effective the sale and purchase of the Shares hereunder, subject to the terms and conditions hereof and compliance with applicable law. In case at any time after the date hereof, any further action is necessary under applicable laws or regulations to carry out the purposes of the sale and purchase of the Shares, the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the requesting party.

Section 4.02 Restricted Period.

(a) Restrictions on Transfer. During the Restricted Period, none of the Purchasers shall, without the Company’s prior written consent (not to be unreasonably withheld), directly or indirectly, (x) sell, offer, transfer, assign, mortgage, hypothecate, gift, pledge or dispose of, enter into or agree to enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, mortgage, hypothecation, gift, assignment or similar disposition of (any of the foregoing, a “transfer”), any of the Shares or any shares of Class A Common Stock or Series A-1 Preferred Stock issuable or issued upon conversion of any of the Shares, or (y) enter into or engage in any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers to any Third Party, directly or indirectly, in whole or in part, any of the economic consequences of ownership of the Shares or any shares of Class A Common Stock or Series A-1 Preferred Stock issuable or issued upon conversion of any of the Shares other than any interest rate or foreign exchange hedge or swap with respect thereto (such actions in clauses (x) and (y) and/or in the immediately succeeding sentence, “Prohibited Transfers”), other than, in the case of clauses (x) and (y), Permitted Transfers. In addition, none of the Purchasers shall, without the Company’s prior written consent (not to be unreasonably withheld), directly or indirectly, transfer, any of the Shares or any shares of Class A Common Stock or Series A-1

24

Preferred Stock issuable or issued upon conversion of any of the Shares, to any (x) Competitors of the Company, (y) Activists or (z) Persons who, after giving effect to such transfer, will Beneficially Own greater than or equal to 10% of the Company’s outstanding Class A Common Stock or capital stock, other than Permitted Transfers. Any purported Prohibited Transfer in violation of this Section 4.02 shall be null and void ab initio.

(b) Certain Definitions.

(i) “Permitted Transfers” shall mean any (i) transfer by any Purchaser or its Affiliates of the Shares or any shares of Class A Common Stock or Series A-1 Preferred Stock issuable or issued upon conversion of any of the Shares to another Purchaser or one or more Affiliates of such Purchaser listed on Schedule 1 that executes and delivers to the Company a Joinder becoming a Purchaser party to this Agreement and the applicable Confidentiality Agreement and a duly completed and executed IRS Form W-9 or applicable IRS Form W-8 (or any successor form), (ii) transfer to the Company or any of its Subsidiaries, (iii) transfer with the prior written consent of the Company or (iv) conversion and/or tender of any Company Preferred Stock, Class A Common Stock or Series A-1 Preferred Stock into a Third Party Tender/Exchange Offer (and any related conversion of Shares to the extent required to effect such tender or exchange) and any conversion and/or transfer effected pursuant to any merger, consolidation or similar transaction consummated by the Company (for the avoidance of doubt, if such Third Party Tender/Exchange Offer does not close for any reason, the restrictions on transfer contained herein shall continue to apply to any Class A Common Stock or Series A-1 Preferred Stock received pursuant to the conversion of any Shares that had previously been converted to participate in any such tender or exchange offer).

(ii) “Permitted Transferee” shall mean any Person to whom any of the Shares or any shares of Common Stock are transferred pursuant to a Permitted Transfer.

(iii) “Third Party Tender/Exchange Offer” shall mean any tender or exchange offer made to holders of Class A Common Stock or Series A-1 Preferred Stock, whether by the Company or any Affiliate thereof or by a Third Party, for outstanding shares of Class A Common Stock or Series A-1 Preferred Stock solely to the extent that the Board of Directors has recommended such tender or exchange offer in a Schedule 14D-9 under the Exchange Act, including any such tender or exchange offer that (x) if consummated, would result in a Change of Control, (y) is a tender or exchange offer for less than all of the outstanding Class A Common Stock or Series A-1 Preferred Stock or (z) is part of a two-step transaction and the consideration to be received in the second step of such transaction is not identical in the amount of form of consideration (or election of the type of consideration available to holders of Class A Common Stock or Series A-1 Preferred Stock is not identical in the second step of such transaction) as the first step of such transaction.

Section 4.03 Exchange Listing. As promptly as practicable following the date hereof, the Company shall apply to cause the shares of Class A Common Stock issuable upon the conversion of the Shares issued to each Purchaser pursuant to this Agreement and pursuant to the Certificate of Designations or Series A-1 Certificate of Designations to be approved for listing on the NASDAQ, subject to official notice of issuance (the “NASDAQ Shares Notification”).

25

Section 4.04 Securities Laws. Each Purchaser acknowledges and agrees that the Shares (and the shares of Class A Common Stock or Series A-1 Preferred Stock that are issuable upon conversion of the Shares) have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available. Each Purchaser acknowledges that such Purchaser has no right to require the Company or any of its Subsidiaries to register the Shares or the shares of Series A-1 Preferred Stock that are issuable upon conversion of the Shares.

Section 4.05 Certain Tax Matters.

(a) Notwithstanding anything herein to the contrary, prior to the date of any payment, distribution or deemed distribution or exercise described herein, each Purchaser and each Permitted Transferee shall have delivered to the Company or its paying agent a duly executed, valid (as of the time of the applicable payment, distribution or deemed distribution or exercise), accurate and properly completed IRS Form W-9, certifying that such Person is a U.S. Person, or IRS Form W-8 (or successor form), evidencing that such Person is either (x) a “withholding foreign partnership” for U.S. federal income tax purposes or (y) eligible for a 0% rate of withholding with respect to U.S. – source dividends under Section 892 of the Code or applicable treaty. Without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, neither a Purchaser nor any Permitted Transferee shall transfer any Shares to any Person who has not (i) delivered to the Company a duly executed, valid, accurate and properly completed IRS Form W-9, certifying that such Person is a U.S. Person, or applicable IRS Form W-8, evidencing that such Person is either (x) a “withholding foreign partnership” for U.S. federal income tax purposes or (y) eligible for a 0% rate of withholding with respect to U.S.- source dividends under Section 892 of the Code or applicable treaty or (ii) made arrangements reasonably satisfactory to the Company to ensure that the Company will not bear unreimbursed withholding tax liability with respect to the Shares as a result of such transfer.

(b) Notwithstanding anything herein to the contrary, the Company shall have the right to deduct and withhold from any payment or distribution made with respect to the Shares (or the issuance of shares of Class A Common Stock or Series A-1 Preferred Stock upon conversion of the Shares) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable Tax law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Authority on account of Taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) on any Shares, the Company shall be entitled to offset any such amounts against any amounts otherwise payable in respect of such Shares (or the issuance of shares of Class A Common Stock or Series A-1 Preferred Stock upon conversion of such Shares).

26

Section 4.06 Removal of Legend. In connection with a sale of Shares or Underlying Shares by the Purchaser in reliance on Rule 144 promulgated under the Securities Act, the applicable Purchaser seeking to sell such Shares or Underlying Shares or its broker shall deliver to the Company a broker representation letter reasonably acceptable to the Company and its transfer agent, providing to the Company the information required under Rule 144 to determine that the sale of such Shares or Underlying Shares is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that such Purchaser is not an affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act) and a certification as to the length of time that such securities have been held. Upon receipt of such representation letter, the Company shall promptly remove the notation of a restrictive legend in such Purchaser’s book-entry account maintained by the Company, including the legend referred to in Section 3.02(d)(iii), and the Company shall bear all costs associated with the removal of such legend in the Company’s books.

Section 4.07 Notification Right. For so long as each Purchaser and/or any of its Affiliates meet the Minimum Ownership Threshold Test, the Company agrees that (a) if the Company receives a bona fide offer from a third party that, if consummated, would result in a Notification Fundamental Change or (b) if the Company determines to solicit third-party purchasers for a Notification Fundamental Change, then the Company shall provide prompt written notice regarding such Notification Fundamental Change to each Purchaser who along with any of its Affiliates meet the Minimum Ownership Threshold Test. For the avoidance of doubt, this Section 4.07 shall automatically terminate and be of no further force or effect with respect to such Purchaser from and after such date that such Purchaser and/or any of its Affiliates fail to meet the Minimum Ownership Threshold Test.

Section 4.08 Replacement Certificates. If physical certificates evidencing the Shares are issued, for so long as any Purchaser holds any Shares, the Company shall replace any mutilated certificate at such Purchaser’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at such Purchaser’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company. Any such replacement shall be done in accordance with the Bylaws of the Company.

Section 4.09 Preemptive Rights.

(a) From and after the Closing and so long as the applicable Purchaser and/or any of its Affiliates exercising its rights under this Section 4.09 collectively own at least 25% of the Shares initially purchased by such Purchaser at the Closing, if the Company makes any public or non-public offering of any of its capital stock having rights, preferences or privileges with respect to distributions or liquidation that rank senior to or pari passu with the Shares, or any securities that are convertible or exchangeable into (or exercisable for) capital stock of the Company having rights, preferences or privileges with respect to distributions or liquidation that rank senior to or pari passu with the Shares (collectively “Preemptive Securities”), including, for the purposes of this Section 4.09, warrants, options or other such rights (any such security, a “New Security”) (other than (i) issuances of any securities to directors, officers, employees, consultants or other agents of the Company, (ii) issuances of any securities pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan or similar benefit plan, program or agreement, (iii) issuances made

27

as consideration for any acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise) by the Company or any of its Subsidiaries of equity in, or assets of, another Person, business unit, division or business, (iv) issuances of any securities issued as a result of a stock split, stock dividend, spin-off, reclassification or reorganization or similar event, (v) securities issued pursuant to the conversion, exercise or exchange of the Shares issued to the Purchasers, (vi) shares of a Subsidiary of the Company issued to the Company or a wholly owned Subsidiary of the Company, and (vii) issuances of any securities pursuant to the terms of the LLC Agreement), each Purchaser shall be afforded the opportunity to acquire from the Company such Purchaser’s Preemptive Rights Portion of such New Securities for the same price as that offered to the other purchasers of such New Securities; provided, that no Purchaser shall be entitled to acquire any New Securities pursuant to this Section 4.09 to the extent the issuance of such New Securities to such Purchaser would require approval of the stockholders of the Company as a result of the status, if applicable, of such Purchaser as an Affiliate of the Company or pursuant to the rules and listing standards of NASDAQ, in which case the Company may consummate the proposed issuance of New Securities to other Persons prior to obtaining approval of the stockholders of the Company (subject to compliance by the Company with Section 4.09(f) below); provided, further, that the Specified Purchaser and/or any of its Affiliates shall not be entitled to acquire any New Securities pursuant to this Section 4.09 to the extent the issuance of such New Securities to such Specified Purchaser and/or any of its Affiliates would violate the Voting Limit (as defined in the Certificate of Designations) set forth in the Certificate of Designations.

(b) Subject to the foregoing provisos in Section 4.09(a), the amount of New Securities that each Purchaser shall be entitled to purchase in the aggregate shall be determined by multiplying (1) the total number of such offered shares of New Securities by (2) a fraction, (x) the numerator of which is the sum of (i) the number of shares of Class A Common Stock held by such Purchaser (received as a result of the conversion of the Shares and shares of Series A-1 Preferred Stock), and (ii) the number of shares of Class A Common Stock issuable upon conversion of the Shares and shares of Series A-1 Preferred Stock held by such Purchaser, in each case as of such date, and (y) the denominator of which is the sum of (i) the number of shares of Class A Common Stock, (ii) the number of shares of Class B Common Stock, and (iii) the number of shares of Class A Common Stock issuable upon conversion of the Shares and shares of Series A-1 Preferred Stock, in each case, held by all stockholders of the Company and outstanding as of such date (the “Preemptive Rights Portion”).

(c) If the Company proposes to offer New Securities, it shall give each Purchaser written notice of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of New Securities and other material terms and timing upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering) at least ten (10) Business Days prior to such issuance (or, in the case of a registered public offering, at least ten (10) Business Days prior to the commencement of such registered public offering) (provided that, to the extent the terms of such offering cannot reasonably be provided ten (10) Business Days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event prior to such issuance). The Company may provide such notice to such Purchaser on a confidential basis prior to public disclosure of such offering. Other than in the case of a registered public offering, such Purchaser

28

may notify the Company in writing at any time on or prior to the second (2nd) Business Day immediately preceding the date of such issuance (or, if notice of all such terms has not been given prior to the second (2nd) Business Day immediately preceding the date of such issuance, at any time prior to such issuance) whether such Purchaser will exercise such preemptive rights and as to the amount of New Securities such Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 4.09(b). In the case of a registered public offering, any Purchaser may notify the Company in writing at any time prior to the second (2nd) Business Day immediately preceding the date of commencement of such registered public offering (or, if notice of all such terms has not been given prior to the second (2nd) Business Day immediately preceding the date of commencement of such registered public offering, at any time prior to the date of commencement of such registered public offering) whether such Purchaser will exercise such preemptive rights and as to the amount of New Securities such Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 4.09(b). Such notice to the Company shall constitute a binding commitment by such Purchaser to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. Subject to receipt of the requisite notice of such issuance by the Company, the failure of such Purchaser to respond prior to the time a response is required pursuant to this Section 4.09(c) shall be deemed to be a waiver of such Purchaser’s purchase rights under this Section 4.09 only with respect to the offering described in the applicable notice.

(d) Each Purchaser shall purchase the New Securities that it has elected to purchase under this Section 4.09 concurrently with the related issuance of such New Securities by the Company (subject to the receipt of any required approvals from any Governmental Authority to consummate such purchase by such Purchaser); provided, that if such related issuance is prior to the twentieth (20th) Business Day following the date on which such Purchaser has notified the Company that it has elected to purchase New Securities pursuant to this Section 4.09, then each Purchaser shall purchase such New Securities within twenty (20) Business Days following the date of the related issuance. If the proposed issuance by the Company of securities which gave rise to the exercise by the Purchasers of their preemptive rights pursuant to this Section 4.09 shall be terminated or abandoned by the Company without the issuance of any New Securities, then the purchase rights of the Purchasers pursuant to this Section 4.09 shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the Purchasers in respect thereof shall be promptly refunded in full.

(e) In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f) The Purchasers shall not be entitled to acquire any New Securities pursuant to this Section 4.09 to the extent such issuance would require the Company to obtain stockholder approval in respect of the issuance of such New Securities to the Purchasers as a result of any such Purchaser’s status, if applicable, as an Affiliate of the Company or pursuant to

29

the rules and listing standards of the NASDAQ. In the event any Purchaser is not entitled to acquire any New Securities pursuant to this Section 4.09(f) the Company shall, upon such Purchaser’s reasonable request delivered to the Company in writing within seven (7) Business Days following its receipt of the written notice of such issuance to such Purchaser pursuant to Section 4.09(c), at such Purchaser’s election, (i) consider and discuss in good faith modifications proposed by such Purchaser to the terms and conditions of such portion of the New Securities which would otherwise be issued to such Purchaser such that the Company would not be required to obtain stockholder approval in respect of the issuance of such New Securities as so modified; and/or (ii) solely to the extent that stockholder approval is required in connection with the issuance of New Securities to Persons other than such Purchaser, use reasonable best efforts to seek stockholder approval in respect of the issuance of any New Securities to such Purchaser.

(g) The election by any Purchaser to not exercise its preemptive rights under this Section 4.09 in any one instance shall not affect its rights as to any subsequent proposed issuance.

(h) The Company and the Purchasers shall cooperate in good faith to facilitate the exercise of the Purchasers’ rights pursuant to this Section 4.09 including using reasonable best efforts to secure any required approvals or consents.

Section 4.10 Other Agreements.

(a) Except for the Transaction Agreements, the Company has not entered into, and shall not enter into, any side letter, agreement or arrangement with the Specified Purchaser in connection with the transactions contemplated by the Transaction Agreements and, except for the rights described in Section 4.10 of the Disclosure Schedule, the rights of the Purchasers under the Transaction Agreements shall be equivalent and on parity with each other.

(b) The Company shall not, and shall cause its Affiliates not to, with respect to any Purchaser other than the Specified Purchaser (each, a “Non-Specified Purchaser”), without the prior written consent of such Non-Specified Purchaser (which consent may be withheld in such Non-Specified Purchaser’s sole discretion), (i) use the name of such Non-Specified Purchaser or any of its affiliates, or any of their respective trade names, trademarks, service marks, logos, symbols or any abbreviation, contraction or simulation thereof, in any manner, context or format, in connection with the transactions contemplated hereby or such Non-Specified Purchaser’s status as an equityholder in the Company, or (ii) issue or make any statement or communication to any third party regarding the Non-Specified Purchaser specifically with respect to such Non-Specified Purchaser’s investment in the Company or the identity of such Non-Specified Purchaser or any of its affiliates. Notwithstanding the foregoing, the Company may disclose such Non-Specified Purchaser’s participation in the transactions contemplated hereby or such Non-Specified Purchaser’s status as an equityholder in the Company (A) in the Form 8-K in the form set forth on Exhibit E hereto (including exhibits attached thereto) and in any other public filing or periodic report required under the Securities Act or the Exchange Act or in other communications, in each case with disclosure substantially the same as the Form 8-K set forth on Exhibit E hereto (including exhibits attached thereto); (B) to the extent otherwise required by law, rule, regulation or listing standard (based on advice by outside legal counsel to the Company), or (C) on a confidential basis to the Company’s lawyers,

30

accountants or other advisors, with a need for such information; provided, however, that if disclosure of a Non-Specified Purchaser’s participation in the transactions contemplated hereby or such Non-Specified Purchaser’s status as an equityholder in the Company is required pursuant to clause (B) above, the Company shall, to the extent practicable and permissible, within a reasonable time before making any such disclosure, consult with such Non-Specified Purchaser regarding such disclosure, permit such Non-Specified Purchaser to review such disclosure prior to its proposed disclosure, consider comments by such Non-Specified Purchaser in good faith, and to the extent practicable, if requested by such Non-Specified Purchaser and at such Non-Specified Purchaser’s expense, seek confidential treatment for any portion of any agreements or documents intended to be disclosed as may be reasonably requested by such Non-Specified Purchaser.

ARTICLE V

MISCELLANEOUS

Section 5.01 Survival of Representations and Warranties. Except for the warranties and representations contained in clauses (a)(i), (b), (c), (d), (e) and (f)(i) of Section 3.01 and the representations and warranties contained in Section 3.02, which shall survive the Closing until the date that is three (3) years from the Closing Date, the warranties and representations made herein shall survive the Closing until the date that is twelve (12) months from the Closing Date; provided, that the foregoing shall not limit any claim of, or recourse for, actual and intentional fraud with respect to any representation or warranty contained in this Agreement. All covenants and agreements contained herein, other than those which by their terms apply in whole or in part after the Closing (which shall survive the Closing), shall terminate as of the Closing.

Section 5.02 Notices. All notices and other communications hereunder must be in writing and may only be given if delivered personally, sent by overnight courier or sent via email (with non-automated receipt confirmed) as follows:

(a)	If to the Company, to:

GoHealth, Inc.

214 West Huron Street

Chicago, Illinois 60654

Attn: Chief Legal Officer

Email: [ ]

with a copy (which shall not constitute actual or constructive notice) to:

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Attn: Jonathan A. Blackburn, Gary D. Gerstman and Samir A. Gandhi

Email: [ ]; [ ]; and [ ]

(b)	If to any Purchaser, to the address set forth on its signature page attached hereto;

31

or to such other address or addresses as shall be designated in writing. All notices shall only be deemed received and effective (a) when delivered personally (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by email (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise) or (c) one (1) Business Day following the day sent by overnight courier.

Section 5.03 Entire Agreement; Third Party Beneficiaries; Amendment. This Agreement (including all Disclosure Schedules, Schedules, Exhibits and Annexes hereto), together with the agreements contemplated herein and the applicable Confidentiality Agreement, set forth the entire agreement between the parties hereto with respect to the Transactions, and is not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder; provided, that Section 5.12 shall be for the benefit of and fully enforceable by each of the Specified Persons. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the Company and each of the Purchasers. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 5.04 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 5.05 Public Announcements. No press release or public announcement related to this Agreement or the transactions contemplated herein shall be issued or made by any Purchaser or its Affiliates without the prior written approval of the Company, unless required by applicable law or any listing agreement with or rule of any national securities exchange in which case the Company shall have the right to review and reasonably comment on such press release or announcement prior to issuance, distribution or publication, and such Purchaser or its Affiliates, as applicable, will consider such comments in good faith. The Company may not issue or make one or more press releases related to this Agreement or the transactions contemplated herein without the prior written consent of the Purchasers, which prior written consent shall be deemed to be given by the Purchasers for the press release attached as an exhibit to the Form 8-K in the form set forth on Exhibit E hereto. The Company may not file or furnish this Agreement or any of the other Transaction Agreement with the SEC without the prior written consent of the Purchasers, unless required, on the advice of external legal counsel, by applicable law or any listing agreement with or rule of any national securities exchange in which case the Purchasers shall have the right to review and reasonably comment on such filing or furnishing prior to its filing or furnishing with the SEC, and the Company will consider such comments in good faith; provided, further, that the Purchasers hereby acknowledge and consent to the filing of this Agreement and any other Transaction Agreement (and any description of this Agreement or any other Transaction Agreement) with the SEC on Form 8-K in the form set forth on Exhibit E hereto after the Closing and with the name and title of the officer signing for each

32

Purchaser redacted, and in any other filing or periodic report where the filing (or description) of this Agreement or any other Transaction Agreement is (i) required, on the advice of external legal counsel, under the Securities Act or Exchange Act and its respective rules and regulations and (ii) is described in substantially the same way as the Form 8-K set forth on Exhibit E hereto and includes the same copy of the Agreement and other Transaction Agreements as filed on the Form 8-K.

Section 5.06 Expenses. All costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Transaction Agreements and the Transactions shall be paid by the party incurring such costs and expenses; provided, however, at the Closing, the Company shall: (i) reimburse the Specified Purchaser for its reasonable and documented out-of-pocket fees and expenses, including fees and expenses of the Specified Purchaser’s attorneys and other advisors incurred in connection with this Agreement and the Transactions, up to a maximum amount of $150,000; and (ii) reimburse the other Purchaser as of the date hereof for its reasonable and documented out-of-pocket fees and expenses, including fees and expenses of such Purchaser’s attorneys and other advisors incurred in connection with this Agreement and the Transactions, up to a maximum amount of $64,000.

Section 5.07 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and each Purchaser’s successors and assigns, and no other person; provided, that neither the Company nor a Purchaser may assign its respective rights or delegate its respective obligations under this Agreement, whether by operation of law or otherwise, and any assignment by the Company or a Purchaser in contravention hereof shall be null and void; provided, further, that (i) (x) any Affiliate of the Purchaser who after the Closing Date executes and delivers a Joinder substantially in the form attached hereto as Exhibit C and is a Permitted Transferee of any Shares or shares of Class A Common Stock or Series A-1 Preferred Stock issued upon conversion of such Shares shall have all the rights and obligations of a Purchaser or any portion thereof (as set forth in such Joinder) and (y) notwithstanding anything herein to the contrary, a Purchaser’s rights pursuant to Section 4.07 and Section 4.09 may only be assigned to an Affiliate of such Purchaser who acquires Shares or shares of Class A Common Stock or Series A-1 Preferred Stock issued upon conversion of such Shares from such Purchaser and executes and delivers a Joinder substantially in the form attached hereto as Exhibit C (provided, that in each of the case of the foregoing subclauses (i)(x) and (i)(y), no such assignment will relieve a Purchaser of its obligations hereunder or under its Confidentiality Agreement and any such Permitted Transferee and/or Affiliate shall have also agreed with the Company in a written instrument reasonably satisfactory to the Company (which may be reflected in an updated version of Exhibit C), that it will immediately convey all Shares and shares of Class A Common Stock or Series A-1 Preferred Stock issued upon conversion of such Shares and all rights with respect thereto (including those arising hereunder) back to the transferring Purchaser prior to such time that it ceases to be a Permitted Transferee and/or Affiliate of the transferring Purchaser) and (ii) if the Company consolidates or merges with or into any Person and the Class A Common Stock or Series A-1 Preferred Stock is, in whole or in part, converted into or exchanged for securities of a different issuer, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to each Purchaser. For the avoidance of doubt, notwithstanding anything herein to the contrary, in the event any Purchaser assigns all or a portion of its rights hereunder (to the extent permitted), no such assignment will relieve any Purchaser of its obligations under Section 4.01 and Section 4.05.

33

Section 5.08 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and any related disputes, controversies, claims, and similar actions hereunder and thereunder, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 5.08(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. The parties hereto agree that a final judgment in any suit or proceeding in connection with this Agreement or the transactions contemplated hereby adjudicated in accordance with this Section 5.08(a) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(b) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 5.08.

34

Section 5.09 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 5.10 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 5.11 Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 5.12 Non-Recourse.

(a) Notwithstanding anything to the contrary in this Agreement, any Purchaser’s liability for any liability, loss, damage or recovery of any kind (including special, exemplary, consequential, indirect or punitive damages or damages arising from loss of profits, business opportunities or goodwill, diminution in value or any other losses or damages, whether at law, in equity, in contract, in tort or otherwise) arising under or in connection with any breach of this Agreement or any other Transaction Agreement (whether willfully, intentionally, unintentionally or otherwise) or in respect of any oral representations made or alleged to have been made in connection herewith shall be no greater than an amount equal to the Purchase Price opposite such Purchaser’s name on Schedule 1 attached hereto and such Purchaser shall have no further liability or obligation relating to or arising out of this Agreement, any other Transaction Agreement or the Transactions in excess of such amount. Notwithstanding anything herein to the contrary, the foregoing shall not limit the Company’s rights under Section 5.10.

35

(b) Notwithstanding anything to the contrary in this Agreement, the Company’s liability for any liability, loss, damage or recovery of any kind (including special, exemplary, consequential, indirect or punitive damages or damages arising from loss of profits, business opportunities or goodwill, diminution in value or any other losses or damages, whether at law, in equity, in contract, in tort or otherwise) arising under or in connection with any breach of this Agreement or any other Transaction Agreement (whether willfully, intentionally, unintentionally or otherwise) or in respect of any oral representations made or alleged to have been made in connection herewith shall be no greater than an amount equal to the total Purchase Price set forth on Schedule 1 attached hereto and the Company shall have no further liability or obligation relating to or arising out of this Agreement, any other Transaction Agreement or the Transactions in excess of such amount. Notwithstanding anything herein to the contrary, the foregoing shall not limit any Purchaser’s rights under Section 5.10.

(c) This Agreement may only be enforced against, and any action, claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a Joinder). For the avoidance of doubt, this Agreement may not be enforced against a Purchaser solely as a result of such Purchaser being a stockholder of the Company. Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners (general or limited), stockholder, controlling person, Affiliate, agent, attorney, advisor or representative of any party hereto, or any past, present or future director, officer, employee, incorporator, member, partners (general or limited), stockholder, controlling person, Affiliate, agent, attorney, advisor or representative of the foregoing (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 5.13 Waiver of Law Firm Conflict. Specified Purchaser acknowledges and agrees and understands that the Company is represented in connection with the Transactions by Sidley Austin LLP (“Sidley Austin”). If at any time any Specified Purchaser is or has been a client of Sidley Austin, Specified Purchaser hereby irrevocably waives any conflicts that may arise in connection with Sidley Austin representing the Company in connection with the Transactions, or any dispute, action or proceeding that may arise in connection herewith. Notwithstanding anything in this Section 5.13 to the contrary, this Section 5.13 shall not apply if Specified Purchaser shall have, prior to the date of this Agreement, provided to Sidley Austin an applicable conflict waiver for the benefit of Sidley Austin on a form agreed with Sidley Austin.

Section 5.14 Purchaser Independent Obligations. Notwithstanding anything herein or otherwise to the contrary, the obligations and liabilities of the Purchasers hereunder, and of each Purchaser, are separate and independent and in no event shall any Purchaser be required to perform the obligations of any other Purchaser or otherwise be liable for the performance, breach or nonperformance of any other Purchaser.

[Remainder of page intentionally left blank]

36

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

GOHEALTH, INC.

By:	/s/ Vijay Kotte
Name: Vijay Kotte
Title: Chief Executive Officer

[Signature Page to Investment Agreement]

ANTHEM INSURANCE COMPANIES, INC.

By:	/s/ [name redacted]
Name: [name redacted]
Title: [title redacted]

Notices:

ANTHEM INSURANCE COMPANIES, INC.
220 Virginia Avenue
Indianapolis, IN 46204
Attention: Vincent Scher
E-mail: [ ]

With a copy (which shall not constitute actual or constructive notice) to:

Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center
Minneapolis, MN 55402
Attention: Jonathan Zimmerman
E-mail: [ ]

[Signature Page to Investment Agreement]

GH 22 HOLDINGS, INC.

By:	/s/ [name redacted]
Name: [name redacted]
Title: [title redacted]

Notices:

On file with the Company

[Signature Page to Investment Agreement]

SCHEDULE 1

Name of Purchaser	Number of Shares	Purchase Price
Anthem Insurance Companies, Inc.	35,000	$35,000,000
GH 22 Holdings, Inc.	15,000	$15,000,000
Total	50,000	$50,000,000

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS

CERTIFICATE OF DESIGNATIONS OF

SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK,

OF

GOHEALTH, INC.

Pursuant to Section 151 of the Delaware General Corporation Law (as amended, supplemented or restated from time to time, the “DGCL”), GOHEALTH, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 of the DGCL, DOES HEREBY CERTIFY:

That the Amended and Restated Certificate of Incorporation of the Company (as amended from time to time, the “Certificate of Incorporation”), authorizes the issuance of 1,810,000,000 shares of stock, consisting of 1,100,000,000 shares of Class A common stock, with a par value of $0.0001 per share (“Class A Common Stock”), 690,000,000 shares of Class B common stock, with a par value of $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and 20,000,000 shares of preferred stock, with a par value of $0.0001 per share (“Preferred Stock”);

That, pursuant to the provisions of the Certificate of Incorporation, the board of directors of the Company (the “Board”), subject to any limitations prescribed by law or by that certain Stockholders Agreement, dated as of July 15, 2020, by and among the Company and the other Persons party thereto (as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Stockholders Agreement”) is authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series and to fix the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, restrictions on the issuance of shares of such series, the dissolution preferences and the rights in respect of any distribution of assets of any wholly unissued series of Preferred Stock.

That, pursuant to the authority conferred upon the Board by the Certificate of Incorporation and with all necessary consent and approval of the Persons necessary to provide such consent and approval pursuant to the Stockholders Agreement, the Board adopted the following resolution designating a new series of Preferred Stock as “Series A Convertible Perpetual Preferred Stock”:

RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of Article IV of the Certificate of Incorporation and the provisions of Section 151 of the DGCL, a series of Preferred Stock of the Company is hereby authorized, and the number of shares to be included in such series, and the powers, designations, preferences and other special rights, and the qualifications, limitations or restrictions of the shares of Preferred Stock included in such series, shall be as follows:

SECTION 1. Designation and Number of Shares. The shares of such series of Preferred Stock shall be designated as “Series A Convertible Perpetual Preferred Stock” (the “Series A Preferred Stock”). The number of authorized shares constituting the Series A Preferred Stock shall be 50,000. That number from time to time may be increased or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board, or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or decrease, as applicable, has been so authorized. The Company shall not have the authority to issue fractional shares of Series A Preferred Stock.

SECTION 2. Ranking. The Series A Preferred Stock will rank, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company:

(a) on a parity basis with each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Parity Stock”);

(b) junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Senior Stock”); and

(c) senior to the Common Stock, the Series A-1 Preferred Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Junior Stock”).

SECTION 3. Definitions. As used herein with respect to Series A Preferred Stock:

“Accrued Dividends” means, as of any date, with respect to any share of Series A Preferred Stock, all Dividends that have accrued on such share pursuant to Section 4(b), whether or not declared, but excluding any Compounded Dividends.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Investor Party or any of its Affiliates. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

Any Person shall be deemed, for purposes of this Certificate of Designations, to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series A Preferred Stock, if any, owned by such Person to Class A Common Stock or Series A-1 Preferred Stock).

“Beneficially Own” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

“Board” has the meaning set forth in the recitals above.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, as may be amended from time to time.

“Call Notice” shall have the meaning set forth in Section 9(c).

“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.

“Cash Dividend” has the meaning set forth in Section 4(c).

“Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.

“Certificate of Incorporation” has the meaning set forth in the recitals above.

“Change of Control” means the occurrence of one of the following, whether in a single transaction or a series of transactions:

(a) (1) a “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than any such person or any portion of any group that consists of (w) the Company, (x) its wholly owned Subsidiaries, (y) their respective employee benefit plans or (z) any Permitted Holder, files any report with the SEC indicating that such person or group has become the direct or indirect beneficial owner of shares of the Class A Common Stock or the Company’s Common Equity representing more than fifty percent (50%) of the voting power of all of the Company’s Class A Common Stock or Common Equity, as the case may be; or (2) any “person” or “group” (as such terms are used in Sections 13(d) and

14(d) of the Exchange Act), other than any such person or any portion of any group that consists of any Permitted Holder, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect beneficial owner of shares of Class A Common Stock or the Company’s Common Equity representing more than 50% of the number of the then outstanding shares of Class A Common Stock or the Company’s Common Equity, as the case may be;

(b) the consummation of (1) any sale, lease or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s wholly owned Subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all or substantially all of the Class A Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly beneficially owned all classes of the Company’s common equity immediately before such transaction directly or indirectly beneficially own, immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control pursuant to this clause (b);

(c) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; provided that, if such plan or proposal for the liquidation or dissolution of the Company is approved in connection with an event described in clause (a) or (b) above, only such event described in clause (a) or (b) shall constitute a Change of Control; or

(d) the Class A Common Stock ceases to be listed on any of The New York Stock Exchange, NYSE American, The NASDAQ Global Market, The NASDAQ Global Select Market or The Nasdaq Capital Market (or any of their respective successors); provided that, if such delisting occurs in connection with an event described in clause (a) or (b) above, only such event described in clause (a) or (b) shall constitute a Change of Control;

provided, however, that a transaction or event described in clause (a) or (b) above will not constitute a Change of Control if at least ninety percent (90%) of the consideration received or to be received by the holders of Class A Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of The New York Stock Exchange, NYSE American, The NASDAQ Global Market, The NASDAQ Global Select Market or The Nasdaq Capital Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Reorganization Event whose Exchange Property consists of such consideration.

For the purposes of this definition, any transaction or event described in both clause (a) and in clause (b)(1) or (2) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso).

“Change of Control Call” shall have the meaning set forth in Section 9(a)(i).

“Change of Control Call Price” shall have the meaning set forth in Section 9(a)(i).

“Change of Control Notice” shall have the meaning set forth in Section 9(b).

“Change of Control Effective Date” means the effective date of the Change of Control.

“Change of Control Purchase Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Change of Control Call Price or Change of Control Put Price, as applicable, for such share to the Holder thereof.

“Change of Control Put” has the meaning set forth in Section 9(a)(ii).

“Change of Control Put Deadline” shall have the meaning set forth in Section 9(b)(v).

“Change of Control Put Price” has the meaning set forth in Section 9(a)(ii).

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” of the Class A Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Class A Common Stock on the NASDAQ on such date. If the Class A Common Stock is not traded on the NASDAQ on any date of determination, the Closing Price of the Class A Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Class A Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Class A Common Stock is so listed or quoted, or if the Class A Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Class A Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Class A Common Stock on that date as determined by an Independent Financial Advisor retained by the Company for such purpose.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote on the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” has the meaning set forth in the recitals above.

“Company” has the meaning set forth in the recitals above.

“Compounded Dividend Record Date” has the meaning set forth in Section 4(d).

“Compounded Dividend Ratio” has the meaning set forth in Section 4(c).

“Compounded Dividends” has the meaning set forth in Section 4(c).

“Company Redemption Right” has the meaning set forth in Section 10(a)(i).

“Constituent Person” has the meaning set forth in Section 12(a).

“Consolidated EBITDA” has the meaning set forth for such term in the Existing Credit Agreement and shall be calculated in a manner consistent with the methodology contained in the Existing Credit Agreement with such adjustments to replace references to the “Borrower” and “Restricted Subsidiaries” therein with the “Company” and “the Company’s Subsidiaries,” respectively.

“Consolidated Total Net Debt” has the meaning set forth for such term in the Existing Credit Agreement and shall be calculated in a manner consistent with the methodology contained in the Existing Credit Agreement with such adjustments to replace references to the “Borrower” and “Restricted Subsidiaries” therein with the “Company” and “the Company’s Subsidiaries,” respectively.

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.

“Conversion Date” has the meaning set forth in Section 8(a).

“Conversion Notice” has the meaning set forth in Section 8(a)(i).

“Conversion Price” means, for each share of Series A Preferred Stock, a dollar amount equal to $1,000 divided by the then-applicable Conversion Rate.

“Conversion Rate” means, for each share of Series A Preferred Stock, 1,562.50 shares of Class A Common Stock, subject to adjustment as set forth herein.

“Conversion Restriction” has the meaning set forth in Section 6(c).

“Covered Repurchase” has the meaning set forth in Section 11(a)(iii).

“Current Market Price” per share of Class A Common Stock, as of any date of determination, means the arithmetic average of the closing price per share of Class A Common Stock for each of the ten (10) consecutive full Trading Days ending on the Trading Day immediately preceding such day, appropriately adjusted to take into account the occurrence during such period of any event described in Section 11.

“DGCL” has the meaning set forth in the recitals above.

“Distributed Property” has the meaning set forth in Section 11(a)(iv).

“Distribution Transaction” means any distribution of equity securities of a Subsidiary of the Company to holders of Class A Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange or automated quotation system.

“Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year; provided that if any such Dividend Payment Date is not a Business Day, then the applicable Dividend shall be payable on the next Business Day immediately following such Dividend Payment Date, without any interest.

“Dividend Payment Period” means in respect of any share of Series A Preferred Stock the period from and including the Issuance Date of such share to but excluding the first Dividend Payment Date and, subsequently, in each case the period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date.

“Dividend Rate” means 7.00%.

“Dividend Record Date” has the meaning set forth in Section 4(d).

“Dividends” has the meaning set forth in Section 4(a).

“Elevance Group” means Anthem Insurance Companies, Inc., an Indiana corporation, together with its Affiliates.

“Elevance Share Cap” means, with respect to the Elevance Group, the maximum number of shares of Class A Common Stock that could be issued by the Company to the Elevance Group without the Elevance Group Beneficially Owning, or otherwise having direct or indirect ownership of greater than 9.99% of the issued and outstanding shares of Capital Stock with voting rights.

“Excess Amount” has the meaning set forth in Section 7(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Property” has the meaning set forth in Section 12(a).

“Existing Credit Agreement” means the Credit Agreement and Incremental Facility Agreement, dated as of September 13, 2019, among Norvax, LLC, as borrower, Blizzard Midco, LLC, the guarantors party thereto, Owl Rock Capital Corporation, as administrative agent, collateral agent and swingline lender and the other lenders from time to time party thereto, as the same may be replaced, modified, amended or restated from time to time.

“Expiration Date” has the meaning set forth in Section 11(a)(iii).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by the Board, or an authorized committee thereof, (i) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than $100,000,000, or (ii) otherwise using an Independent Financial Advisor to provide a valuation opinion; provided that for any publicly traded security listed on a national securities exchange, the Current Market Price (substituting for this purpose only a reference to such security for all references to Class A Common Stock in the definition of Current Market Price) for the applicable date shall constitute the Fair Market Value.

“GH Group” means GH 22 Holdings, Inc., a Delaware corporation, together with its Affiliates.

“GH Share Cap” means, with respect to the GH Group, the maximum number of shares of Class A Common Stock that could be issued by the Company to the GH Group without the GH Group Beneficially Owning, or otherwise having direct or indirect ownership of greater than 4.999% of the issued and outstanding shares of Capital Stock with voting rights.

“Holder” means a Person in whose name the shares of the Series A Preferred Stock are registered, which Person shall be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of Series A Preferred Stock in violation of the Investment Agreement shall be a Holder, the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Company, recognize any such Person as a Holder and the Person in whose name the shares of the Series A Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares.

“Implied Quarterly Dividend Amount” means, with respect to any share of Series A Preferred Stock, as of any date, the product of (i) the Liquidation Preference of such share (for the avoidance of doubt, reflecting increases in the amount of any Compounded Dividends on such share) on the applicable date of determination multiplied by (ii) one fourth of the Dividend Rate applicable on such date.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that does not have a material relationship with the Company.

“Individual Holder Share Cap” means, with respect to any individual Holder, the maximum number of shares of Class A Common Stock or Series A-1 Preferred Stock that could be issued by the Company to such Holder without triggering a change of control under NASDAQ Stock Market Rule 5635 (or its successor).

“Investment Agreement” means that certain Investment Agreement by and among the Company and the Investors dated as of September 23, 2022, as it may be amended, supplemented or otherwise modified from time to time.

“Investor Parties” means each Investor and each Permitted Transferee of each Investor to whom shares of Series A Preferred Stock, Class A Common Stock or Series A-1 Preferred Stock are transferred pursuant to Section 4.02 of the Investment Agreement.

“Investors” means “Purchasers” as set forth in the Investment Agreement.

“Issuance Date” means, with respect to any share of Series A Preferred Stock, the date of issuance of such share

“Junior Stock” has the meaning set forth in Section 2(c).

“Liquidation Preference” means, with respect to any share of Series A Preferred Stock, as of any date, $1,000 per share, as shall be increased for any Compounded Dividends, from time to time.

“Mandatory Conversion” has the meaning set forth in Section 7(a).

“Mandatory Conversion Date” has the meaning set forth in Section 7(a).

“Mandatory Conversion Notice Date” has the meaning set forth in Section 7(b).

“Mandatory Conversion Price” means 150% of the then-applicable Conversion Price, as adjusted pursuant to the provisions of Section 11(a). The Mandatory Conversion Price shall initially be $0.96.

“Market Disruption Event” means any of the following events:

(a) any suspension of, or limitation imposed on, trading of the Class A Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Class A Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Class A Common Stock or options contracts relating to the Class A Common Stock on the Relevant Exchange; or

(b) any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Class A Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Class A Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Class A Common Stock on the Relevant Exchange.

“NASDAQ” means The NASDAQ Global Market, The NASDAQ Global Select Market or The Nasdaq Capital Market (or any of their respective successors).

“Notice of Company Redemption” has the meaning set forth in Section 10(a)(ii).

“Notice of Mandatory Conversion” has the meaning set forth in Section 7(b).

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the Secretary, or any President or Vice President of the Company.

“Original Issuance Date” means the Closing Date, as defined in the Investment Agreement.

“Original Issuance Price” means, with respect to any share of Series A Preferred Stock, as of any date, $1,000 per share.

“Parity Stock” has the meaning set forth in Section 2(a).

“Permitted Holder” means any Investors, any Affiliate of any Investor or any “group” (as such term is used in Section 13(d) or 14(d) of the Exchange Act) in which any Investor or an Affiliate of such Investor is a member, Centerbridge Partners, L.P. and its Affiliates, funds, partnerships or other co-investment vehicles managed, advised or controlled by Centerbridge Partners, L.P. or its Affiliates, and NVX Holdings, Inc. and its Affiliates.

“Permitted Transferee” has the meaning set forth in the Investment Agreement.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.

“Preferred Stock” has the meaning set forth in the recitals above.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which holders of Class A Common Stock have the right to receive any cash, securities or other property or in which Class A Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Class A Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Redemption Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Redemption Price for each such share either to the Holder of such share or to the Transfer Agent, irrevocably, for the benefit of such Holder.

“Redemption Price” has the meaning set forth in Section 10(a)(i).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns.

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event”.

“Reorganization Event” has the meaning set forth in Section 12(a).

“Requisite Stockholder Approval” means the stockholder approval contemplated by the NASDAQ listing rules with respect to the issuance of shares of Class A Common Stock or Series A-1 Preferred Stock upon conversion of the Series A Preferred Stock in excess of the limitations imposed by such rules; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of the NASDAQ, such stockholder approval is no longer required for the Company to settle all conversions of the Series A Preferred Stock in shares of Class A Common Stock or Series A-1 Preferred Stock without regard to any Individual Holder Share Cap.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Stock” has the meaning set forth in Section 2(b).

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Series A-1 Preferred Stock” means the Company’s Series A-1 Convertible Non-Voting Perpetual Preferred Stock, par value $0.0001 per share, into which the shares of the Series A Preferred Stock may be converted.

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (i) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (ii) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

“Trading Period” has the meaning set forth in Section 7(a).

“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent and Conversion Agent for the Series A Preferred Stock, and its successors and assigns. The Transfer Agent initially shall be American Stock Transfer & Trust Company, LLC.

“Trigger Event” has the meaning set forth in Section 11(a)(vii).

“Voting Limit” means, with respect to the Elevance Group, a limit of 9.99% of the voting rights associated with the issued and outstanding shares of Capital Stock of the Company at any time.

“VWAP” per share of Class A Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Class A Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company).

SECTION 4. Dividends. (a) Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4 (such dividends, “Dividends”).

(b) Accrual of Dividends. Dividends on each share of Series A Preferred Stock (i) shall accrue on a daily basis from and including the Issuance Date of such share, whether or not declared and whether or not the Company has assets legally available to make payment thereof, at a rate equal to the Dividend Rate as further specified below and (ii) shall compound or be payable quarterly in arrears, if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Issuance Date of such share. The amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day, for all purposes under this Certificate of Designations, shall be determined by dividing (x) the Implied Quarterly Dividend Amount as of such day by (y) the actual number of days in the Dividend Payment Period in which such day falls (for the avoidance of doubt, which such number of days shall be counted from and including the Issuance Date or last Dividend Payment Date, as applicable, to but excluding the next Dividend Payment Date); provided that if during any Dividend Payment Period any Compounded Dividends in respect of one or more prior Dividend Payment Periods are paid in cash, then after the date of such payment the amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount as of such day (recalculated to take into account such payment of Compounded Dividends) by (y) the actual number of days in such Dividend Payment Period. The amount of Dividends accrued with respect to any share of Series A Preferred Stock for any Dividend Payment Period shall equal the sum of the daily Dividend amounts accrued in accordance with the prior sentence of this Section 4(b) with respect to such share during such Dividend Payment Period. Notwithstanding the foregoing, for any share of Series A Preferred Stock with an Issuance Date that is not a Dividend Payment Date, the amount of Dividends payable with respect to the initial Dividend Payment Period for such share shall equal the product of (A) a daily accrual equal to product of (x) the Liquidation Preference of such share multiplied by (y) the quotient of the Dividend Rate divided by 365, multiplied by (B) the number of days from and including such Issuance Date to but excluding the next Dividend Payment Date.

(c) Payment of Dividend. With respect to any Dividend Payment Date, the Company will pay or accrue, to the extent permitted by applicable law, in the Board’s sole discretion, Dividends on each share of Series A Preferred Stock (i) in cash (a “Cash Dividend”), if, as when and to the extent declared by the Board, or any duly authorized committee thereof, (ii) by increasing the amount of Compounded Dividends with respect to such share or (iii)

through a combination of either of the foregoing; provided that (A) Cash Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward) and (B) with respect to any Dividend Payment Date where the Company does not pay in cash all Dividends that accrued during the relevant Dividend Payment Period, the proportion of any Compounded Dividend to Dividend in respect of any Holder (the “Compounded Dividend Ratio”) shall be the same as the Compounded Dividend Ratio with respect to each Dividend paid to each other Holder that is entitled to a Dividend on such Dividend Payment Date. With respect to any Dividend Payment Date for which the Company does not for any reason (including because payment of any such Cash Dividends are prohibited by law) pay in cash all Dividends that accrued during the relevant Dividend Payment Period, any such accrued and unpaid Dividends on a share of the Series A Preferred Stock (“Compounded Dividends”) will (whether or not earned or declared) become part of the Liquidation Preference of such share of the Series A Preferred Stock as of the applicable Dividend Payment Date. Any Compounded Dividends that remain unpaid as of any determination date shall increase the Liquidation Preference in accordance with the definition of “Liquidation Preference”.

(d) Record Date. The record date for payment of Dividends that are declared and paid on any relevant Dividend Payment Date will be the close of business on the fifteenth (15th) day of the calendar month which contains the relevant Dividend Payment Date (each, a “Dividend Record Date”), and the record date for payment of any Compounded Dividends that were not declared and paid on any relevant Dividend Payment Date will be the close of business on the date that is established by the Board, or a duly authorized committee thereof, as such, which will not be more than forty-five (45) days prior to the date on which such Dividends are paid (each, a “Compounded Dividend Record Date”), in each case whether or not such day is a Business Day.

(e) Priority of Dividends. So long as any shares of Series A Preferred Stock remain outstanding, unless full Dividends (A) on all outstanding shares of Series A Preferred Stock that have accrued from and including the later of the Issuance Date or the first day of the current Dividend Payment Period in respect of such shares of Series A Preferred Stock have been declared and paid in cash, or (B) have been or contemporaneously are declared and a sum sufficient for the payment of those Dividends has been or is set aside for the benefit of the Holders for the current Dividend Payment Period (provided that, for avoidance of doubt, with respect to any Dividends the amount of which has been added to the Liquidation Preference in the form of Compounded Dividends, the Company shall be deemed to have satisfied the conditions in clause (A) and (B) of this Section 4(e)), the Company may not declare any cash dividend on, or make any cash distributions relating to, Junior Stock, or redeem, purchase, acquire (either directly or through any Subsidiary) or make a liquidation payment relating to, any Junior Stock, other than:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;

(ii) purchases of Junior Stock using the proceeds from a sale by the Company of Junior Stock;

(iii) as a result of an exchange, reclassification or conversion of any class or series of Junior Stock for or into any other class or series of Junior Stock;

(iv) purchases of fractional interests in shares of Junior Stock pursuant to the conversion, reclassification or exchange provisions of such Junior Stock or the security being converted, reclassified or exchanged;

(v) payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock or rights to purchase the same stock as that on which the dividend is being paid;

(vi) distributions of Junior Stock or rights to purchase Junior Stock;

(vii) purchases, redemptions or other acquisitions of Junior Stock for an aggregate amount up to $5,000,000.00; or

(viii) any dividend in connection with the implementation of a shareholders’ rights or similar plan, or the redemption, repurchase or exchange of any rights under any such plan.

Notwithstanding the foregoing, for so long as any shares of Series A Preferred Stock remain outstanding, if dividends are not declared and paid in full upon such shares of Series A Preferred Stock and any Parity Stock, all dividends declared upon such shares of Series A Preferred Stock and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all accrued and unpaid dividends as of the end of the most recent Dividend Payment Period per share of Series A Preferred Stock and accrued and unpaid dividends as of the end of the most recent dividend period per share of any Parity Stock bear to each other.

Subject to the provisions of this Section 4, dividends may be authorized by the Board, or any duly authorized committee thereof, and paid by the Company, on any Junior Stock and Parity Stock from time to time and the Holders will not be entitled to participate in those dividends (other than pursuant to the adjustments otherwise provided under Section 11(a) or Section 12(a), as applicable).

(f) Conversion Following a Record Date. If the Conversion Date for any shares of Series A Preferred Stock is prior to the close of business on a Dividend Record Date or a Compounded Dividend Record Date, the Holder of such shares will not be entitled to any dividend in respect of such Dividend Record Date or Compounded Dividend Record Date, as applicable, other than through the inclusion of Compounded Dividends in the Liquidation Preference as of the Conversion Date in the calculation under Section 6(a) or Section 7(a), as applicable. If the Conversion Date for any shares of Series A Preferred Stock is after the close of business on a Dividend Record Date or a Compounded Dividend Record Date but prior to the corresponding payment date for such dividend, the Holder of such shares as of such Dividend Record Date or Compounded Dividend Record Date, as applicable, shall not be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the applicable Dividend Payment Date other than through the inclusion of Compounded Dividends in the Liquidation Preference as of the Conversion Date in the calculation under Section 6(a) or Section 7(a), as applicable.

(g) Waivers. Any right related to the accrual, calculation, payment and priority of Dividends under this Section 4 or otherwise set forth in this Certificate of Designations may be waived as to such rights for all shares of Series A Preferred Stock (and the Holders thereof) upon the vote, election or approval of the Holders holding a majority of the shares of Series A Preferred Stock then outstanding.

SECTION 5. Liquidation Rights. (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders of shares of Series A Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the greater of (i) the sum of (A) the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) plus (B) the Accrued Dividends with respect to such share of Series A Preferred Stock up to, but not including, the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (ii) the amount such Holders would have received had such Holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such shares of Series A Preferred Stock into Class A Common Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein). Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5 and will have no right or claim to any of the Company’s remaining assets.

(b) Partial Payment. If in connection with any distribution described in Section 5(a), the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders of shares of Series A Preferred Stock and the liquidating distributions payable to all holders of any Parity Stock, the amounts distributed to such Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

SECTION 6. Right of the Holders to Convert.

(a) Each Holder shall have the right, at such Holder’s option, subject to the conversion procedures set forth in Section 8, to convert each share of such Holder’s Series A Preferred Stock at such time (including following the delivery of any Notice of Company Redemption) into (i) the number of shares of Class A Common Stock equal to the quotient of (A) the sum of (x) the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) with respect to such share of Series A Preferred Stock as of the applicable Conversion Date plus (y) an amount equal to the Accrued Dividends with respect to such share of Series A Preferred Stock up to, but not including, the applicable Conversion Date divided by (B) the Conversion Price in effect as of the applicable Conversion Date and (ii) cash in lieu of fractional shares as set out in Section 11(h). For the avoidance of doubt, upon settlement of a conversion at the option of the Holder of Series A Preferred Stock, such Holder shall not receive cash payment of Accrued Dividends and Compounded Dividends not theretofore added to the Liquidation Preference and the Company shall not make any payments in respect of or adjust the Conversion Price to account for Accrued Dividends and Compounded Dividends to the Conversion Date. The right of conversion may be exercised in whole but not in part as to such Holder’s Series A Preferred Stock in accordance with this Section 6. Notwithstanding the foregoing, a Holder may elect to receive upon conversion, in lieu of the shares of Class A Common Stock otherwise deliverable, one share of Series A-1 Preferred Stock for every 1,000 shares of Class A Common Stock otherwise deliverable upon conversion and cash in lieu of any fractional shares of Series A-1 Preferred Stock as set out in Section 11(h).

(b) The Company shall at all times reserve and keep available out of its authorized and unissued Class A Common Stock and Series A-1 Preferred Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Class A Common Stock and Series A-1 Preferred Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Any shares of Class A Common Stock or Series A-1 Preferred Stock issued upon conversion of Series A Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable.

(c) Notwithstanding the foregoing or anything else in this Certificate of Designations to the contrary, no Holder shall have the right to acquire shares of Class A Common Stock or Series A-1 Preferred Stock, and the Company shall not be required to issue shares of Class A Common Stock or Series A-1 Preferred Stock to such Holder, in excess of such Holder’s Individual Holder Share Cap (the “Conversion Restriction”), unless the Company shall have obtained the Requisite Stockholder Approval. Any purported delivery of shares of Class A Common Stock or Series A-1 Preferred Stock upon conversion of the Series A Preferred Stock will be void and have no effect to the extent, but only to the extent, that such delivery would result in any Holder becoming the beneficial owner of shares of Class A Common Stock or Series A-1 Preferred Stock outstanding at such time in excess of such Holder’s Individual Holder Share Cap. For the avoidance of doubt, a Holder may effect a conversion of its shares of Series A Preferred Stock pursuant to this Section 6 up to such Holder’s Individual Holder Share Cap, in each case subject to the other applicable requirements of this Certificate of Designations. If any consideration otherwise due upon the conversion of any Series A Preferred Stock pursuant to this Section 6 is not delivered as a result of the Conversion Restriction, then the Company’s obligation to deliver such consideration will not be extinguished, and the Company will deliver such consideration as soon as reasonably practicable after the Holder of such Series A Preferred Stock provides written evidence satisfactory to the Company that such delivery will not contravene the Conversion Restriction. A Holder will provide such evidence as soon as reasonably practicable after its beneficial ownership is such that additional shares of Class A Common Stock or Series A-1 Preferred Stock issuable upon conversion of the Series A Preferred Stock may be delivered without contravening the Conversion Restriction. Further, notwithstanding the foregoing or anything else in this Certificate of Designations to the contrary (but subject to waiver pursuant to Section 23), the Elevance Group and the GH Group shall not have the right to acquire shares of Class A Common Stock, and the Company shall not issue shares of Class A Common Stock to the Elevance Group or the GH Group, in excess of the Elevance Share Cap or the GH Share Cap, respectively.

SECTION 7. Mandatory Conversion by the Company. (a) So long as (1) (x) a registration statement relating to the resale of all shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock or Series A-1 Preferred Stock has become effective under the Securities Act and (y) such shares of Class A Common Stock are listed for trading on a national securities exchange or (2) such shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock or Series A-1 Preferred Stock are transferable without restriction in reliance upon Rule 144 under the Securities Act, at any time after the three (3) year anniversary of the Original Issuance Date, if the VWAP per share of Class A Common Stock on the NASDAQ (or other applicable principal national securities exchange if the Class A Common Stock is not then listed on the NASDAQ) was equal to or greater than the Mandatory Conversion Price for each of at least twenty (20) Trading Days, whether or not consecutive, in any period of thirty (30) consecutive Trading Days (such thirty (30) consecutive Trading Day period, the “Trading Period”) ending on and including the Trading Day immediately before the applicable Mandatory Conversion Notice Date, the Company may at its option, subject to the conversion procedures set forth in this Section 7, elect to convert (a “Mandatory Conversion”) all or a portion (provided that the Company converts a whole number of shares of Series A Preferred Stock) of the outstanding shares of Series A Preferred Stock into shares of Class A Common Stock (the date selected by the Company for any Mandatory Conversion pursuant to this Section 7(a), the “Mandatory Conversion Date”). In the case of a Mandatory Conversion, each share of Series A Preferred Stock then outstanding shall be converted into (i) the number of shares of Class A Common Stock equal to the quotient of (A) the sum of (x) the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends unless the Company elects to pay such Compounded Dividends not previously added to the Liquidation Preference in cash, in which case such Compounded Dividends shall not be added to the Liquidation Preference as provided in this clause (x)) plus (y) an amount equal to the Accrued Dividends with respect to such share of Series A Preferred Stock up to, but not including, the Mandatory Conversion Date divided by (B) the Conversion Price in effect as of the Mandatory Conversion Date and (ii) cash in lieu of fractional shares as set out in Section 11(h); provided, however, that the Company shall not issue any shares of Class A Common Stock upon a Mandatory Conversion to the Elevance Group or the GH Group if such issuance would result in the Elevance Group or the GH Group acquiring shares of Class A Common Stock in excess of the Elevance Share Cap or the GH Share Cap, respectively, and in lieu of any of such shares of Class A Common Stock that would have otherwise been deliverable upon Mandatory Conversion, the Elevance Group or the GH Group, as the case may be, shall receive one share of Series A-1 Preferred Stock for every 1,000 shares of Class A Common Stock and cash in lieu of any fractional shares of Series A-1 Preferred Stock as set out in Section 11(h).

Notwithstanding the foregoing, a Holder may elect to receive upon Mandatory Conversion, in lieu of the shares of Class A Common Stock otherwise deliverable, one share of Series A-1 Preferred Stock for every 1,000 shares of Class A Common Stock otherwise deliverable upon Mandatory Conversion and cash in lieu of any fractional shares of Series A-1 Preferred Stock as set out in Section 11(h); provided, however, that, unless the Company shall have obtained the Requisite Stockholder Approval, if as a result of the Conversion Restriction, all or a portion of such shares of Series A Preferred Stock to be converted may not be converted into shares of Class A Common Stock or Series A-1 Preferred Stock at such time, the Company shall deliver the maximum number of shares of Class A Common Stock or Series A-1 Preferred Stock (at the Holder’s election pursuant to Section 7(c)) that may be issued upon conversion of the Series A Preferred Stock at such time, together with an amount of cash per share of Class A Common Stock equal to the Closing Price on the Trading Day immediately prior to the Mandatory Conversion Date (such cash amount, the “Excess Amount”) in lieu of any such shares of Class A Common Stock or Series A-1 Preferred Stock otherwise deliverable upon a Mandatory Conversion in excess of the Conversion Restriction; provided, further, that, if the payment of such Excess Amount would have the effect of causing a default under the Existing Credit Agreement, then such Excess Amount shall only be due and payable on the first Dividend Payment Date when such payment of such Excess Amount would not cause a default under the Existing Credit Agreement.

(b) Notice of Mandatory Conversion. If the Company elects to effect a Mandatory Conversion, the Company shall provide notice of Mandatory Conversion to each Holder (such notice, a “Notice of Mandatory Conversion”). The Mandatory Conversion Date selected by the Company shall be no less than ten (10) Business Days and no more than twenty (20) Business Days after the date on which the Company provides the Notice of Mandatory Conversion to the Holders (such date that the Notice of Mandatory Conversion is provided to Holders, the “Mandatory Conversion Notice Date”). The Notice of Mandatory Conversion shall state, as appropriate:

(i) the Mandatory Conversion Date selected by the Company; and

(ii) the Conversion Price as in effect on the Mandatory Conversion Date, the number of shares Series A Preferred Stock to be converted from such Holder, the number of shares of Class A Common Stock to be issued to such Holder upon conversion of each such share of Series A Preferred Stock and, if applicable, the amount of Compounded Dividends as of the Mandatory Conversion Date.

(c) Holder’s Election. Within five (5) Business Days of such Holder’s receipt of the Notice of Mandatory Conversion, each Holder shall provide notice to the Company informing the Company of its election to receive Class A Common Stock or Series A-1 Preferred Stock upon Mandatory Conversion of its Series A Preferred Stock. Notwithstanding the foregoing, if such Holder shall fail to provide the notice required by this Section 7(c), such Holder shall be deemed to elect to convert its shares of Series A Preferred Stock into Class A Common Stock.

(d) Holder Information. In connection with any registration statement or resale prospectus contemplated by Section 7(a) hereof, each Holder agrees to provide the Company with such information that the Company reasonably requests in connection with the Company’s preparation of such registration statement and resale prospectus.

SECTION 8. Conversion Procedures and Effect of Conversion. (a) Conversion Procedure. A Holder must do each of the following in order to convert shares of Series A Preferred Stock pursuant to this Section 8(a):

(i) in the case of a conversion pursuant to Section 6(a), complete and manually sign the conversion notice (the “Conversion Notice”) provided by the Conversion Agent (which Conversion Notice must specify whether the Holder has elected to receive Series A-1 Preferred Stock in lieu of the Class A Common Stock otherwise deliverable upon conversion), and deliver such notice to the Conversion Agent; provided that a Conversion Notice may be conditional (which condition may be a condition subsequent) on the completion of a Change of Control or other corporate transaction or other event or period of time; and provided, further that if such Holder shall fail to specify whether it has elected to receive Series A-1 Preferred Stock in lieu of Class A Common Stock upon conversion, such Holder shall be deemed to have elected to receive shares of Class A Common Stock upon such conversion;

(ii) surrender to the Conversion Agent the certificate or certificates (if any) representing the shares of Series A Preferred Stock to be converted (or, if such Holder alleges that such certificate or certificates have been lost, stolen or destroyed, a lost certificate or certificates affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate or certificates);

(iii) if required, furnish appropriate endorsements and transfer documents in a form reasonably acceptable to the Company; and

(iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 20.

The foregoing clauses (ii), (iii) and (iv) shall be conditions to the issuance of shares of Class A Common Stock or Series A-1 Preferred Stock to the Holders in the event of a Mandatory Conversion pursuant to Section 7 (but, for the avoidance of doubt, not to the Mandatory Conversion of the shares of Series A Preferred Stock on the Mandatory Conversion Date, which such Mandatory Conversion shall be deemed to occur automatically on the Conversion Date). The Holder may, in respect of a Mandatory Conversion, deliver a notice to the Conversion Agent specifying, in respect of the deliverable shares of Class A Common Stock or Series A-1 Preferred Stock, a delivery method of either book-entry basis, through the facilities of The Depositary Trust Company (if eligible) or certificated form. If no such notice is delivered, the Holder shall be deemed to have chosen delivery by book-entry.

The “Conversion Date” means (A) with respect to conversion of any shares of Series A Preferred Stock at the option of any Holder pursuant to Section 6(a), the date on which such Holder complies with the procedures in this Section 8(a) (including the satisfaction of any conditions to conversion set forth in the Conversion Notice) and (B) with respect to Mandatory Conversion pursuant to Section 7(a), the Mandatory Conversion Date.

(b) Effect of Conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Series A Preferred Stock, Dividends shall no longer accrue or be declared on any such shares of Series A Preferred Stock, and such shares of Series A Preferred Stock shall cease to be outstanding, be retired and canceled and may not be reissued as shares of such series.

(c) Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Class A Common Stock or Series A-1 Preferred Stock and, to the extent applicable, cash, securities or other property issuable upon conversion of Series A Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Class A Common Stock or Series A-1 Preferred Stock and/or cash, securities or other property as of the close of business on such Conversion Date. As promptly as practicable on or after the Conversion Date and compliance by the applicable Holder with the relevant procedures contained in Section 8(a) (and in any event no later than three (3) Trading Days thereafter; provided, however, that, if a written notice from the Holder in accordance with Section 8(a)(i) specifies a date of delivery for any shares of Class A Common Stock or Series A-1 Preferred Stock, such shares shall be delivered on the date so specified, which shall be no earlier than the second (2nd) Business Day immediately following the date of such notice and no later than the seventh (7th) Business Day thereafter), the Company shall issue the number of whole shares of Class A Common Stock or Series A-1 Preferred Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares as set out in Section 11(h) and any Excess Amount) and, to the extent applicable, any cash, securities or other property issuable thereon. Such delivery of shares of Class A Common Stock or Series A-1 Preferred Stock, securities or other property shall be made by book-entry or, at the request of the Holder, by delivering a notice to the Conversion Agent, through the facilities of The Depository Trust Company or in certificated form. Any such certificate or certificates shall be delivered by the Company to the appropriate Holder on a book-entry basis, through the facilities of The Depository Trust Company, or by mailing certificates evidencing the shares to the Holders, in each case at their respective addresses as set forth in the Conversion Notice (in the case of a conversion pursuant to Section 6(a)) or in the records of the Company or as set forth in a notice from the Holder to the Conversion Agent, as applicable (in the case of a Mandatory Conversion). In the event that a Holder shall not by written notice designate the name in which shares of Class A Common Stock or Series A-1 Preferred Stock (and payments of cash in lieu of fractional shares) and, to the extent applicable, cash, securities or other property to be delivered upon conversion of shares of Series A Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Company shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(d) Status of Converted or Reacquired Shares. Shares of Series A Preferred Stock converted in accordance with this Certificate of Designations, or otherwise acquired by the Company in any manner whatsoever, shall be retired promptly after the conversion or acquisition thereof, and may not be reissued as shares of Series A Preferred Stock. All such shares shall, upon their retirement and any filing required by the DGCL, become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation.

(e) Partial Conversion. In case any certificate for shares of Series A Preferred Stock shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the shares of Series A Preferred Stock not converted.

SECTION 9. Change of Control.

(a) Change of Control Rights.

(i) Company’s Change of Control Call. Upon the occurrence of a Change of Control, and subject to the right of each Holder to convert its outstanding shares of Series A Preferred Stock pursuant to Section 6 prior to any such purchase, the Company shall have the option to purchase (a “Change of Control Call”) any or all of the then outstanding shares of Series A Preferred Stock for which any Holder has not elected to exercise a Change of Control Put pursuant to Section 9(b) at a purchase price per share of Series A Preferred Stock, payable in cash in an amount equal to (i) if the Change of Control Effective Date occurs at any time prior to the fifth anniversary of the Original Issuance Date, 160% of the Original Issuance Price or (ii) if the Change of Control Effective Date occurs at any time on or after the fifth anniversary of the Original Issuance Date, the sum of (x) the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) of such share of Series A Preferred Stock plus (y) the Accrued Dividends in respect of such share of Series A Preferred Stock up to, but not including, the Change of Control Purchase Date (the “Change of Control Call Price”). Notwithstanding the foregoing, the Company will not be permitted to exercise the Change of Control Call, or otherwise send a Call Notice pursuant to this Section 9 unless the Company or the acquiring or surviving Person in such Change of Control has or will have sufficient funds legally available to fully pay the Change of Control Call Price in respect of all shares of Series A Preferred Stock subject to a Call Notice.

(ii) Holder Change of Control Put. Subject to compliance with the procedures set forth in this Section 9 and the application of Section 9(i), upon the occurrence of a Change of Control, each Holder of outstanding shares of Series A Preferred Stock shall have the option to require the Company to purchase (a “Change of Control Put”) any or all of its shares of Series A Preferred Stock at a purchase price per share of Series A Preferred Stock, payable in cash in an amount equal to (i) if the Change of Control Effective Date occurs at any time prior to the fifth anniversary of the Original Issuance Date, 160% of the Original Issuance Price or (ii) if the Change of Control Effective Date occurs at any time on or after the fifth anniversary of the Original Issuance Date, the sum of (x) the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) of such share of Series A Preferred Stock plus (y) the Accrued Dividends in respect of such share of Series A Preferred Stock up to, but not including, the Change of Control Purchase Date (the “Change of Control Put Price”); provided, that the Company shall only be required to pay the Change of Control Put Price to the extent such purchase can be made out of funds legally available therefor in accordance with Section 9(i). For clarity, any shares of Series A Preferred Stock that a Holder does not convert as set forth in this clause (ii) shall remain outstanding until otherwise redeemed pursuant to the terms hereof.

(b) Change of Control Notice. On or before the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating a Change of Control (or, if later, promptly after the Company discovers that a Change of Control may occur), a written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain (the “Change of Control Notice”):

(i) the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed);

(ii) the anticipated total purchase price (if any) associated with the Change of Control;

(iii) the amount of cash and/or other consideration payable per share of Series A Preferred Stock, if such Holder elects to exercise a Change of Control Put;

(iv) the Change of Control Purchase Date for such shares of Series A Preferred Stock, which shall be any Business Day of the Company’s choosing that is no less than twenty (20) days and no more than sixty (60) days after the Change of Control Notice is mailed;

(v) the date by which the Holder must elect to exercise a Change of Control Put (which shall be no earlier than ten (10) Business Days after the date of receipt of the Change of Control Notice) (the “Change of Control Put Deadline”);

(vi) the instructions a Holder must follow to exercise a Change of Control Put in connection with such Change of Control; and

(vii) that payment of the Change of Control Put Price is conditional upon the closing of such Change of Control.

(c) Call Notice. After the close of business on the Change of Control Put Deadline, then the Company shall have the option to exercise its Change of Control Call under Section 9(a)(i) with respect to any or all of the then outstanding shares of Series A Preferred Stock for which any Holder has not elected to exercise a Change of Control Put pursuant to Section 9(b). At any time after the close of business on the Change of Control Put Deadline until the Change of Control Effective Date, a written notice may be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain (the “Call Notice”):

(i) the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed);

(ii) the anticipated total purchase price (if any) associated with the Change of Control;

(iii) a statement that the Company is exercising its Change of Control Call under Section 9(a)(i);

(iv) the number of shares of Series A Preferred Stock to be purchased from such Holder pursuant to the Company’s Change of Control Call (which shall be any or all of such Holder’s shares for which the Holder has not elected to exercise a Change of Control Put);

(v) the Change of Control Purchase Date for such shares of Series A Preferred Stock, which shall be any Business Day of the Company’s choosing that is no less than ten (10) days and no more than sixty (60) days after the Call Notice is mailed;

(vi) the instructions a Holder must follow to receive payment of the Change of Control Call Price;

(vii) the amount of cash and/or other consideration payable per share of Series A Preferred Stock to be purchased from such Holder; and

(viii) that payment of the Change of Control Call Price is conditional upon the closing of such Change of Control.

(d) Change of Control Put Procedure. To exercise a Change of Control Put, a Holder must, no later than 5:00 p.m., New York City time, on the Change of Control Put Deadline, surrender to the Conversion Agent the certificates representing the shares of Series A Preferred Stock to be purchased by the Company or lost stock affidavits therefor and a notice including wire transfer instructions for the payment of the Change of Control Put Price.

(e) Change of Control Call Procedure. To receive payment of the Change of Control Call Price, a Holder must, in accordance with the instructions set forth in the Call Notice, surrender to the Conversion Agent the certificates representing the shares of Series A Preferred Stock to be purchased by the Company (as indicated in the Call Notice) or lost stock affidavits therefor and a notice including wire transfer instructions for the payment of the Change of Control Call Price, provided, however, for the avoidance of doubt, any failure by a Holder to surrender such Holder’s certificates representing the shares of Series A Preferred Stock to be purchased pursuant to the Change of Control Call shall not delay the associated purchase and the Change of Control Call shall be deemed to occur automatically on the Change of Control Purchase Date upon the transfer of the Change of Control Call Price to such Holder.

(f) Delivery upon Change of Control Call or Change of Control Put. Upon a Change of Control Call or Change of Control Put, but subject to and contingent upon the closing of the Change of Control, subject to Section 9(i) below, the Company (or its successor) shall deliver or cause to be delivered to the Holder by wire transfer the Change of Control Call Price or Change of Control Put Price, as applicable, of such Holder’s shares of Series A Preferred Stock.

(g) Treatment of Shares. Until payment of the Change of Control Put Price or Change of Control Call Price, as applicable, such share of Series A Preferred Stock will remain outstanding and will continue to be entitled to all of the powers, designations, preferences and other rights provided herein, including conversion, dividend and voting rights. Any shares of Series A Preferred Stock that are converted prior to or on the Change of Control Purchase Date in accordance with this Certificate of Designations shall not be entitled to receive any payment of the Change of Control Put Price or Change of Control Call Price, as applicable.

(h) Partial Exercise of Change of Control Put or Change of Control Call. In the event that a Change of Control Put or Change of Control Call is effected with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock held by a Holder and the Company does not elect to exercise a Change of Control Call with respect to such remaining shares, following such Change of Control Put or Change of Control Call the Company shall execute and deliver to such Holder, at the expense of the Company, a certificate evidencing the shares of Series A Preferred Stock held by the Holder as to which a Change of Control Put and Change of Control Call was not effected (or book-entry interests representing such shares).

(i) Sufficient Funds. If the Company shall not have sufficient funds legally available under applicable law to purchase all shares of Series A Preferred Stock for which Holders have elected to exercise their Change of Control Put pursuant to this Section 9, the Company shall (i) purchase, pro rata among the Holders that have elected to exercise their Change of Control Put pursuant to this Section 9, a number of shares of Series A Preferred Stock with an aggregate Change of Control Put Price equal to the amount legally available for the purchase of shares of Series A Preferred Stock under applicable law and (ii) purchase any shares of Series A Preferred Stock not purchased because of the foregoing limitations at the applicable Change of Control Put Price as soon as practicable after the Company is able to make such purchase out of funds legally available for the purchase of such shares of Series A Preferred Stock. The inability of the Company (or its successor) to make a purchase payment for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. Notwithstanding the foregoing, in the event a Holder exercises a Change of Control Put pursuant to this Section 9 at a time when the Company is restricted or prohibited (contractually or otherwise) from redeeming some or all of the Series A Preferred Stock subject to the Change of Control Put, the Company will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 9.

(j) Change of Control Agreements. The Company shall not enter into any agreement for a transaction constituting a Change of Control unless (i) such agreement provides for or does not interfere with or prevent (as applicable) the exercise by the Holders of their Change of Control Put in a manner that is consistent with and gives effect to this Section 9, and (ii) the acquiring or surviving Person in such Change of Control represents or covenants, in form and substance reasonably satisfactory to the Board acting in good faith, that at the closing of such Change of Control such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Company’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Change of Control and the payment of the Change of Control Put Price or Change of Control Call Price, as applicable, in respect of shares of Series A Preferred Stock that have not been converted into Class A Common Stock or Series A-1 Preferred Stock prior to the Change of Control Effective Date pursuant to Section 6 or Section 7, as applicable.

(k) Full Payment. Upon full payment of the Change of Control Call Price or Change of Control Put Price, as applicable, for any shares of Series A Preferred Stock subject to a Change of Control Call or Change of Control Put, as applicable, such shares of Series A Preferred Stock will no longer be deemed to be outstanding for any purpose, shall be retired and canceled and may not be reissued as shares of such series; and all rights (except the right to receive the Change of Control Call Price or Change of Control Put Price, as applicable) of the Holder of such shares of Series A Preferred Stock shall cease and terminate with respect to such shares.

(l) Treatment of Existing Credit Agreement. Notwithstanding anything in this Certificate of Designations to the contrary, but subject to the terms set forth herein, the Company shall not pay, and shall not be required to pay, any Change of Control Put Price or Change of Control Call Price if such payment is not permitted under, or would result in a breach of, or event of default under, the Existing Credit Agreement or any other credit agreement, indenture or other financing arrangement of the Company or its Subsidiaries.

SECTION 10. Redemption. (a) Redemption at the Option of the Company.

(i) At any time on or after the five (5)-year anniversary of the Original Issuance Date, the Company shall have the right (the “Company Redemption Right”) to redeem, in whole or from time to time in part, the shares of Series A Preferred Stock of any Holder outstanding at such time at a redemption price equal to the sum of (x) the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) of the shares of Series A Preferred Stock to be redeemed plus (y) an amount equal to the Accrued Dividends with respect to such shares of Series A Preferred Stock up to, but not including, the applicable Redemption Date (such price, the “Redemption Price”). Notwithstanding the foregoing, the Company will not exercise the Company Redemption Right, or otherwise send a Notice of Company Redemption in respect of the redemption of, any Series A Preferred Stock pursuant to this Section 10 unless the Company has sufficient funds legally available to fully pay the Redemption Price in respect of all shares of Series A Preferred Stock called for redemption. The Redemption Price shall be payable in cash. If fewer than all of the shares of Series A Preferred Stock then outstanding are to be redeemed pursuant to this Section 10(a), then such redemption shall occur on a pro rata basis with respect to all Holders based on the total number of shares of Series A Preferred Stock then held by such Holder relative to the total number of shares of Series A Preferred Stock then outstanding.

(ii) To exercise the Company Redemption Right pursuant to this Section 10(a), the Company shall deliver written notice thereof (a “Notice of Company Redemption”) to the Holders and the Transfer Agent at least ten (10) Business Days prior to the Redemption Date designated therein for such redemption. The Notice of Company Redemption shall contain instructions whereby Holders will surrender to the Transfer Agent all shares of Series A

Preferred Stock; provided, however, for the avoidance of doubt, any failure by the Holder to surrender such Holder’s certificates representing the shares of Series A Preferred Stock to be redeemed shall not delay the associated redemption and the redemption shall be deemed to occur automatically on the Redemption Date upon the transfer of the Redemption Price of the shares of Series A Preferred Stock then-held by such Holder to such Holder. The Company shall deliver or cause to be delivered to each Holder that has complied with the instructions set forth in such Notice of Company Redemption, cash by wire transfer in an amount equal to the Redemption Price of the shares of Series A Preferred Stock in respect of which such Holder has complied with such instructions in accordance herewith.

(b) Effect of Redemption. With respect to any share of Series A Preferred Stock specified to be redeemed by the Company pursuant to the Company Redemption Right and which has been redeemed in accordance with the provisions of this Section 10, or for which the Company has irrevocably deposited an amount equal to the Redemption Price in respect of such share with the Transfer Agent, then (i) Dividends (including Compounded Dividends) shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate.

(c) Partial Redemption. In the event that the Company Redemption Right is exercised with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock held by a Holder, upon such redemption, the Company shall execute and the Transfer Agent shall countersign and deliver to such Holder, at the expense of the Company, a certificate representing the shares of Series A Preferred Stock held by the Holder as to which a Company Redemption Right was not exercised (or book-entry interests representing such shares).

SECTION 11. Anti-Dilution Adjustments. (a) Adjustments. The Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Company shall not make any adjustment to the Conversion Rate if Holders of the Series A Preferred Stock participate, at the same time and upon the same terms as holders of Class A Common Stock and solely as a result of holding shares of Series A Preferred Stock, in any transaction described in this Section 11(a), without having to convert their Series A Preferred Stock, as if the respective Holders held such a number of shares of Class A Common Stock into which the number of shares of Series A Preferred Stock held by such Holders are then convertible pursuant to Section 6(a):

(i) The issuance of Class A Common Stock as a dividend or distribution to all or substantially all holders of Class A Common Stock, or a subdivision or combination of Class A Common Stock or a reclassification of Class A Common Stock into a greater or lesser number of shares of Class A Common Stock, in which event the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)

CR0 = the Conversion Rate in effect immediately prior to the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

CR1 = the new Conversion Rate in effect immediately after the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

OS0 = the number of shares of Class A Common Stock outstanding immediately prior to the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification

OS1 = the number of shares of Class A Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such event

Any adjustment made pursuant to this clause (i) shall be effective immediately after the close of business on the Record Date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification. If any such event is announced or declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.

(ii) The dividend, distribution or other issuance to all or substantially all holders of Class A Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan (in which event the provisions of Section 11(a)(vii) shall apply)), options or warrants entitling them to subscribe for or purchase shares of Class A Common Stock for a period expiring forty-five (45) days or less from the date of issuance thereof, at a price per share that is less than the Current Market Price as of the Record Date for such issuance, in which event the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x [(OS0+X) / (OS0+Y)]

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

CR1 = the new Conversion Rate in effect immediately following the close of business on the Record Date for such dividend, distribution or issuance

OS0 = the number of shares of Class A Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

X = the total number of shares of Class A Common Stock issuable pursuant to such rights, options or warrants

Y = the number of shares of Class A Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Record Date for such dividend, distribution or issuance.

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders to purchase the Class A Common Stock at a price per share that is less than the Current Market Price as of the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Company receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (ii) shall become effective immediately following the close of business on the Record Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Class A Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Class A Common Stock actually delivered.

(iii) The Company or one or more of its Subsidiaries purchases Class A Common Stock pursuant to a tender offer or exchange offer (other than an exchange offer that constitutes a Distribution Transaction subject to Section 11(a)(v)) by the Company or a Subsidiary of the Company for all or any portion of the Class A Common Stock, or otherwise acquires Class A Common Stock (except (1) in an open market purchase in compliance with Rule 10b-18 promulgated under the Exchange Act, (2) through an “accelerated share repurchase” on customary terms, (3) in connection with tax withholding upon vesting or settlement of options, restricted stock units, performance share units or other similar equity awards or upon forfeiture or cashless exercise of options or other equity awards or (4) through purchases of Junior Stock using the proceeds from a sale by the Company of Junior Stock) (a “Covered Repurchase”), if the cash and value of any other consideration included in the payment per share of Class A Common Stock validly tendered, exchanged or otherwise acquired through a Covered Repurchase exceeds the arithmetic average of the VWAP per share of Class A Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) or shares of Class A Common Stock are otherwise acquired through a Covered Repurchase (the “Expiration Date”), in which event the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1)) / (SP1 x OS0)]

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Expiration Date

CR1 = the new Conversion Rate in effect immediately after the close of business on the Expiration Date

FMV = the Fair Market Value, on the Expiration Date, of all cash and any other consideration paid or payable for all shares validly tendered or exchanged and not withdrawn, or otherwise acquired through a Covered Repurchase, as of the Expiration Date

OS0 = the number of shares of Class A Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (including the shares to be purchased in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

OS1 = the number of shares of Class A Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase of shares in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

SP1 = the arithmetic average of the VWAP per share of Class A Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the Expiration Date

Such adjustment shall become effective immediately after the close of business on the Expiration Date. If an adjustment to the Conversion Rate is required under this Section 11(a)(iii), delivery of any additional shares of Class A Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(iii) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(iii).

In the event that the Company or any of its Subsidiaries is obligated to purchase Class A Common Stock pursuant to any such tender offer, exchange offer or other commitment to acquire shares of Class A Common Stock through a Covered Repurchase but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would have been then in effect if such tender offer, exchange offer or Covered Repurchase had not been made.

(iv) The Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Class A Common Stock (other than for cash in lieu of fractional shares), shares of any class of its Capital Stock, evidences of its indebtedness, assets, other property or securities, but excluding (A) dividends or distributions referred to in Section 11(a)(i) or Section 11(a)(ii) hereof, (B) Distribution Transactions as to which Section 11(a)(v) shall apply, (C) dividends or distributions paid exclusively in cash as to which Section 11(a)(vi) shall apply and (D) rights, options or warrants distributed in connection with a stockholder rights plan as to which Section 11(a)(vii) shall apply (any of such shares of its Capital Stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [SP0 / (SP0 - FMV)]

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CR1 = the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0 = the Current Market Price as of the Record Date for such dividend or distribution

FMV = the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding share of Class A Common Stock on the Record Date for such dividend or distribution; provided that, if FMV is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall distribute to each holder of Series A Preferred Stock on the date the applicable Distributed Property is distributed to holders of Class A Common Stock, but without requiring such holder to convert its shares of Series A Preferred Stock, in respect of each share of Series A Preferred Stock held by such holder, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Class A Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution

Any adjustment made pursuant to this clause (iv) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any such dividend or distribution is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution shall not occur, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v) The Company effects a Distribution Transaction, in which case the Conversion Rate in effect immediately prior to the effective date of the Distribution Transaction shall be increased based on the following formula:

CR1 = CR0 x [(FMV + MP0) / MP0]

CR0 = the Conversion Rate in effect immediately prior to the close of business on the effective date of the Distribution Transaction

CR1 = the new Conversion Rate in effect immediately after the close of business on the effective date of the Distribution Transaction

FMV = the arithmetic average of the volume-weighted average prices for a share of the capital stock or other interest distributed to holders of Class A Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such capital stock or other interest on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company), for each of the ten consecutive full Trading Days commencing with, and including, the first Trading Day following the effective date of the Distribution Transaction

MP0 = the arithmetic average of the VWAP per share of Class A Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the first Trading Day following the effective date of the Distribution Transaction

Such adjustment shall become effective immediately following the close of business on the effective date of the Distribution Transaction. If an adjustment to the Conversion Rate is required under this Section 11(a)(v), delivery of any additional shares of Class A Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(v) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(v).

(vi) The Company makes a cash dividend or distribution to all or substantially all holders of the Class A Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [SP0 / (SP0 – C)]

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CR1 = the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0 = the Current Market Price as of the Record Date for such dividend or distribution

C = the amount in cash per share of Class A Common Stock the Company distributes to all or substantially all holders of its Class A Common Stock; provided that, if C is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall pay to each holder of Series A Preferred Stock on the date the applicable cash dividend or distribution is made to holders of Class A Common Stock, but without requiring such holder to convert its shares of Series A Preferred Stock, in respect of each share of Series A Preferred Stock held by such holder, the amount of cash such holder would have received had such holder owned a number of shares of Class A Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution

Any adjustment made pursuant to this clause (vi) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any dividend or distribution is declared but not paid, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution will not be paid, to the Conversion Rate that would then be in effect if such had dividend or distribution not been declared.

(vii) If the Company has a stockholder rights plan in effect with respect to the Class A Common Stock on any Conversion Date, upon conversion of any shares of the Series A Preferred Stock, Holders of such shares will receive, in addition to the applicable number of shares of Class A Common Stock, the rights under such rights plan relating to such Class A Common Stock, unless, prior to such Conversion Date, the rights have (i) become exercisable or (ii) separated from the shares of Class A Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Company had made a distribution of such rights to all holders of Class A Common Stock as described in Section 11(a)(iv). Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Company for shares of Class A Common Stock or other property or securities, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the Company had instead issued such shares of Class A Common Stock or other property or securities as a dividend or distribution of shares of Class A Common Stock pursuant to Section 11(a)(i) or Section 11(a)(iv), as applicable.

Notwithstanding anything to the contrary in this Section 11(a)(vii), no adjustment shall be required to be made to the Conversion Rate with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series A Preferred Stock in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person”.

(b) Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one share of Class A Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than one percent that has not been made will be made upon any Conversion Date or redemption or repurchase date.

(c) When No Adjustment Required. (i) Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted for the issuance of Class A Common Stock or any securities convertible into or exchangeable for Class A Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Class A Common Stock.

(ii) Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

(iii) No adjustment to the Conversion Rate will be made:

(A) upon the issuance of any shares of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Class A Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B) upon the issuance of any shares of Class A Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs, including, without limitation, the Company’s 2020 Incentive Award Plan, 2021 Inducement Award Plan and 2020 Employee Stock Purchase Plan;

(C) upon the issuance of any shares of Class A Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security, including the Series A Preferred Stock; or

(D) for a change in the par value of the Class A Common Stock.

(d) Successive Adjustments. After an adjustment to the Conversion Rate under this Section 11, any subsequent event requiring an adjustment under this Section 11 shall cause an adjustment to such Conversion Rate as so adjusted.

(e) Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 11 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 11 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(f) Notice of Adjustments. Whenever the Conversion Rate is adjusted as provided under this Section 11, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):

(i) compute the adjusted applicable Conversion Rate in accordance with this Section 11 and prepare and transmit to the Conversion Agent an Officer’s Certificate setting forth the applicable Conversion Rate, the method of calculation thereof, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii) provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

(g) Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to this Section 11(g) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of

Class A Common Stock or Series A-1 Preferred Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Series A Preferred Stock and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Class A Common Stock or Series A-1 Preferred Stock pursuant to the conversion of Series A Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 11.

(h) Fractional Shares. No fractional shares of Class A Common Stock or Series A-1 Preferred Stock will be delivered to the Holders upon conversion.

(i) In the case of Class A Common Stock, in lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Company’s sole discretion, an amount in cash equal to the fraction of a share of Class A Common Stock multiplied by the Closing Price of the Class A Common Stock on the Trading Day immediately preceding the applicable Conversion Date. In order to determine whether the number of shares of Class A Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series A Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such Holder that are being converted on any single Conversion Date.

(ii) In the case of Series A-1 Preferred Stock, in lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Company’s sole discretion, an amount in cash equal to the product of (A) such excess fractional share of Series A-1 Preferred Stock multiplied by 1000 and (B) the Closing Price of the Class A Common Stock on the Trading Day immediately preceding the applicable Conversion Date. In order to determine whether the number of shares of Series A-1 Preferred Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series A Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such Holder that are being converted on any single Conversion Date.

SECTION 12. Adjustment for Reorganization Events.

(a) Reorganization Events. In the event of:

(i) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Company with or into another Person, in each case, pursuant to which at least a majority of the Class A Common Stock is changed or converted into, or exchanged for, cash, securities or other property of the Company or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or a majority of the property and assets of the Company, in each case pursuant to which the Class A Common Stock is converted into cash, securities or other property; or

(iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Class A Common Stock into other securities;

(each of which is referred to as a “Reorganization Event”) then each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the Holders and subject to Section 12(d) and Section 13(b), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date) that the Holder of such share of Series A Preferred Stock would have received in such Reorganization Event had such Holder converted its shares of Series A Preferred Stock into the applicable number of shares of Class A Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Rate applicable immediately prior to the effective date of the Reorganization Event and the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) applicable at the time of such subsequent conversion; provided that the foregoing shall not apply if such Holder is a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Class A Common Stock held by such Constituent Persons or such Affiliate thereof. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Class A Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person or an Affiliate thereof), then for the purpose of this Section 12(a), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Class A Common Stock. In the event of a Reorganization Event that constitutes a Change of Control and either the Company exercises its Change of Control Call with respect to any shares of Series A Preferred Stock pursuant to Section 9 or any Holder exercises such Holder’s rights with respect to any of such Holder’s shares of Series A Preferred Stock pursuant to Section 9, this Section 12(a) shall not apply to such shares of Series A Preferred Stock.

(b) Successive Reorganization Events. The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of Capital Stock received by the holders of the Class A Common Stock in any such Reorganization Event.

(c) Reorganization Event Notice. The Company (or any successor) shall, no less than thirty (30) days prior to the anticipated effective date of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12.

(d) Reorganization Event Agreements. The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 12, and (ii) to the extent that the Company is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Stock into Capital Stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

SECTION 13. Voting Rights.

(a) General. Except as provided in Section 13(c), Holders of shares of Series A Preferred Stock shall be entitled to vote as a single class with the holders of the Class A Common Stock and the holders of any other class or series of Capital Stock of the Company then entitled to vote with the Class A Common Stock on all matters submitted to a vote of the holders of Class A Common Stock (and, if applicable, holders of any other class or series of Capital Stock of the Company). Each Holder shall be entitled to the number of votes, rounded down to the nearest whole number, not to exceed such Holder’s Individual Holder Share Cap or, in the case of the Elevance Group, the Voting Limit, equal to the product of (i) the largest number of whole shares of Class A Common Stock into which all shares of Series A Preferred Stock could be converted pursuant to Section 6 (taking into account the Conversion Restriction to the extent applicable) multiplied by (ii) a fraction the numerator of which is the number of shares of Series A Preferred Stock held by such Holder and the denominator of which is the aggregate number of issued and outstanding shares of Series A Preferred Stock, in each case at and calculated as of the record date for the determination of stockholders entitled to vote or consent on such matters or, if no such record date is established, at and as of the date such vote or consent is taken or any written consent of stockholders is first executed. The Holders shall be entitled to notice of any meeting of holders of Common Stock in accordance with the Certificate of Incorporation and Bylaws of the Company, each as in effect as of such applicable date.

(b) Adverse Changes. The affirmative vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required pursuant to the DGCL:

(i) any amendment, alteration or repeal (whether by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations) or Bylaws that would materially, adversely and disproportionately affect the rights, preferences, privileges or powers (including voting powers) of the Series A Preferred Stock or the Holder thereof;

(ii) any amendment or alteration (whether by merger, consolidation or otherwise) of, or any supplement (whether by a certificate of designations or otherwise) to, the Certificate of Incorporation or any provision thereof, or any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue, any Senior Stock, Parity Stock or any other class or series of Capital Stock of the Company ranking senior to or pari passu with the Series A Preferred Stock as to dividend rights or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

(iii) the Company or any of its Subsidiaries issuing or authorizing the issuance of any debt security, if the Company’s Consolidated Total Net Debt following such action would exceed four times the Company’s Consolidated EBITDA for its most recently completed four consecutive fiscal quarters; provided that no consent of the Holders shall be required with respect to the issuance or the authorization of the issuance by the Company or any of its Subsidiaries of any debt security issued or authorized by the Company or any of its Subsidiaries to redeem, repay, repurchase, defease, retire or otherwise refinance outstanding indebtedness of the Company or any of its Subsidiaries; provided, further, that no consent of the Holders shall be required with respect to any draws or the incurrence of indebtedness by the Company or any of its Subsidiaries under the Existing Credit Agreement;

(iv) the Company selling, issuing, sponsoring, creating or distributing any digital tokens, cryptocurrency or other blockchain-bassets, or the Company holding more than 10% of its total cash and cash equivalents in digital tokens, cryptocurrency or other blockchain-based assets; any

(v) the Company agreeing to take any of the foregoing actions listed in clauses (i) through (iv) of this Section 13(b);

provided, however, that, with respect to any merger, consolidation or similar transaction in which the holders of the Series A Preferred Stock receive equity securities with rights, preferences, privileges and powers (including voting power) substantially the same as those of the Series A Preferred Stock and the provisions of the certificate of incorporation and bylaws (or equivalent governing documents) of the surviving entity or successor entity in such transaction do not differ from the Certificate of Incorporation or Bylaws in any manner that would have an adverse effect, in any material respect, on the rights, preferences, privileges or powers (including voting power) of the Series A Preferred Stock or the holders thereof, such holders shall not have any voting rights with respect to such amendment, alteration or repeal pursuant to clause (i) above.

For purposes of this Section 13, the filing in accordance with applicable law of a certificate of designations or any similar document setting forth or changing the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of stock of the Company shall be deemed an amendment to the Certificate of Incorporation.

(c) Each Holder of Series A Preferred Stock will have one vote per share on any matter on which Holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

(d) The vote, approval or election of the Holders holding at least seventy-five percent (75%) of the shares of Series A Preferred Stock outstanding at such time, voting or acting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be required and will be sufficient to waive or amend any provision of this Certificate of Designations, and any amendment or waiver of any of the provisions of this Certificate of Designations approved by such percentage of the Holders shall be binding on all of the Holders.

(e) For the avoidance of doubt and notwithstanding anything to the contrary in the Certificate of Incorporation or Bylaws of the Company, the Holders of Series A Preferred Stock shall have the exclusive consent and voting rights set forth in Section 13(b) and Section 13(c) and may take action or consent to any action with respect to such rights without a meeting by delivering a waiver or consent in writing or by electronic transmission of the Holders of the Series A Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders.

SECTION 14. Preemptive Rights. Except for the preemptive rights set forth in Section 4.09 of the Investment Agreement, the Holders shall not have any preemptive rights.

SECTION 15. Term. Except as expressly provided in this Certificate of Designations, the shares of Series A Preferred Stock shall not be redeemable or otherwise mature and the term of the Series A Preferred Stock shall be perpetual.

SECTION 16. Creation of Capital Stock. Subject to Section 13(b)(ii), the Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock of the Company.

SECTION 17. No Sinking Fund. Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 18. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series A Preferred Stock shall be American Stock Transfer & Trust Company, LLC. The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Conversion Agent, Registrar or paying agent for the Series A Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Company shall send notice thereof to the Holders.

SECTION 19. Replacement Certificates. (a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates evidencing the Series A Preferred Stock are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company. Any such replacement shall be done in accordance with the Bylaws of the Company.

(b) Certificates Following Conversion. If physical certificates representing the Series A Preferred Stock are issued, the Company shall not be required to issue replacement certificates representing shares of Series A Preferred Stock on or after the Conversion Date applicable to such shares (except if any certificate for shares of Series A Preferred Stock shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the shares of Series A Preferred Stock not converted). In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon receipt of the satisfactory evidence and indemnity described in clause (a) above, shall deliver the shares of Class A Common Stock or Series A-1 Preferred Stock issuable upon conversion of such shares of Series A Preferred Stock formerly evidenced by the physical certificate.

SECTION 20. Taxes. (a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Class A Common Stock, Series A-1 Preferred Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. However, in the case of conversion of Series A Preferred Stock, the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Class A Common Stock, Series A-1 Preferred Stock or other securities to a beneficial owner other than the beneficial owner of the Series A Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock (and on the shares of Class A Common Stock or Series A-1 Preferred Stock received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

SECTION 21. Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service addressed: (i) if to the Company, to its office at GoHealth, Inc., 214 West Huron Street, Chicago, Illinois 60654 (Attention: Chief Legal Officer), (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

SECTION 22. Facts Ascertainable. When the terms of this Certificate of Designations refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Issuance Date, the number of shares of Series A Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

SECTION 23. Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the vote or written consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding; provided, however, that notwithstanding anything to the contrary in this Certificate of Designations (a) the operation of the GH Share Cap in Section 6 and Section 7 may be waived by, and only by, written notice to the Company from the GH Group and any such waiver by the GH Group will not be effective until the 61st day after delivery of such written notice; and (b) the operation of the Elevance Share Cap in Section 6 and Section 7 and the Voting Limit in Section 13 may not be waived by the Elevance Group or upon the vote or written consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding.

SECTION 24. Severability. If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed this 23rd day of September, 2022.

GOHEALTH, INC.

By:
Name:
Title:

[Signature Page to Certificate Designations]

EXHIBIT B

FORM OF SERIES A-1 CERTIFICATE OF DESIGNATIONS

CERTIFICATE OF DESIGNATIONS OF

SERIES A-1 CONVERTIBLE NON-VOTING PERPETUAL PREFERRED STOCK,

OF

GOHEALTH, INC.

Pursuant to Section 151 of the Delaware General Corporation Law (as amended, supplemented or restated from time to time, the “DGCL”), GOHEALTH, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 of the DGCL, DOES HEREBY CERTIFY:

That the Amended and Restated Certificate of Incorporation of the Company (as amended from time to time, the “Certificate of Incorporation”), authorizes the issuance of 1,810,000,000 shares of stock, consisting of 1,100,000,000 shares of Class A common stock, with a par value of $0.0001 per share (“Class A Common Stock”), 690,000,000 shares of Class B common stock, with a par value of $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and 20,000,000 shares of preferred stock, with a par value of $0.0001 per share (“Preferred Stock”), 50,000 of which heretofore have been designated as Series A Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”) and 50,000 of which shares of Series A Convertible Perpetual Preferred Stock heretofore are issued by the Company as of the date hereof;

That, pursuant to the provisions of the Certificate of Incorporation, the board of directors of the Company (the “Board”), subject to any limitations prescribed by law or by that certain Stockholders Agreement, dated as of July 15, 2020, by and among the Company and the other Persons party thereto (as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Stockholders Agreement”) is authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series and to fix the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, restrictions on the issuance of shares of such series, the dissolution preferences and the rights in respect of any distribution of assets of any wholly unissued series of Preferred Stock.

That, pursuant to the authority conferred upon the Board by the Certificate of Incorporation and with all necessary consent and approval of the Persons necessary to provide such consent and approval pursuant to the Stockholders Agreement, the Board adopted the following resolution designating a new series of Preferred Stock as “Series A-1 Convertible Non-Voting Perpetual Preferred Stock”:

RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of Article IV of the Certificate of Incorporation and the provisions of Section 151 of the DGCL, a series of Preferred Stock of the Company is hereby authorized, and the number of shares to be included in such series, and the powers, designations, preferences and other special rights, and the qualifications, limitations or restrictions of the shares of Preferred Stock included in such series, shall be as follows:

SECTION 1. Designation and Number of Shares. The shares of such series of Preferred Stock shall be designated as “Series A-1 Convertible Non-Voting Perpetual Preferred Stock” (the “Series A-1 Preferred Stock”). The number of authorized shares constituting the Series A-1 Preferred Stock shall be 200,000. That number from time to time may be increased or decreased (but not below the number of shares of Series A-1 Preferred Stock then outstanding) by further resolution duly adopted by the Board, or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or decrease, as applicable, has been so authorized. The Company shall not have the authority to issue fractional shares of Series A-1 Preferred Stock.

SECTION 2. Ranking. The Series A-1 Preferred Stock will rank, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company:

(a) on a parity basis with the Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A-1 Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Parity Stock”); and

(b) junior to the Series A Preferred Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks senior to the Series A-1 Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Senior Stock”).

SECTION 3. Definitions. As used herein with respect to Series A-1 Preferred Stock:

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

Any Person shall be deemed, for purposes of this Certificate of Designations, to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the

2

Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series A-1 Preferred Stock, if any, owned by such Person to Class A Common Stock).

“Beneficially Own” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

“Board” has the meaning set forth in the recitals above.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, as may be amended from time to time.

“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.

“Certificate of Designations” means this Certificate of Designations relating to the Series A-1 Preferred Stock, as it may be amended from time to time.

“Certificate of Incorporation” has the meaning set forth in the recitals above.

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” of the Class A Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Class A Common Stock on the NASDAQ on such date. If the Class A Common Stock is not traded on the NASDAQ on any date of determination, the Closing Price of the Class A Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Class A Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Class A Common Stock is so listed or quoted, or if the Class A Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Class A Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Class A Common Stock on that date as determined by an Independent Financial Advisor retained by the Company for such purpose.

“Common Stock” has the meaning set forth in the recitals above.

“Company” has the meaning set forth in the recitals above.

3

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A-1 Preferred Stock, and its successors and assigns.

“Conversion Date” has the meaning set forth in Section 7(a).

“Conversion Notice” has the meaning set forth in Section 7(a)(i).

“Conversion Restriction” has the meaning set forth in Section 6(c).

“DGCL” has the meaning set forth in the recitals above.

“Elevance Group” means Anthem Insurance Companies, Inc., an Indiana corporation, together with its Affiliates.

“Elevance Share Cap” means, with respect to the Elevance Group, the maximum number of shares of Class A Common Stock that could be issued by the Company to the Elevance Group without the Elevance Group Beneficially Owning, or otherwise having direct or indirect ownership of greater than 9.99% of the issued and outstanding shares of Capital Stock with voting rights.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GH Group” means GH 22 Holdings, Inc., a Delaware corporation, together with its Affiliates.

“GH Share Cap” means, with respect to the GH Group, the maximum number of shares of Class A Common Stock that could be issued by the Company to the GH Group without the GH Group Beneficially Owning, or otherwise having direct or indirect ownership of greater than 4.999% of the issued and outstanding shares of Capital Stock with voting rights.

“Holder” means a Person in whose name the shares of the Series A-1 Preferred Stock are registered, which Person shall be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series A-1 Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of Series A-1 Preferred Stock in violation of the Investment Agreement shall be a Holder, the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Company, recognize any such Person as a Holder and the Person in whose name the shares of the Series A-1 Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that does not have a material relationship with the Company.

4

“Individual Holder Share Cap” means, with respect to any individual Holder, the maximum number of shares of Class A Common Stock that could be issued by the Company to such Holder without triggering a change of control under NASDAQ Stock Market Rule 5635 (or its successor).

“Investment Agreement” means that certain Investment Agreement by and among the Company and the Investors dated as of September 23, 2022, as it may be amended, supplemented or otherwise modified from time to time.

“Investors” means “Purchasers” as set forth in the Investment Agreement.

“Issuance Date” means, with respect to any share of Series A-1 Preferred Stock, the date of issuance of such share

“Market Disruption Event” means any of the following events:

(a) any suspension of, or limitation imposed on, trading of the Class A Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Class A Common Stock or options contracts relating to the Class A Common Stock on the Relevant Exchange; or

(b) any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange in general to effect transactions in, or obtain market values for, the Class A Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Class A Common Stock on the Relevant Exchange.

“NASDAQ” means The NASDAQ Global Market, The NASDAQ Global Select Market or The Nasdaq Capital Market (or any of their respective successors).

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the Secretary, or any President or Vice President of the Company.

“Parity Stock” has the meaning set forth in Section 2(a).

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.

“Preferred Stock” has the meaning set forth in the recitals above.

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series A-1 Preferred Stock, and its successors and assigns.

5

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event”.

“Requisite Stockholder Approval” means the stockholder approval contemplated by the NASDAQ listing rules with respect to the issuance of shares of Class A Common Stock upon conversion of the Series A-1 Preferred Stock in excess of the limitations imposed by such rules; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of the NASDAQ, such stockholder approval is no longer required for the Company to settle all conversions of the Series A-1 Preferred Stock in shares of Class A Common Stock without regard to any Individual Holder Share Cap.

“Senior Stock” has the meaning set forth in Section 2(b).

“Series A Preferred Stock” has the meaning set forth in the recitals above.

“Series A-1 Preferred Stock” has the meaning set forth in Section 1.

“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent and Conversion Agent for the Series A-1 Preferred Stock, and its successors and assigns. The Transfer Agent initially shall be American Stock Transfer & Trust Company, LLC.

SECTION 4. Dividends.

(a) Dividend Rights. Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A-1 Preferred Stock with respect to dividends, each Holder of a whole share of Series A-1 Preferred Stock shall be entitled to receive when, as and if declared by the Board out of funds legally available for the purpose, an amount per share (rounded to the nearest cent) equal to 1,000 (as adjusted) times the aggregate per share amount of all cash dividends, and 1,000 (as adjusted) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class A Common Stock or a subdivision of the outstanding shares of Class A Common Stock (by reclassification or otherwise), declared on each share of Class A Common Stock since the first issuance of any share of Series A-1 Preferred Stock.

(b) Declaration. The Company shall declare a dividend or distribution on the Series A-1 Preferred Stock as provided in paragraph (a) above concurrently with its declaration of a dividend or distribution on the Class A Common Stock (other than a dividend payable in shares of Class A Common Stock).

6

SECTION 5. Liquidation Rights. (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders of shares of Series A-1 Preferred Stock shall be entitled, out of assets legally available therefor , and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive an aggregate amount per share equal to 1,000 (as adjusted) times the aggregate amount to be distributed per share to holders of shares of Class A Common Stock.

(b) Consolidation and Merger. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Class A Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property (payable in kind), then in any such case the shares of Series A-1 Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 (as adjusted) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class A Common Stock is changed or exchanged.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

SECTION 6. Right of the Holders to Convert.

(a) Conversion. Each Holder shall have the right, at such Holder’s option, subject to the conversion procedures set forth in Section 7, to convert each share of such Holder’s Series A-1 Preferred Stock at such time into (i) the number of shares of Class A Common Stock based upon a conversion ratio of 1,000 shares of Class A Common Stock for each share of Series A-1 Preferred Stock (such ratio subject to such adjustments as effected upon the Series A-1 Preferred Stock pursuant to the terms hereof) and (ii) cash in lieu of fractional shares as set out in Section 8(e). The right of conversion may be exercised in whole but not in part as to such Holder’s Series A-1 Preferred Stock in accordance with this Section 6.

(b) Reserved for Issuance. The Company shall at all times reserve and keep available out of its authorized and unissued Class A Common Stock, solely for issuance upon the conversion of the Series A-1 Preferred Stock, such number of shares of Class A Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A-1 Preferred Stock then outstanding. Any shares of Class A Common Stock issued upon conversion of Series A-1 Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable.

(c) Conversion Restriction. Notwithstanding the foregoing or anything else in this Certificate of Designations to the contrary, no Holder shall have the right to acquire shares of Class A Common Stock, and the Company shall not be required to issue shares of Class A Common Stock to such Holder, in excess of such Holder’s Individual Holder Share Cap (the “Conversion Restriction”), unless the Company shall have obtained the Requisite

7

Stockholder Approval. Any purported delivery of shares of Class A Common Stock upon conversion of the Series A-1 Preferred Stock will be void and have no effect to the extent, but only to the extent, that such delivery would result in any Holder becoming the beneficial owner of shares of Class A Common Stock outstanding at such time in excess of such Holder’s Individual Holder Share Cap. For the avoidance of doubt, a Holder may effect a conversion of its shares of Series A-1 Preferred Stock pursuant to this Section 6 up to such Holder’s Individual Holder Share Cap, in each case subject to the other applicable requirements of this Certificate of Designations. If any consideration otherwise due upon the conversion of any Series A-1 Preferred Stock pursuant to this Section 6 is not delivered as a result of the Conversion Restriction, then the Company’s obligation to deliver such consideration will not be extinguished, and the Company will deliver such consideration as soon as reasonably practicable after the Holder of such Series A-1 Preferred Stock provides written evidence satisfactory to the Company that such delivery will not contravene the Conversion Restriction. A Holder will provide such evidence as soon as reasonably practicable after its beneficial ownership is such that additional shares of Class A Common Stock issuable upon conversion of the Series A-1 Preferred Stock may be delivered without contravening the Conversion Restriction. Further, notwithstanding the foregoing or anything else in this Certificate of Designations to the contrary (but subject to waiver pursuant to Section 19), the Elevance Group and the GH Group shall not have the right to acquire shares of Class A Common Stock, and the Company shall not issue shares of Class A Common Stock to the Elevance Group or the GH Group, in excess of the Elevance Share Cap or the GH Share Cap, respectively.

SECTION 7. Conversion Procedures and Effect of Conversion. (a) Conversion Procedure. A Holder must do each of the following in order to convert shares of Series A-1 Preferred Stock pursuant to this Section 7(a):

(i) complete and manually sign the conversion notice provided by the Conversion Agent (the “Conversion Notice”), and deliver such notice to the Conversion Agent; provided that a Conversion Notice may be conditional (which condition may be a condition subsequent) on the completion of a corporate transaction or other event or period of time;

(ii) surrender to the Conversion Agent the certificate or certificates (if any) representing the shares of Series A-1 Preferred Stock to be converted (or, if such Holder alleges that such certificate or certificates have been lost, stolen or destroyed, a lost certificate or certificates affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate or certificates);

(iii) if required, furnish appropriate endorsements and transfer documents in a form reasonably acceptable to the Company; and

(iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 16.

8

The “Conversion Date” means with respect to conversion of any shares of Series A-1 Preferred Stock at the option of any Holder pursuant to Section 6(a), the date on which such Holder complies with the procedures in this Section 7(a) (including the satisfaction of any conditions to conversion set forth in the Conversion Notice).

(b) Effect of Conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Series A-1 Preferred Stock, such shares of Series A-1 Preferred Stock shall cease to be outstanding, be retired and canceled and may not be reissued as shares of such series.

(c) Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Class A Common Stock and, to the extent applicable, cash, securities or other property issuable upon conversion of Series A-1 Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Class A Common Stock and/or cash, securities or other property as of the close of business on such Conversion Date. As promptly as practicable on or after the Conversion Date and compliance by the applicable Holder with the relevant procedures contained in Section 7(a) (and in any event no later than three (3) Trading Days thereafter; provided, however, that, if a written notice from the Holder in accordance with Section 7(a)(i) specifies a date of delivery for any shares of Class A Common Stock, such shares shall be delivered on the date so specified, which shall be no earlier than the second (2nd) Business Day immediately following the date of such notice and no later than the seventh (7th) Business Day thereafter), the Company shall issue the number of whole shares of Class A Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares as set out in Section 8(e)) and, to the extent applicable, any cash, securities or other property issuable thereon. Such delivery of shares of Class A Common Stock, securities or other property shall be made by book-entry or, at the request of the Holder, by delivering a notice to the Conversion Agent, through the facilities of The Depository Trust Company or in certificated form. Any such certificate or certificates shall be delivered by the Company to the appropriate Holder on a book-entry basis, through the facilities of The Depository Trust Company, or by mailing certificates evidencing the shares to the Holders, in each case at their respective addresses as set forth in the Conversion Notice or in the records of the Company. In the event that a Holder shall not by written notice designate the name in which shares of Class A Common Stock (and payments of cash in lieu of fractional shares) and, to the extent applicable, cash, securities or other property to be delivered upon conversion of shares of Series A-1 Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Company shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(d) Status of Converted or Reacquired Shares. Shares of Series A-1 Preferred Stock converted in accordance with this Certificate of Designations, or otherwise acquired by the Company in any manner whatsoever, shall be retired promptly after the conversion or acquisition thereof, and may not be reissued as shares of Series A-1 Preferred Stock. All such shares shall, upon their retirement and any filing required by the DGCL, become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation.

9

SECTION 8. Proportional Adjustments. (a) Adjustments. In the event that the Company shall at any time after the issuance of any share of Series A Preferred Stock: (i) declare any dividend on the Class A Common Stock payable in shares of Class A Common Stock; (ii) subdivide the outstanding Class A Common Stock; or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the Company shall simultaneously effect a proportional adjustment to the number of outstanding shares (or fraction thereof) of Series A-1 Preferred Stock and make such other adjustments as reasonably necessary to this Certificate of Designations in a manner consistent with this Section 8.

(b) Certificate as to Adjustments. Upon the occurrence of each adjustment of the Series A-1 Preferred Stock pursuant to the terms set forth in this Certificate of Designations, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A-1 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A-1 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon conversion of Series A-1 Preferred Stock.

(c) Calculation of Adjustments. All adjustments to the Series A-1 Preferred Stock shall be made to the nearest one-thousandth (1/1,000) of a share.

(d) Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the conversion ratio or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to this Section 8(d) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Class A Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Series A-1 Preferred Stock and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Class A Common Stock pursuant to the conversion of Series A-1 Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 8.

(e) Fractional Shares. No fractional shares of Class A Common Stock will be delivered to the Holders upon conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Company’s sole discretion, an amount in cash equal to the fraction of a share of Class A Common Stock multiplied by the Closing Price of the Class A Common Stock on the Trading Day immediately preceding the applicable Conversion Date. In order to determine whether the number of shares of Class A Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series A-1 Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series A-1 Preferred Stock of such Holder that are being converted on any Conversion Date.

10

SECTION 9. Voting Rights. Except as otherwise required by the DGCL, the Series A-1 Preferred Stock shall have no voting rights.

SECTION 10. Preemptive Rights. The Holders shall not have any preemptive rights.

SECTION 11. Term. The shares of Series A-1 Preferred Stock shall not be redeemable or otherwise mature and the term of the Series A-1 Preferred Stock shall be perpetual. The foregoing shall not limit the ability of the Company to purchase or otherwise deal in shares of Series A-1 Preferred Stock.

SECTION 12. Creation of Capital Stock. The Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock of the Company.

SECTION 13. No Sinking Fund. Shares of Series A-1 Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 14. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series A-1 Preferred Stock shall be American Stock Transfer & Trust Company, LLC. The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Conversion Agent, Registrar or paying agent for the Series A-1 Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Company shall send notice thereof to the Holders.

SECTION 15. Replacement Certificates. (a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates evidencing the Series A-1 Preferred Stock are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company. Any such replacement shall be done in accordance with the Bylaws of the Company.

(b) Certificates Following Conversion. If physical certificates representing the Series A-1 Preferred Stock are issued, the Company shall not be required to issue replacement certificates representing shares of Series A-1 Preferred Stock on or after the Conversion Date applicable to such shares. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon receipt of the satisfactory evidence and indemnity described in clause (a) above, shall deliver the shares of Class A Common Stock issuable upon conversion of such shares of Series A-1 Preferred Stock formerly evidenced by the physical certificate.

11

SECTION 16. Taxes. (a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series A-1 Preferred Stock or shares of Class A Common Stock or other securities issued on account of Series A-1 Preferred Stock pursuant hereto or certificates representing such shares or securities. However, in the case of conversion of Series A-1 Preferred Stock, the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Class A Common Stock or other securities to a beneficial owner other than the beneficial owner of the Series A-1 Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series A-1 Preferred Stock (and on the shares of Class A Common Stock received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

SECTION 17. Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service addressed: (i) if to the Company, to its office at GoHealth, Inc., 214 West Huron Street, Chicago, Illinois 60654 (Attention: Chief Legal Officer), (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

SECTION 18. Facts Ascertainable. When the terms of this Certificate of Designations refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Issuance Date, the number of shares of Series A-1 Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

SECTION 19. Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series A-1 Preferred Stock granted hereunder may be waived as to all shares of Series A-1 Preferred Stock (and the Holders thereof) upon the vote or written consent of the Holders of a majority of the shares of Series A-1 Preferred Stock then outstanding; provided, however, that (a) the operation of the GH Share Cap in Section 6 may be waived by, and only by, written notice to the Company from the GH Group and any such waiver by the GH Group will not be effective until the 61st day after delivery of such written notice; and (b) the operation of the Elevance Share Cap in Section 6 may not be waived by the Elevance Group or upon the vote or written consent of the Holders of a majority of the shares of Series A-1 Preferred Stock then outstanding.

12

SECTION 20. Severability. If any term of the Series A-1 Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

[Signature Page Follows]

13

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed this 23rd day of September, 2022.

GOHEALTH, INC.

By:
Name:
Title:

[Signature Page to Certificate Designations]

EXHIBIT C

FORM OF JOINDER1

The undersigned is executing and delivering this Joinder, dated as of [•], 202[•] (this “Joinder”), pursuant to that certain Investment Agreement, dated as of September 23, 2022 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Investment Agreement”), by and among GoHealth, Inc., a Delaware corporation, and Anthem Insurance Companies, Inc., an Indiana corporation, and GH 22 Holdings, Inc., a Delaware corporation (collectively, the “Initial Purchaser”), and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Investment Agreement.

By executing and delivering this Joinder, the undersigned hereby adopts and approves the Investment Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Investment Agreement applicable to the Purchaser in the same manner as if the undersigned were an original Purchaser signatory to the Investment Agreement.

The undersigned acknowledges and agrees that Sections 5.02, 5.03, 5.07, 5.08 and 5.12 of the Investment Agreement are incorporated herein by reference, mutatis mutandis (provided, that the notice information for the undersigned shall be as set forth on the signature page for the undersigned to this Joinder).

[Remainder of page intentionally left blank.]

[1]	To be used for an Affiliate of the Purchaser that is a transferee of Shares, Class A Common Stock or Series A-1 Preferred Stock.

[ ]

By:
Name:
Title:

Notices:

[Address]

[Email Address]

EXHIBIT D

FORM OF PURCHASER REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of September 23, 2022 by and among GoHealth, Inc., a Delaware corporation (the “Corporation”), and each Person listed on the signature pages hereto (such Persons, collectively, the “Series A Investors”).

RECITALS

WHEREAS, the Corporation and the Series A Investors are parties to the Investment Agreement, dated as of September 23, 2022 (as may be amended from time to time, the “Investment Agreement”), pursuant to which the Corporation is selling to the Series A Investors, and the Series A Investors are purchasing from the Corporation, an aggregate of 50,000 shares of Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (referred to herein as the “Series A Preferred Stock”), which is convertible into shares of the Corporation’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock” and such shares, the “Shares”), or the Corporation’s Series A-1 Convertible Non-Voting Perpetual Preferred Stock, par value $0.0001 per share (referred to herein as the “Series A-1 Preferred Stock”); and

WHEREAS, as a condition to the obligations of the Corporation and the Series A Investors under the Investment Agreement, the Corporation and the Series A Investors are entering into this Agreement for the purpose of granting certain registration and other rights to the Series A Investors.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1:

“Adverse Disclosure” means public disclosure of material non-public information which, in the Board’s judgment, after consultation with outside legal counsel to the Corporation, (i) would be required to be made in any report or Registration Statement filed with the SEC by the Corporation so that such report or Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement; and (iii) the Corporation has a bona fide business purpose for not disclosing publicly at such time.

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Corporation and its Subsidiaries shall not be deemed to be Affiliates of any Holder. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the recitals.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405.

“Board” means the board of directors of the Corporation.

“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred), (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of the issuing Person, and (iii) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in the clause (i) or (ii) above.

“CBP Holders” has the meaning set forth in the Registration Rights Agreement, dated July 15, 2020, by and among the Corporation and the Persons named therein (as the same may be amended, restated or supplemented from time to time, the “2020 Registration Rights Agreement”).

“Class A Common Stock” has the meaning set forth in the recitals.

“Common Units” has the meaning set forth in the LLC Agreement.

“Corporation” has the meaning set forth in the recitals.

“Demand Registration” has the meaning set forth in Section 3(a) of this Agreement.

“Eligible Demand Participation Holders” mean each of the Elevance Holder and the GH Holder.

“Elevance Holder” means Anthem Insurance Companies, Inc., an Indiana corporation, and any Permitted Transferee of the Elevance Holder.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“GH Holder” means GH 22 Holdings, Inc., a Delaware corporation, and any Permitted Transferee of the GH Holder.

“Holder” means the Series A Investors and any other Person that may become a party to this Agreement pursuant to Section 14(e) of this Agreement.

“Investment Agreement” has the meaning set forth in the recitals.

2

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of GoHealth Holdings, LLC, a Delaware limited liability company, dated July 15, 2020, as amended through the date hereof and as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified form time to time.

“Marketed” means an Underwritten Shelf Take-Down that involves the use or involvement of a customary “road show” (including an “electronic road show”) or other substantial marketing effort by underwriters over a period of at least 48 hours.

“MNPI” means material non-public information within the meaning of Regulation FD promulgated under the Exchange Act.

“Non-Marketed” means an Underwritten Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down.

“NVX Holders” has the meaning set forth in the 2020 Registration Rights Agreement.

“Permitted Transfer” has the meaning set forth in the Investment Agreement.

“Permitted Transferee” shall have the meaning set forth in in Section 14(e) of this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Public Offering” means any sale or distribution to the public of Capital Stock of the Corporation pursuant to an offering registered under the Securities Act, whether by the Corporation, by Holders and/or by any other holders of the Corporation’s Capital Stock.

“register”, “registered” and “registration” means a registration effected pursuant to a registration statement filed with the SEC (the “Registration Statement”) in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

“Registrable Securities” means (i) the Shares issuable or issued upon conversion of any shares of the Series A Preferred Stock or Series A-1 Preferred Stock and (ii) any securities issued as or pursuant to (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued as or pursuant to) a dividend, stock split, combination or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) above or this clause (ii). As to any particular Registrable Securities owned by any Person, such Shares shall cease to be Registrable Securities (a) on the date such Shares have been sold or distributed pursuant to a Public Offering, (b) on the date such Shares have been sold in compliance with Rule 144, (c) on the date such Shares have been repurchased by the

3

Corporation or a Subsidiary of the Corporation or are no longer outstanding or (d) on the date the Holder which, together with his, her or its Permitted Transferees, beneficially owns less than one percent (1%) of the Capital Stock of the Corporation that is outstanding at such time and such Holder is able to dispose of all of its Registrable Securities pursuant to Rule 144 in a single transaction without volume limitation or other restrictions on transfer thereunder (subject to the demand rights of the Holders in Section 3(a) and Section 3(d)) and the Corporation has delivered an opinion of counsel reasonably satisfactory to the transfer agent of the Corporation’s equity securities certifying that such Registrable Securities may be so sold. For purposes of this Agreement, a Person shall be deemed to be a Holder, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities upon conversion of the Series A Preferred Stock or Series A-1 Preferred Stock, but disregarding any restrictions or limitations upon the exercise of such right, whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder. For the avoidance of doubt, under no circumstances shall the Corporation be obligated to register shares of Series A Preferred Stock or Series A-1 Preferred Stock, and only Shares issuable upon conversion of shares of Series A Preferred Stock or Series A-1 Preferred Stock will be registered.

“Registration Expenses” means any and all reasonable expenses incident to the performance by the Corporation of its obligations under this Agreement, including (i) all SEC or stock exchange registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA (or any successor provision), and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and all rating agency fees, (v) the fees and disbursements of counsel for the Corporation and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance, (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Corporation so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, (vii) the reasonable and documented fees and out-of-pocket expenses of one counsel for the Holders whose Registrable Securities are included in a Registration Statement whether or not any Registration Statement is filed or becomes effective (provided that Registration Expenses shall not include more than $50,000 per offering of fees and out-of-pocket expenses of counsel for the Holders of Registrable Securities), (viii) the costs and expenses of the Corporation relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities and (ix) any other fees and disbursements customarily paid by the issuers of securities.

“Restricted Period” means the period commencing on the date of this Agreement and ending on the date that is eighteen (18) months following the date of this Agreement.

4

“Rule 144,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same shall be amended from time to time, or any successor rule then in force.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“SEC” means the Securities and Exchange Commission.

“Series A Investors” has the meaning set forth in the recitals.

“Series A Preferred Stock” has the meaning set forth in the recitals.

“Series A-1 Preferred Stock” has the meaning set forth in the recitals.

“Shares” has the meaning set forth in the recitals.

“Shelf Holder” means any Holder that owns Registrable Securities that have been registered on a Shelf Registration Statement.

“Shelf Registration Statement” means a Registration Statement of the Corporation filed with the SEC on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Take-Down” means any offering or sale of Registrable Securities initiated by a Holder pursuant to a Shelf Registration Statement.

“Subsidiary” means, with respect to the Corporation, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by the Corporation, or (ii) if a limited liability company, partnership, association or other business entity, either (x) a majority of the Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of managers, general partners or other oversight board vested with the authority to direct management of such Person is at the time owned or controlled, directly or indirectly, by the Corporation or (y) the Corporation or one of its Subsidiaries is the sole manager or general partner of such Person.

“Third Party Holder” means any holder (other than a Holder) of Shares who exercises contractual rights to participate in a registered offering of Shares.

“Third Party Shelf Holder” means any Third Party Holders whose Registrable Securities (as such term is defined in the applicable agreement setting forth such Third Party Holder’s contractual rights to participate in a registered offering of Shares) are registered on a Shelf Registration Statement on which Registrable Securities of the Holders are also registered.

5

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

Section 2. Shelf Registration.

(a) Filing. Subject to the Corporation’s rights under Section 2(c), for so long as any Holder holds at least five percent (5%) of the outstanding Capital Stock of the Corporation, the Corporation hereby agrees that it shall (i) use its reasonable best efforts to file after the expiration of the Restricted Period or, if such day is not a Business Day, on the first Business Day thereafter or, if the Corporation is not then eligible to file a Shelf Registration Statement, upon the Corporation becoming eligible to file a Shelf Registration Statement (the “Shelf Registration Date”) a Shelf Registration Statement (which Shelf Registration Statement shall be designated by the Corporation as an Automatic Shelf Registration Statement if the Corporation is a WKSI at the time of filing such Shelf Registration Statement with the SEC) or post-effective amendment to an existing Shelf Registration Statement, as will permit or facilitate the sale and distribution of all Registrable Securities owned by the Holders (or such lesser amount of the Registrable Securities of any Holder as such Holder shall request to the Corporation in writing), and (ii) use its reasonable best efforts to cause such Shelf Registration Statement (or post-effective amendment to an existing Shelf Registration Statement) to become effective as promptly as reasonably practicable after the Shelf Registration Date. No later than ten (10) Business Days prior to the filing of such Shelf Registration Statement, the Corporation shall give written notice to all Holders (a “Shelf Registration Notice”) of the anticipated date of the filing of such Shelf Registration Statement. If the Corporation is permitted by applicable law, rule or regulation to add selling securityholders or additional Registrable Securities, as applicable, to a Shelf Registration Statement without filing a post-effective amendment, a Holder that requested that not all of its Registrable Securities be included in a Shelf Registration Statement that is currently effective may request the inclusion of such Holder’s Registrable Securities (such amount not in any event to exceed the total Registrable Securities owned by such Holder) in such Shelf Registration Statement at any time or from time to time, and the Corporation shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such Holder shall be deemed a Shelf Holder. The Corporation shall also use its reasonable best efforts to file any replacement or additional Shelf Registration Statement and use reasonable best efforts to cause such replacement or additional Shelf Registration Statement to become effective prior to the expiration of the initial Shelf Registration Statement filed pursuant to this Section 2(a).

(b) Continued Effectiveness. The Corporation shall use its reasonable best efforts to keep such Shelf Registration Statement filed pursuant to this Section 2 hereof, including any replacement or additional Shelf Registration Statement, continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the Shelf Holders until the earlier of (i) the date as of which all Registrable Securities registered by such Shelf Registration Statement have been sold or cease to be Registrable Securities and (ii) such shorter period as the Holders holding Registrable Securities may determine (such period of effectiveness, the “Shelf Period”).

6

(c) Suspension of Filing or Registration. If the Corporation shall furnish to the Holders (if a Shelf Registration Statement has not yet become effective) or the Shelf Holders (after a Shelf Registration Statement has become effective), a certificate signed by the chief executive officer or equivalent senior executive of the Corporation, stating that the filing, effectiveness or continued use of the Shelf Registration Statement would require the Corporation to make an Adverse Disclosure, then the Corporation shall have a period of not more than sixty (60) days or such longer period as the applicable Holders shall consent to in writing, within which to delay the filing or effectiveness (but not the preparation) of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Shelf Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that, unless consented to in writing by the applicable Holders, the Corporation shall not be permitted to exercise in any twelve (12) month period (i) more than two (2) Shelf Suspensions pursuant to this Section 2(c) and Demand Delays pursuant to Section 3(a)(ii) in the aggregate or (ii) aggregate Shelf Suspensions pursuant to this Section 2(c) and Demand Delays pursuant to Section 3(a)(ii) of more than one hundred twenty (120) days. Each Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents for the permitted duration of the Shelf Suspension or until otherwise notified by the Corporation, except (A) for disclosure to such Holder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential and (B) as required by law, rule or regulation. In the case of a Shelf Suspension that occurs after the effectiveness of the Shelf Registration Statement, the Shelf Holders agree to suspend use of the applicable Prospectus for the permitted duration of such Shelf Suspension in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. The Corporation shall immediately notify the Holders or Shelf Holders, as applicable, upon the termination of any Shelf Suspension, and (i) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus, if necessary, so it does not contain any material misstatement or omission prior to the expiration of the Shelf Suspension and furnish to the Shelf Holders such numbers of copies of the Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Corporation agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Corporation for the shelf registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Shelf Holders of a majority of the Registrable Securities then outstanding.

(d) Shelf Take-Downs.

(i) Generally. Subject to the terms and provisions of this Agreement, for so long as any Holder (the “Shelf Take-Down Initiating Holder”) may initiate a Shelf Take-Down pursuant to this Section 2(d), at the option of such Shelf Take-Down Initiating Holder, such Shelf Take-Down (a) may be in the form of an Underwritten Shelf Take-Down (as defined below) (provided, however, that each of the Elevance Holder and the GH Holder shall have the right to initiate an Underwritten Shelf Take-Down on only one occasion) or a Shelf Take-Down that is not an Underwritten Shelf Take-Down and (b) in the case of an Underwritten Shelf Take-Down, may be Non-Marketed or Marketed, in each case, as shall be specified in the written demand delivered by the Shelf Take-Down Initiating Holder to the Corporation pursuant to the provisions of this Section 2(d). Notwithstanding anything contained in this Section 2(d), no Shelf

7

Take-Down Initiating Holder shall have the right to initiate a Shelf Take-Down if such Shelf Take-Down Initiating Holder could sell or otherwise distribute its Registrable Securities pursuant to Rule 144 promulgated under the Securities Act in a single transaction without any volume or manner of sale limitations.

(ii) Underwritten Shelf Take-Downs.

(a) A Shelf Take-Down Initiating Holder may elect in a written demand delivered to the Corporation (an “Underwritten Shelf Take-Down Notice”) for any Shelf Take-Down that it has initiated (including any Restricted Shelf Take-Down) to be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”), and the Corporation shall, if so requested, file and effect an amendment or supplement of the Shelf Registration Statement for such purpose as soon as practicable but in no event later than twenty (20) days after the delivery of such Underwritten Shelf Take-Down Notice; provided, that any such Underwritten Shelf Take-Down must comply with Section 3(d) and involve the offer and sale by such Shelf Take-Down Initiating Holders of Registrable Securities having a reasonably anticipated net aggregate offering price (after deduction of underwriter commissions and offering expenses) of at least $50,000,000 unless such Underwritten Shelf Take-Down is for all of the Registrable Securities then held by such Holder and its respective Permitted Transferees (in which case there is no minimum other than the inclusion of all of such Registrable Securities). The Shelf Holders or any Third Party Shelf Holders of Registrable Securities participating in the Underwritten Shelf Take-Down that own a majority of the Registrable Securities to be offered for sale in such Underwritten Shelf Take-Down shall have the right to select the underwriter or underwriters to administer such Underwritten Shelf Take-Down; provided, that such underwriter or underwriters shall be reasonably acceptable to the Corporation.

(b) With respect to any Underwritten Shelf Take-Down (including any Marketed Underwritten Shelf Take-Down), in the event that a Shelf Holder otherwise would be entitled to participate in such Underwritten Shelf Take-Down pursuant to Section 2(d)(iii) or Section 2(d)(iv), as the case may be, the right of such Shelf Holder to participate in such Underwritten Shelf Take-Down shall be conditioned upon such Shelf Holder’s right of participation in such underwriting and the inclusion of such Shelf Holder’s Registrable Securities in the underwriting to the extent provided and requested herein. The Corporation shall, together with all Shelf Holders and Third Party Shelf Holders of Registrable Securities of the Corporation proposing to distribute their securities through such Underwritten Shelf Take-Down, enter into an underwriting agreement in customary form with the underwriter or underwriters selected in accordance with Section 2(d)(ii)(a). Notwithstanding any other provision of this Section 2, if the underwriter shall reasonably advise the Corporation that marketing factors (including an adverse effect on the per security offering price) require a limitation of the number of Registrable Securities to be underwritten in a Underwritten Shelf Take-Down, then the Corporation shall so advise all Shelf Holders and Third Party Shelf Holders of Registrable Securities that have requested to participate in such Underwritten Shelf Take-Down, and the number of Registrable Securities that may be included in such Underwritten Shelf Take Down shall be allocated first pro rata among such Third Party Shelf Holders and second pro rata among the Shelf Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Third Party Shelf Holders and Shelf Holders at the time of such Underwritten Shelf Take-Down; provided, that any Registrable Securities thereby allocated to a Third Party Shelf Holder

8

or Shelf Holder that exceeds such Third Party Shelf Holder’s or Shelf Holder’s request shall be reallocated among the remaining Third Party Shelf Holders and Shelf Holders in like manner. No Registrable Securities excluded from an Underwritten Shelf Take-Down by reason of the underwriter’s marketing limitation shall be included in such underwritten offering. To the extent that a Shelf Take-Down Initiating Holder is not able to include at least 50% of its Registrable Securities in such Underwritten Shelf Take-Down, then such Underwritten Shelf Take-Down shall not reduce the number of initiated Underwritten Shelf Take-Downs pursuant to Section 2(d)(i).

(iii) Marketed Underwritten Shelf Take-Downs. The Shelf Take-Down Initiating Holder submitting an Underwritten Shelf Take-Down Notice shall indicate in such notice that it delivers to the Corporation pursuant to Section 2(d)(ii) whether it intends for such Underwritten Shelf Take-Down to be Marketed (a “Marketed Underwritten Shelf Take-Down”); provided, that any such Marketed Underwritten Shelf Take-Down shall be deemed to be, for purposes of Section 3(a), a Demand Registration and shall be subject to the limits set forth in Section 3(d). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Corporation shall promptly (but in any event no later than 5:00 p.m., New York City time, on (X) the second trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for the Marketed Underwritten Shelf Take-Down is expected to be finalized and (Y) the second trading day prior to the date on which the pricing of the relevant a Marketed Underwritten Shelf Take-Down occurs) give written notice of such Marketed Underwritten Shelf Take-Down to all other Shelf Holders or Third Party Shelf Holders of Registrable Securities under such Shelf Registration Statement and any such Shelf Holders or Third Party Shelf Holders requesting inclusion in such Marketed Underwritten Shelf Take-Down must respond in writing by 5:00 p.m., New York City time, on the earlier of (I) the trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for the relevant Marketed Underwritten Shelf Take-Down is expected to be finalized and (II) the trading day prior to the date on which the pricing of the relevant Marketed Underwritten Shelf Take-Down occurs. Each such Shelf Holder or Third Party Shelf Holder that timely delivers any such request shall be permitted to sell in such Marketed Underwritten Shelf Take-Down subject to the terms and conditions of Section 2(d)(ii).

(iv) Non-Marketed Underwritten Shelf Take-Downs and Non-Underwritten Shelf Take-Downs.

(a) Any Shelf Take-Down Initiating Holder may initiate a (x) Non-Marketed Underwritten Shelf Take-Down or a (y) Shelf Take-Down that is not an Underwritten Shelf Take-Down (a Shelf Take-Down referred to in (x) or (y) is referred to as a “Restricted Shelf Take-Down”) by providing written notice thereof to the Corporation and, to the extent required by Section 2(d)(iv)(b), all other Shelf Holders; provided, that any such Restricted Shelf Take-Down must involve the offer and sale by such Shelf Take-Down Initiating Holders of Registrable Securities having a reasonably anticipated net aggregate offering price (after deduction of underwriter commissions and offering expenses) of at least $15,000,000, unless such Restricted Shelf Take-Down is for all of the Registrable Securities then held by such Holder and its respective Permitted Transferees (in which case there is no minimum other than the

9

inclusion of all of such Registrable Securities). Any notice delivered pursuant to the immediately preceding sentence shall include (i) the total number of Registrable Securities expected to be offered and sold in such Shelf Take-Down and (ii) the expected timing and plan of distribution of such Shelf Take-Down.

(b) With respect to each Restricted Shelf Take-Down, the Shelf Take-Down Initiating Holder initiating such Restricted Shelf Take-Down shall provide written notice (a “Restricted Shelf Take-Down Notice”) of such Restricted Shelf Take-Down to the Corporation and all other Shelf Holders promptly (but in any event no later than 5:00 p.m., New York City time two (2) Business Days prior to the completion of such Restricted Shelf Take-Down) which Restricted Shelf Take-Down Notice shall set forth (I) the total number of Registrable Securities expected to be offered and sold in such Restricted Shelf Take-Down, (II) the expected timing and plan of distribution of such Restricted Shelf Take-Down, (III) an invitation to each Shelf Holder to elect (such Shelf Holders who make such an election being “Take-Down Tagging Holders” and, together with the Shelf Take-Down Initiating Holder and all other Persons (other than any Affiliates of the Shelf Take-Down Initiating Holder) who otherwise are transferring or selling, or have exercised a contractual or other right to transfer or sell, Registrable Securities in connection with such Restricted Shelf Take-Down, the “Restricted Take-Down Selling Holders”) to include in the Restricted Shelf Take-Down Registrable Securities held by such Take-Down Tagging Holder (but subject to Section 2(d)(ii)(b)) and (IV) the action or actions required (including the timing thereof) in connection with such Restricted Shelf Take-Down with respect to each Shelf Holder that elects to exercise such right (including the delivery of one or more stock certificates representing Registrable Securities of such Shelf Holder to be sold in such Restricted Shelf Take-Down).

(c) Upon delivery of a Restricted Shelf Take-Down Notice, each Shelf Holder may elect to sell Registrable Securities in such Restricted Shelf Take-Down, at the same price per Registrable Security and pursuant to the same terms and conditions with respect to payment for the Registrable Securities as agreed to by the Shelf Take-Down Initiating Holder, by sending an irrevocable written notice (a “Take-Down Participation Notice”) to the Shelf Take-Down Initiating Holder within the time period specified in such Restricted Shelf Take-Down Notice, indicating his, her or its election to sell up to the number of Registrable Securities in the Restricted Shelf Take-Down specified by such Shelf Holder in such Take-Down Participation Notice (but, in all cases, subject to Section 2(d)(ii)(b)). Following the time period specified in such Restricted Shelf Take-Down Notice, each Take-Down Tagging Holder that has delivered a Take-Down Participation Notice shall be permitted to sell in such Restricted Shelf Take-Down on the terms and conditions set forth in the Restricted Shelf Take-Down Notice, concurrently with the Shelf Take-Down Initiating Holder and the other Restricted Take-Down Selling Holders, the number of Registrable Securities calculated pursuant to Section 2(d)(ii)(b). For the avoidance of doubt, it is understood that in order to be entitled to exercise his, her or its right to sell Registrable Securities in a Restricted Shelf Take-Down pursuant to this Section 2(d)(iv), each Take-Down Tagging Holder must agree to make the same representations, warranties, covenants, indemnities and agreements, if any, as the Shelf Take-Down Initiating Holder agrees to make in connection with the Restricted Shelf Take-Down, with such additions or changes as are required of such Take-Down Tagging Holder by the underwriters.

(v)

10

(a) Notwithstanding the delivery of any Restricted Shelf Take-Down Notice, all determinations with respect to the manner, price and other terms and conditions of any Restricted Shelf Take-Down shall be at the sole discretion of the Restricted Take-Down Selling Holders that own a majority of the Registrable Securities to be offered for sale in such Restricted Shelf Take-Down. Each of the Shelf Holders agrees to reasonably cooperate with each Shelf Take-Down Initiating Holder and each other Shelf Holder to establish notice, delivery and documentation procedures and measures to facilitate such other Shelf Holder’s participation in future potential Restricted Shelf Take-Downs pursuant to this Section 2(d)(v)(a).

(b) Notwithstanding anything herein to the contrary, for any Shelf Take-Downs that do not constitute Restricted Shelf Take-Downs, all determinations as to the timing, manner, price and other terms and conditions of any Shelf Take-Downs that do not constitute Restricted Shelf Take-Downs shall be at the sole discretion of the Shelf Holders and any Third Party Shelf Holders of Registrable Securities participating in such Shelf Take-Down that own a majority of the Registrable Securities to be offered for sale in such Shelf Take-Down (after reasonable consultation with the CBP Holder(s) and/or the NVX Holder(s) to the extent the CBP Holder(s) and/or the NVX Holder(s), as applicable, are participating therein and are not the Third Party Shelf Holders that own a majority of the Registrable Securities to be offered for sale in such Shelf Take-Down).

Section 3. Demand Registration; Restrictions on Registered Offerings.

(a) Holders’ Demand for Registration. Subject to Section 3(d), if, following the expiration of the Restricted Period, the Corporation shall receive a written demand from: (x) the Elevance Holder, provided that the Elevance Holder shall only have one (1) such demand right; or (y) the GH Holder, provided that the GH Holder shall only have one (1) such demand right, in the case of each of clauses (x) or (y), that the Corporation effect any registration other than a shelf registration or a Shelf Take-Down (a “Demand Registration”) of Registrable Securities held by such Holder(s) having a reasonably anticipated net aggregate offering price (after deduction of underwriter commissions and offering expenses) of at least $15,000,000, unless such registration is for all of the Registrable Securities then held by such Holder and its respective Permitted Transferees (in which case there is no minimum other than the inclusion of all of such Registrable Securities), the Corporation will:

(i) promptly (but in any event within ten (10) days prior to the date such registration becomes effective under the Securities Act) give written notice of the proposed registration to all other Eligible Demand Participation Holders; and

(ii) use its reasonable best efforts to effect such registration as soon as practicable as will permit or facilitate the sale and distribution of all or such portion of such Holder(s)’ Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any other Eligible Demand Participation Holders joining in such demand as are specified in a written demand received by the Corporation within five (5) days after such written notice is given; provided, that the Corporation shall not be obligated to file any Registration Statement or other disclosure document pursuant to this Section 3 (but shall be obligated to continue to prepare such Registration Statement or other disclosure document) if the Corporation shall furnish to such Eligible Demand Participation Holders a certificate signed

11

by the chief executive officer or equivalent senior executive of the Corporation, stating that the filing or effectiveness of such Registration Statement would require the Corporation to make an Adverse Disclosure, in which case the Corporation shall have an additional period (each, a “Demand Delay”) of not more than sixty (60) days (or such longer period as may be agreed upon by the applicable Holders) within which to file such Registration Statement; provided, however, that, unless consented to in writing by the applicable Holders, the Corporation shall not exercise, in any twelve (12) month period, (x) more than two (2) Demand Delays pursuant to this Section 3(a)(ii) and Shelf Suspensions pursuant to 2(c) in the aggregate or (y) aggregate Demand Delays pursuant to this Section 3(a)(ii) and Shelf Suspensions pursuant to Section 2(c) of more than one hundred twenty (120) days. Each Eligible Demand Participation Holder shall keep confidential the fact that a Demand Delay is in effect, the certificate referred to above and its contents for the permitted duration of the Demand Delay or until otherwise notified by the Corporation, except (A) for disclosure to such Eligible Demand Participation Holder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential and (B) as required by law, rule or regulation.

No Holder shall have the right to demand that the Corporation file a Registration Statement pursuant to this Section 3(a) if such Holder could sell or otherwise distribute its Registrable Securities pursuant to Rule 144 promulgated under the Securities Act in a single transaction without any volume or manner of sale limitations.

(b) Underwriting. If the Holder(s) intend to distribute the Registrable Securities covered by their demand by means of an underwritten offer, they shall so advise the Corporation as part of their demand made pursuant to this Section 3, and the Corporation shall include such information in the written notice referred to in Section 3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. The Corporation shall, together with all holders of Registrable Securities of the Corporation proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Holders or Third Party Holders owning a majority of the Registrable Securities to be offered for sale in such underwriting by the Holders and Third Party Holders, as applicable, and reasonably satisfactory to the Corporation. Notwithstanding any other provision of this Section 3, if the underwriter shall reasonably advise the Corporation that marketing factors (including an adverse effect on the per security offering price) require a limitation of the number of Registrable Securities to be underwritten, then the Corporation shall so advise all Holders and Third Party Holders of Registrable Securities that have requested to participate in such offering, and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Holders and other Third Party Holders of Registrable Securities exercising a contractual right pursuant to this Section 3 to dispose of Registrable Securities in such underwriting thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such persons at the time of filing the Registration Statement; provided, that any Registrable Securities thereby allocated to any such person that exceed such person’s request shall be reallocated among the remaining requesting Holders and other Third Party Holders of Registrable Securities in like manner. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If the underwriter has not limited the number of

12

Registrable Securities to be underwritten, the Corporation may include securities for its own account (or for the account of any other Persons) in such registration if the underwriter so agrees and if the number of Registrable Securities would not thereby be limited. The per security offering price in a Demand Registration shall be determined by the holder of the majority of the Registrable Securities included in such registration.

(c) Effective Registration. The Corporation shall be deemed to have effected a Demand Registration if the Registration Statement pursuant to such registration is declared effective by the SEC and remains effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a participating Holder.

(d) Restrictions on Registered Offerings. Notwithstanding the rights and obligations set forth in this Section 3, in no event shall the Board be obligated to take any action to effect:

(i) any Demand Registration or Shelf Take-Down at the request of any Holder prior to the expiration of the Restricted Period; or

(ii) in the aggregate, more than one (1) Demand Registration or Marketed Underwritten Shelf Take-Down, in either case, at the request of the Elevance Holder; or

(iii) in the aggregate, more than one (1) Demand Registration or Marketed Underwritten Shelf Take-Down, in either case, at the request of the GH Holder.

Section 4. Piggyback Registration.

(a) If at any time or from time to time the Corporation shall determine to register any of its equity securities, either for its own account or for the account of security holders (other than (1) in a registration relating solely to employee benefit plans, (2) a Registration Statement on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (3) a registration pursuant to which the Corporation is offering to exchange its own securities for other securities, (4) a Registration Statement relating solely to dividend reinvestment or similar plans, (5) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Corporation or any Subsidiary that are convertible for Common Units and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provision) of the Securities Act may resell such notes and sell the Common Units into which such notes may be converted or (6) a registration pursuant to Section 2 or Section 3 hereof) the Corporation will:

(i) promptly (but in no event less than ten (10) days before the effective date of the relevant Registration Statement) give to each of the Holders written notice thereof; and

13

(ii) include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within five (5) days after receipt of such written notice from the Corporation by any Holder except as set forth in Section 4(b) below.

Notwithstanding anything herein to the contrary, this Section 4 shall not apply to any Holder to any Shelf Take-Down irrespective of whether such Shelf Take-Down is an Underwritten Shelf Take-Down or not an Underwritten Shelf Take-Down.

(b) Underwriting. If the registration of which the Corporation gives notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Holders as a part of the written notice given pursuant to Section 4(a)(i). In such event the right of any Holder to registration pursuant to this Section 4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to dispose of their Registrable Securities through such underwriting, together with the Corporation and the other parties distributing their securities through such underwriting, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Corporation. Notwithstanding any other provision of this Section 4, if the underwriters shall reasonably advise the Corporation that marketing factors (including, without limitation, an adverse effect on the per security offering price) require a limitation of the number of Registrable Securities to be underwritten, then the Corporation may limit the number of Registrable Securities to be included in the registration and underwriting, subject to the terms of this Section 4. The Corporation shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated in the following manner: first, to the Corporation and second, to the Holders and other holders of Registrable Securities exercising a contractual right pursuant to this Section 4 to dispose of Registrable Securities in such underwriting on a pro rata basis based on the total number of Registrable Securities held by such persons; provided, that any Registrable Securities thereby allocated to any such person that exceed such person’s request shall be reallocated among the remaining requesting Holders and other requesting holders of Registrable Securities in like manner. No such reduction shall (i) reduce the securities being offered by the Corporation for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration to below twenty-five percent (25%) of the total amount of Class A Common Stock included in such registration, unless such offering does not include Class A Common Stock of any other selling security holders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. For the avoidance of doubt, nothing in this Section 4(b) is intended to diminish the number of securities to be included by the Corporation in the underwriting.

14

(c) Right to Terminate Registration. The Corporation shall have the right to terminate or withdraw any registration initiated by it under this Section 4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

Section 5. Expenses of Registration. All Registration Expenses incurred in connection with all registrations effected pursuant to Section 2, Section 3 or Section 4, shall be borne by the Corporation; provided, however, that the Corporation shall not be required to pay stock transfer taxes, underwriters’ discounts or selling commissions relating to Registrable Securities; provided, further, that the Registration Expenses incurred by the Holders which are to be borne by the Corporation shall be limited to the Registration Expenses incurred in connection with registrations effected pursuant to Section 2(d)(iii) and Section 3 only.

Section 6. Obligations of the Corporation. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for (x) the lesser of one hundred eighty (180) days or until the Holder or Holders have completed the distribution relating thereto or (y) for such longer period as may be prescribed herein;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by sellers thereof set forth in such Registration Statement;

(c) permit any Holder that (in the good faith reasonable judgment of such Holder) might be deemed to be a controlling person of the Corporation to participate in good faith in the preparation of such Registration Statement and to cooperate in good faith to include therein material, furnished to the Corporation in writing, that in the reasonable judgment of such Holder and its counsel should be included;

(d) furnish to the Holders such numbers of copies of the Registration Statement and the related Prospectus, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

15

(f) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably possible after notice thereof is received by the Corporation of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such prospectus or for additional information;

(g) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h) upon the occurrence of any event contemplated by Section 6(g) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(i) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by the Corporation of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, or any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(j) use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(k) make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, as such parties may reasonably request, and cause the Corporation’s officers, managers and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(l) use its reasonable best efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by such Registration Statement, the underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the “Blue Sky” or securities laws of each state and other jurisdiction of the United States as any such Holder or underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other things reasonably

16

necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2(b) and Section 2(c), as applicable; provided, that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or service of process in any such jurisdiction where it is not then so subject;

(m) obtain for delivery to the Holders of Registrable Securities covered by such Registration Statement and to the underwriters, if any, an opinion or opinions from counsel for the Corporation, dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such holders or underwriters, as the case may be, and their respective counsel;

(n) in the case of an underwritten offering, obtain for delivery to the Corporation and the underwriters, with copies to the Holders of Registrable Securities included in such Registration, a “comfort letter” from the Corporation’s independent certified public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(o) use its reasonable best efforts to list the Registrable Securities that are covered by such Registration Statement with any national securities exchange or automated quotation system on which the Shares are then listed;

(p) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(q) cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, if such Registrable Securities are to be sold in certificated form, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities;

(r) use its reasonable best efforts to comply with all applicable securities laws and make available to its Holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder; and

(s) in the case of an underwritten offering, cause the senior executive officers of the Corporation to participate in the customary “road show” presentations that may be reasonably requested by the underwriters and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

17

Section 7. Indemnification.

(a) The Corporation will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities and each of such Holder’s officers, managers, trustees, employees, partners, managers, members, equityholders, beneficiaries, affiliates and agents and each Person, if any, who controls such Holder, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any registration, qualification, compliance or sale effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, Free Writing Prospectus or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, compliance or sale effected pursuant to this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation or alleged violation by the Corporation of any federal, state or common law rule or regulation applicable to the Corporation in connection with any such registration, qualification, compliance or sale, or (C) any failure to register or qualify Registrable Securities in any state where the Corporation or its agents have affirmatively undertaken or agreed in writing (including pursuant to Section 6(l)) that the Corporation (the undertaking of any underwriter being attributed to the Corporation) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided, that in such instance the Corporation shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such underwriter and each such officer, manager, trustee, employee, partner, manager, member, equityholder, beneficiary, affiliate, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Corporation by such Holder or underwriter expressly for use therein.

(b) Each Holder (if Registrable Securities held by or issuable to such Holder are included in such registration, qualification, compliance or sale pursuant to this Agreement) does hereby undertake to indemnify and hold harmless, severally and not jointly, the Corporation, each of its officers, managers, trustees, employees, partners, equityholders, beneficiaries, affiliates and agents and each Person, if any, who controls the Corporation within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each underwriter, if any, and each Person who controls any underwriter, of the Corporation’s securities covered by such a Registration Statement, and each other Holder, each of such other Holder’s officers, managers, trustees, employees, partners, equityholders, beneficiaries, affiliates and agents and each Person, if any, who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, Free Writing Prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to

18

make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Corporation, each such underwriter, each such other Holder, and each such officer, manager, trustee, employee, partner, equityholder, beneficiary, affiliate, agent and controlling person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, Free Writing Prospectus or other document, in reliance upon and in conformity with written information that (i) relates to such Holder in its capacity as a selling security holder and (ii) was furnished to the Corporation by such Holder expressly for use therein; provided, however, that the aggregate liability of each Holder hereunder shall be limited to the gross proceeds after underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this Section 7(b).

Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may retain its own counsel at the Indemnifying Party’s expense if (i) representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding and (ii) if the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7, except to the extent that such failure to give notice materially prejudices the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnified Party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party) other than monetary damages, and provided that any sums payable in connection with such settlement are paid in full by the Indemnifying Party.

(c) In order to provide for just and equitable contribution in case indemnification is prohibited or limited by law, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, losses, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such claims, losses, damages or liabilities, as well as any other relevant

19

equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no Holder will be required to contribute any amount in excess of the gross proceeds after underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d) The indemnities provided in this Section 7 shall survive the transfer or sale of any Registrable Securities by such Holder.

Section 8. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Corporation such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Corporation may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

Section 9. Delay of Registration. No Holder shall have any right to obtain, and hereby waives any right to seek, an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

Section 10. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Corporation, following the expiration of the Restricted Period, agrees to use its reasonable best efforts to:

(a) make and keep current public information available, within the meaning of Rule 144 (or any similar or analogous rule) promulgated under the Securities Act, while the Corporation is subject to the reporting requirements of the Exchange Act;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Corporation under the Securities Act and Exchange Act (while the Corporation is subject to such reporting requirements); and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: (i) a written statement by the Corporation as to its compliance with the reporting requirements of said Rule 144 , the Securities Act and the Exchange Act (while the Corporation is subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Corporation; and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

20

Section 11. “Market Stand Off” Agreement. Each Holder hereby agrees that with respect to underwritten offerings only, such period beginning seven (7) days immediately preceding and ending no more than ninety (90) days following the effective date of a registration statement of the Corporation (or, in the case of an Underwritten Shelf Take-Down, following the date of the filing of a preliminary prospectus supplement relating to such underwritten offering) or such shorter period as the applicable Holder may agree to with the underwriter or underwriters of such underwritten offering, such Holder or its Affiliates shall not sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities held by it at any time during such period except Registrable Securities included in such registration. Each Holder agrees that it shall deliver to the underwriter or underwriters of any offering referred to in this Section 11 a customary agreement (with customary terms, conditions and exceptions) reflecting its agreement set forth in this Section 11.

Section 12. Termination of Registration Rights. The rights of any particular Holder to cause the Corporation to register securities under Section 2, Section 3 or Section 4 hereof shall terminate as to any Holder on the date that such Holder no longer beneficially owns any Registrable Securities.

Section 13. MNPI Provisions.

(a) Each Holder acknowledges that the provisions of this Agreement that require communications by the Corporation or other Holders to such Holder may result in such Holder and its Representatives (as defined below) acquiring MNPI (which may include, solely by way of illustration, the fact that an offering of the Corporation’s securities is pending or the number of Corporation securities to be offered by, or the identity of, the selling Holders).

(b) Each Holder agrees that it will maintain the confidentiality of such MNPI and, to the extent such Holder is not a natural person, such confidential treatment shall be in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to such Holder (“Policies”); provided that a Holder may deliver or disclose MNPI to (i) its directors, officers, employees, agents, attorneys, members, affiliates and financial and other advisors (collectively, the “Representatives”), but solely to the extent such disclosure reasonably relates to its evaluation of exercise of its rights under this Agreement and the sale of any Registrable Securities in connection with the subject of the notice, (ii) any federal or state regulatory authority having jurisdiction over such Holder, (iii) any Person if necessary to effect compliance with any law, rule, regulation or order applicable to such Holder, (iv) in response to any subpoena or other legal process, or (v) in connection with any litigation to which such Holder is a party; provided further, that in the case of clause (i), the recipients of such MNPI are subject to the Policies or agree to hold confidential the MNPI in a manner substantially consistent with the terms of this Section 13 and that in the case of clauses (ii) through (v), such disclosure is required by law and such Holder shall promptly notify the Corporation of such disclosure to the extent such Holder is legally permitted to give such notice.

21

(c) Each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential Public Offering), to elect to not receive any notice that the Corporation or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Corporation a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement, the Corporation and other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to Holders hereunder to the extent that the Corporation or such other Holders reasonably expect would result in a Holder acquiring MNPI. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Corporation an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided that each Holder shall use commercially reasonable efforts to minimize the administrative burden on the Corporation arising in connection with any such Opt-Out Requests.

Section 14. General Provisions.

(a) Amendments and Waivers. Except as otherwise provided herein and subject to the Corporation’s obligations under Section 11 of the 2020 Registration Rights Agreement, the provisions of this Agreement may be amended, modified, terminated or waived only with the prior written consent of the Corporation and the Holders of a majority of the Registrable Securities (including the Elevance Holder and the GH Holder); provided that no such amendment, modification, termination or waiver that would materially and adversely affect a Holder in a manner materially different than any other Holder shall be effective against such Holder without the consent of such Holder that is materially and adversely affected thereby. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b) Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

22

(d) Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(e) Successors, Assigns and Permitted Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The provisions of this Agreement which are for the benefit of the parties hereto other than the Corporation may be transferred or assigned to any Person in connection with a “transfer” (as defined in the Investment Agreement) of Series A Preferred Stock or Class A Common Stock or Series A-1 Preferred Stock issued upon conversion of the Series A Preferred Stock to such Person in a Permitted Transfer permitted by clause (i) of Section 4.02(b)(i) of the Investment Agreement and Section 4.02(a) of the Investment Agreement (any such transferee or assignee, a “Permitted Transferee”); provided, however, that (i) prior written notice of such assignment of rights is given to the Corporation and (ii) such Permitted Transferee agrees in writing to be bound by, and subject to, this Agreement as a “Holder” and the “Elevance Holder” or GH Holder,” as the case may be, pursuant to a written instrument in form and substance reasonably acceptable to the Corporation. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Holders are also for the benefit of, and enforceable by, any subsequent or successor Holder.

(f) Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient but, if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Corporation at the address specified below and to any party subject to this Agreement at such address as indicated on the Schedule I hereto, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by providing prior written notice of the change to the sending party as provided herein. The Corporation’s address is:

GoHealth, Inc.

214 West Huron St.

Chicago, Illinois 60654

Attn: General Counsel

With a copy to:

Sidley Austin LLP

One South Dearborn

23

Chicago, Illinois 60603

Attn: Jonathan A. Blackburn, Gary D. Gerstman and Samir A. Gandhi

Email: [ ]; [ ]; and [ ]

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

(g) Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the immediately following Business Day.

(h) Governing Law. This Agreement, and any related disputes, controversies, claims, and similar actions hereunder and thereunder, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 14(h), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 14(f) or Schedule I shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. The parties hereto agree that a final judgment in any suit or proceeding in connection with this Agreement or the transactions contemplated hereby adjudicated in accordance with this Section 14(h) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

24

(i) MUTUAL WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 14(I).

(j) No Recourse. Notwithstanding anything to the contrary in this Agreement, the Corporation and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any Holder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(k) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(l) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(m) Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(n) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

25

(o) Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

* * * * *

26

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

GOHEALTH, INC.

By:
Name:
Title:

ANTHEM INSURANCE COMPANIES, INC.

By:
Name:
Title:

GH 22 HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SCHEDULE I

Holder	Holder Address
Anthem Insurance Companies, Inc.	220 Virginia Avenue
Indianapolis, IN 46204
Attention: Vincent Scher
E-mail: [ ]
With a copy (which shall not constitute actual or constructive notice) to:

Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center
Minneapolis, MN 55402
Attention: Jonathan Zimmerman
E-mail: [ ]

GH 22 Holdings, Inc.	On file with the Company

EXHIBIT E

FORM 8-K